Exhibit 4.4
Execution Copy
SERIES A PREFERRED SHARE AND WARRANT PURCHASE AGREEMENT
     THIS SERIES A PREFERRED SHARE AND WARRANT PURCHASE AGREEMENT (the “Agreement”) is made as of July 16, 2007, by and among PROFIT STAR LIMITED, an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands (the “Company”), SEQUOIA CAPITAL CHINA II, L.P., a company duly incorporated and validly existing under the Laws of the Cayman Islands (“Sequoia Capital” or the “Investor”), ZHU Qinyi (), SONG Tao (), QU Li (), TANG Yan (), XIA Zhiyi
(), JIN Zi (), QU Guoping (), WU Wenjie (), WANG Zhe (), YAN Qing (), ZENG Rui () and SHAO Wanyan (), each a citizen of the PRC (collectively the “Founders” and each, a “Founder ”), XPLANE LIMITED, a company duly incorporated and validly existing under the Laws of the British Virgin Islands (the “Founders Holdco”), PUSIDA (BEIJING) TECHNOLOGIES CO., LTD. ( () ), a wholly foreign owned enterprise duly organized and validly existing under the Laws of the PRC (the “WFOE”), HANGZHOU MIJIA TECHNOLOGIES CO., LTD. (), a company organized and existing under the Laws of the PRC (“Mijia”), and HANGSHOU SKY NETWORK TECHNOLOGIES CO., LTD.
(), a company organized and existing under the Laws of the PRC (“Sky”, together with Mijia, the “Domestic Companies” and each, a “Domestic Company”).
     Each of the Company, the Investor, the Founders, the Founders Holdco, the WFOE and the Domestic Companies shall be referred to individually as a “Party” and collectively as the “Parties”.
RECITALS
A.	Immediately prior to the Closing (as defined in Section 2.4(i)), the Founders (except Zhu Qinyi) own beneficially and of record one hundred percent (100%) of the equity interest of Mijia, Mijia and Zhu Qinyi own beneficially and of record one hundred percent (100%) of the equity interest of Sky. The Company owns beneficially and of record one hundred percent (100%) of the equity interest of the WFOE;

B.	Immediately prior to Closing, the Founders Holdco owns beneficially and of record one hundred percent (100%) of the issued and outstanding shares of the Company and the Founders own, directly or indirectly, one hundred percent (100%) of the issued and outstanding shares of the Founders Holdco;

C.	The Parties desire that through certain Restructuring Documents to be entered into by and among the Founders, the Domestic Companies and the WFOE, (i) substantially one hundred percent (100%) of the Domestic Companies’ business operations are to be controlled by the WFOE; and (ii) substantially one hundred percent (100%) of the income generated by the Domestic Companies is to be transferred to the WFOE; and

D.	The Investor wishes to subscribe for an aggregate of 250,000 Series A Preferred Shares of the Company pursuant to the terms and subject to the terms and conditions of this Agreement.
WITNESSETH

1	Series A Preferred Share and
Warrant Purchase Agreement

     THE PARTIES HEREBY AGREE AS FOLLOWS:
1	Definitions.
     Capitalized terms used herein shall have the meanings ascribed to them in Schedule 1 attached hereto.
2	Purchase and Sale of Series A Preferred Shares; Closing.
     2.1 Authorization.
     As of the Closing, the Company shall have an authorized share capital of US$50,000.00 comprising of 5,000,000 shares with a par value of US$0.01 per share. As of the Closing, the Company shall have authorized (a) the issuance at the Closing, pursuant to the terms and conditions of this Agreement, of at least 250,000 Series A Preferred Shares, having the rights, preferences, privileges and restrictions as set forth in the Memorandum and Articles, (b) reservation of at least 35,714 Series A Preferred Shares for the Series A Warrant and ESOP (if exercised by the Investor in accordance with Section 8.2); and (c) the issuance at the Closing of an aggregate of 750,000 Common Shares with a par value of US$0.01 per share, provided that immediately prior to the issuance of the Common Shares to the Founders Holdco, the ordinary shares of the Company owned by the Founders Holdco as of the date hereof shall be cancelled, converted to Common Shares and/or otherwise repurchased by the Company, so that the total number of Common Shares to be registered under the name of the Founders Holdco at the Closing shall be 750,000.
     2.2 Sale and Issuance of Series A Preferred Shares.
     (i) Subject to the terms and conditions of this Agreement, at the Closing, the Investor agrees to subscribe for and purchase, and the Company agrees to issue and sell to the Investor, an aggregate of 250,000 Series A Preferred Shares, par value US$0.01 per share, each having the rights and privileges as set forth in the Memorandum and Articles, at a per share purchase price of US$14 for an aggregate amount of consideration of US$3,500,000 (the “Series A Purchase Price”).
     (ii) The Parties agree that, if the Company’s consolidated booking revenue for the one year period from July 1, 2007 to June 30, 2008 (“First Year Period”) prepared in accordance with US GAAP or US IFRS and audited by an accounting firm approved by the Investor equals to or exceeds RMB70,000,000 (the “Triggering Event”), then the Investor shall increase the Series A Purchase Price from US$3,500,000 to US$5,000,000, and the additional US$1,500,000 (the “Additional Series A Purchase Price”) shall be paid by the Investor in accordance with Section 2.5.
     2.3 Issuance of Warrant.
     Subject to the terms and conditions hereof, at the Closing, the Company agrees to issue to the Investor, and the Investor hereby agrees to acquire from the Company, for a nominal warrant purchase price equal to US$1.00, a warrant (the “Series A Warrant”) to purchase up to an aggregate of (i) 35,714 Series A Preferred Shares, if the Triggering Event does not occur for the First Year Period, or (ii) 25,000 Series A Preferred Shares, if the Triggering Event occurred for the First Year Period (the “Warrant Shares”), at an exercise price equivalent to the Series A Purchase Price per share then in effect (to be adjusted based

2	Series A Preferred Share and
Warrant Purchase Agreement

on the Additional Series A Purchase Price), amounting to an aggregate exercise price of US$500,000. The Series A Warrants may be exercised at any time within 24 month after the Closing Date. The Parties agree that if the Series A Warrant is exercised before the occurrence of the Triggering Event, then (i) the Investor shall be entitled to purchase up to an aggregate of 25,000 Series A Preferred Shares at an exercise price equals to US$20.00 per Series A Preferred Share, and (ii) if the Triggering Event does not occur for the First Year Period after the exercise of the Warrant, then the exercise price shall be adjusted to US$14 per Series A Preferred Share and the Company shall issue up to 10,714 extra Series A Preferred Shares to the Investor at no additional cost within ten (10) business days. Specific terms and conditions of the Series A Warrants shall be set out in the Warrant to Purchase Series A Preferred Shares attached hereto as Exhibit D.
     2.4 Closing.
     (i) Subject to the satisfaction by the Company, the WFOE, the Domestic Companies, the Founders, and the Founders Holdco of the conditions set forth in Section 5, including but not limited to the completion of the transactions contemplated under the Plan of Restructuring, the purchase and sale of the Series A Preferred Shares and the Series A Warrant hereunder shall take place remotely via the exchange of documents and signatures on a date specified by the Parties, or by another method or at another time and date and at another location to be mutually agreed to by the Parties, (which time, date and place are designated as the “Closing”), which date shall be no later than five (5) Business Days after the satisfaction or waiver of each condition to the Closing set forth in Section 5 and Section 6 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date on which the Closing shall be held is referred to in this Agreement as the “Closing Date.”
     (ii) At the Closing, the Company shall (i) deliver to the Investor a certificate representing the Series A Preferred Shares purchased by such Investor hereunder as set forth on Exhibit A, and (ii) cause the Company’s share register to be updated to reflect the Series A Preferred Shares purchased by the Investor.
     (iii) At the Closing, the Investor shall (i) deliver an executed counterpart of this Agreement and the Ancillary Agreements to the Company and the Founders Holdco, and (ii) deposit the Series A Purchase Price as indicated on Exhibit A by wire transfer of immediately available U.S. dollar funds into the Closing Account.
     2.5 Closing Account.
     (i) Payment of the Series A Purchase Price shall be made by the Investor to the Company on the Closing Date by remittance of immediately available fund to the following bank account of the Company, which shall be an interest bearing account with a reputable bank agreed upon among the Investor, the Company and the Founders (the “Closing Account”):

Account Bank:	Standard Chartered Bank Shenzhen Branch
Account Name:	PROFIT STAR LIMITED
Account No.:
     (ii) Subject to the fulfillment of the Triggering Event described in Section 2.2(ii), payment of the Additional Series A Purchase Price shall be made by the Investor to the

3	Series A Preferred Share and
Warrant Purchase Agreement

Company by remittance of immediately available fund to the Closing Account within seven (7) Business Days after the Investor receives a written payment notice from the Company.
     (iii) All bank charges and related expenses for remittance and receipt of funds shall be for the account of the Company. The Company and Sequoia Capital shall be co-signatories to the Closing Account and no disbursement shall be made from the Closing Account without the signature of each of the signatories designated by the Company and Sequoia Capital. The Company shall provide seven (7) days prior notice to Sequoia Capital of any planned disbursement from the Closing Account, and any disbursement from the Closing Account shall require the written approval of the majority of the board of directors of the Company, including the Chairman of the Board of the Company and the director appointed by the Investor, provided that the first disbursement from the Closing Account shall be at least US$3,000,000, which shall be used for increasing the registration capital of the WOFE or any other purpose approved by the Investor.
     2.6 Termination of Agreement.
     This Agreement may be terminated before the Closing as follows:
     (i) at the election of the Company, the Founders Holdco or Sequoia Capital on or after the date that is ninety (90) days after the Execution Date (the “Termination Date”), if the Closing shall not have occurred on or before such date, provided that the delay in the Closing is not a result of a delay in receiving the approval of a required Government Authority, and provided further that: (i) the terminating party is not in material default of any of its obligations hereunder, and (ii) the right to terminate this Agreement pursuant to this Section 2.6(i) shall not be available to any party whose breach of any provision of this Agreement has been the cause of, or resulted, directly or indirectly, in, the failure of the Closing to be consummated by the Termination Date;
     (ii) by mutual written consent of Company, the Founders Holdco and the Investor as evidenced in writing signed by each of the Company, the Founders Holdco and the Investor;
     (iii) by Sequoia Capital in the event of any material breach or violation of any representation or warranty, covenant or agreement contained herein or in any of the other Transaction Documents by the Company, the Founders the Founders Holdco, or the Domestic Companies; or
     (iv) by the Company, the Founders Holdco, the Domestic Companies in the event of any material breach or violation of any representation or warranty, covenant or agreement contained herein or in any of the other Transaction Documents by the Investor.
     In the event of termination by the Company, the Founders Holdco and/or the Investor pursuant to Section 2.6 hereof, written notice thereof shall forthwith be given to the other Party, and this Agreement shall terminate, and the purchase of the Series A Preferred Shares and Series A Warrants hereunder shall be abandoned, without further action by the Company, the Founders Holdco or the Investor.
     2.7 Effect of Termination.
     In the event that this Agreement is validly terminated pursuant to Section 2.6, then

4	Series A Preferred Share and
Warrant Purchase Agreement

each of the Parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Company, the Founders Holdco or the Investor; provided that no such termination shall relieve any party hereto from liability for any breach of this Agreement. The provisions of this Section 2.7, Section 7, Section 9.9 and Section 9.13 hereof shall survive any termination of this Agreement.
3	Representations and Warranties of the Company, the Founders Holdco, the Founders and the Domestic Companies.
     The Company, the Founders Holdco, the WFOE, the Founders and the Domestic Companies, jointly and severally, represent and warrant to the Investor that the statements contained in this Section 3 are true, correct and complete with respect to each member of the Company Group, on and as of the Execution Date and the date of the Closing Date, except as set forth on the Disclosure Schedule attached hereto as Exhibit E (the “Disclosure Schedule”), which exceptions shall be deemed to be representations and warranties as if made hereunder.
     3.1 Organization, Good Standing; Due Authorization.
     Each member of the Company Group and the Founders Holdco is duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation. Each member of the Company Group and the Founders Holdco has all requisite legal and corporate power and authority to carry on its business as now conducted, and is duly qualified to transact business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on such Person.
     3.2 Authorization; Consents
     Each of the Company, the Founders Holdco, the WFOE and the Domestic Companies has all requisite legal and corporate power, and has taken all corporate action necessary, for each to properly and legally authorize, execute and deliver this Agreement and each of the Transaction Documents to which it is a party, and to carry out its respective obligations hereunder and thereunder. The authorization and issuance of all of (A) the Series A Preferred Shares and Series A Warrant being sold under this Agreement, (B) the Warrant Share issuable upon exercise of the Series A Warrant, (C) the Common Shares issuable upon conversion of the Series A Preferred Shares and the Warrant Shares, has been taken or will be taken prior to the Closing. This Agreement, each of the Transaction Documents to which the Company, the Domestic Companies and/or the WFOE is party, when executed and delivered by the Company, the Domestic Companies and/or the WFOE, will constitute the valid and legally binding obligation of the Company, the Domestic Companies and/or the WFOE, as the case may be, and enforceable against such Person in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The issuance of any Series A Preferred Shares, Warrant Shares or Conversion Shares is not subject to any preemptive rights or rights of first refusal, or if any such preemptive rights or rights of first refusal exist, waiver of such rights has been obtained from the holders thereof. For the purpose only of this Agreement, “reserve,” “reservation” or similar words with respect to a specified number Common Shares or Series A Preferred Shares of the Company shall mean that the Company shall, and the Board of Directors of the

5	Series A Preferred Share and
Warrant Purchase Agreement

Company shall procure that the Company shall, refrain from issuing such number of shares so that such number of shares will remain in the authorized but unissued share capital of the Company until the conversion rights of the holders of any Convertible Securities exercisable for such shares are exercised in accordance with the Memorandum and Articles or otherwise.
     3.3 Valid Issuance of Series A Preferred Shares, Series A Warrant; Consents.
     (i) The Series A Preferred Shares and the Series A Warrant, when issued and sold to the Investor in accordance with the terms of this Agreement, the Warrant Shares when issued in accordance with the Series A Warrant, and the Conversion Shares, when issued upon conversion of Series A Preferred Shares and Warrant Shares, will be duly and validly issued, fully paid and non-assessable, free from any Liens and will be free of restrictions on transfer (except for any restrictions on transfer under applicable securities laws). The Common Shares issuable upon conversion of the Series A Preferred Shares and the Series A Warrant, when issued and sold to the Investor in accordance with the terms of this Agreement, have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Memorandum and Articles, will be duly and validly issued, fully paid and non-assessable, free from any liens and will be free of restrictions on transfer (except for any restrictions on transfer under applicable securities laws).
     (ii) Except as set forth in Section 3.3(ii) of the Disclosure Schedule, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of the Company is required in connection with the valid execution, delivery and consummation of the transactions contemplated by this Agreement or the Ancillary Agreements or the offer, sale, issuance or reservation for issuance of the Series A Preferred Shares and Warrant Shares.
     (iii) Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 4 of this Agreement, the offer, sale and issuance of all Series A Preferred Shares, Conversion Shares and Warrant Shares as contemplated by this Agreement and the Ancillary Agreements, are exempt from the qualification, registration and prospectus delivery requirements of the Securities Act and any applicable securities laws.
     (iv) All presently outstanding Common Shares of the Company were duly and validly issued, fully paid and non-assessable, and are free and clear of any liens and free of restrictions on transfer (except for any restrictions on transfer under applicable securities laws) and have been issued in compliance in all material respects with the requirements of all applicable securities laws and regulations, including, to the extent applicable, the Securities Act.
     3.4 Capitalization and Voting Rights.
     (i) The Plan of Restructuring sets forth the complete and accurate shareholding structure of the Company Group, including but not limited, to: (i) all record and beneficial owners of each member of the Company Group; and, (ii) all share capital or registered capital of each member of the Company Group. All share capital or registered capital of each member of the Company Group have been duly and validly issued (or subscribed for) and fully paid and are non-assessable. All share capital or registered capital of each member of the Company Group is free of Liens and any restrictions on transfer (except for any restrictions on transfer under applicable laws). No share capital or registered capital of any member of the Company Group was issued or subscribed to in violation of the preemptive

6	Series A Preferred Share and
Warrant Purchase Agreement

rights of any person, terms of any agreement or any laws, by which each such Person at the time of issuance or subscription was bound. Except as set forth in Section 3.4 of the Disclosure Schedule, (i) there are no resolutions pending to increase the share capital or registered capital of any member of the Company Group; (ii) there are no outstanding options, warrants, proxy agreements, pre-emptive rights or other rights relating to the share capital or registered capital of any member of the Company Group, other than as contemplated by this Agreement; (iii) there are no outstanding Contracts or other agreements under which any member of the Company Group or any other Person purchases or otherwise acquires, or has the right to purchase or otherwise acquire, any interest in the share capital or registered capital of any member of the Company Group; (iv) there are no dividends which have accrued or been declared but are unpaid by any member of the Company Group; and (v) there are no outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to any member of the Company Group.
     (ii) Immediately prior to the Closing, the authorized capital of the Company shall consist of:
          (a) Common Shares. A total of 4,689,286 authorized Common Shares, of which 750,000 are issued and outstanding. Exhibit F attached hereto is a true and correct Capitalization Table for the Company. The rights, privileges and preferences of Common Shares are as stated in the Memorandum and Articles and the Ancillary Agreements.
          (b) Preferred Shares. A total of 310,714 authorized preferred shares, all of which are designated as Series A Preferred Shares, none of which are issued and outstanding. The rights, privileges and preferences of the Series A Preferred Shares will be as stated in the Memorandum and Articles and the Ancillary Agreements.
          (c) Options, Warrants, Reserved Shares. The Company has authorized sufficient (A) Common Shares for issuance upon conversion of the Series A Preferred Shares and Warrant Shares; (B) Common Shares for issuance upon exercise of the ESOP; and (C) Series A Preferred Shares for possible issuance upon exercise of the Series A Warrant and/or ESOP (in accordance with Section 8.2). Except for (1) the conversion privileges of the Series A Preferred Shares and Warrant Shares, (2) the participation rights and other similar rights provided in the Ancillary Agreements, and (3) up to 100,000 Common Shares (and options and warrants therefor) reserved for issuance to the Senior Managers, or other employees, advisors, directors or consultants of the Company Group, and the Founders Holdco or the Investor pursuant to the Company’s ESOP to be approved by the Compensation Committee, representing 10% of all the outstanding Common Shares and Series A Preferred Shares of the Company immediately after the Closing on a fully-diluted basis, and (4) as contemplated hereby, there are no options, warrants, reserved shares, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the shares of the Company before the Closing. Apart from the exceptions noted in this Section 3.4 and the Ancillary Agreements, no shares of the Company’s outstanding share capital, or shares issuable upon exercise or exchange of any outstanding options or other shares issuable by the Company, are subject to any participation rights, rights of first refusal or other rights to purchase such shares.
          (d) Except as set forth above and except for (i) the conversion privileges of the Series A Preferred Shares, Series A Warrant, and (ii) certain rights provided in the Ancillary Agreements, there are no outstanding options, securities, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholders agreements,

7	Series A Preferred Share and
Warrant Purchase Agreement

or agreements of any kind for the purchase or acquisition from the Company of any of its Equity Securities. Except as contemplated hereby and as set forth in Section 3.4(ii)(d) of the Disclosure Schedule, the Company is not a party or subject to any agreement that affects or relates to the voting or giving of written consents with respect to any security of the Company.
     (iii) The Company is the sole owner of one hundred percent (100%) of the equity interest of the WFOE.
     3.5 Tax Matters.
     (i) The provisions for taxes as shown on the balance sheet included in the Financial Statements (as defined in Section 3.7 below) are sufficient in all material respects for the payment of all accrued and unpaid applicable taxes of the Company Group as of the date of each such balance sheet, whether or not assessed or disputed as of the date of each such balance sheet. Except as set forth in Section 3.5 of the Disclosure Schedule, there have been no extraordinary examinations or audits of any tax returns or reports by any applicable Governmental Authority. Except as set forth in Section 3.5 of the Disclosure Schedule, each member of the Company Group has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed (to the extent applicable), all such returns are correct and complete, and each member of the Company Group has paid all taxes that have become due, or have reflected such taxes in accordance with US GAAP as a reserve for taxes on the Financial Statements. There are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.
     (ii) No member of the Company Group is, nor expects to become, a “controlled foreign corporation” within the meaning of Section 957 of the Code or a passive foreign investment company as described in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”).
     (iii) No shareholder of any member of the Company Group, solely by virtue of its status as shareholder of such member of the Company Group, has personal liability under local law for the debts and claims of such member of the Company Group. There has been no communication from any tax authority relating to or affecting the tax classification of any member of the Company Group.
     (iv) The Founders Holdco has complied with applicable PRC tax Laws.
     3.6 Books and Records.
     Each member of the Company Group maintains in all material respects its books of accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior practice, and which permits its Financial Statements to be prepared in accordance with generally accepted accounting principles in the PRC.
     3.7 Financial Statements.
     Section 3.7 of the Disclosure Schedule sets forth, and the Company has delivered to the Investor, (a) the unaudited consolidated statements of operations of the Domestic Companies for the fiscal year ending December 31, 2006 prepared by the Domestic Companies in accordance with PRC GAAP, (b) the unaudited consolidated balance sheets of the Domestic Companies as of December 31, 2006 prepared by the Domestic Companies in

8	Series A Preferred Share and
Warrant Purchase Agreement

accordance with PRC GAAP, (c) the unaudited consolidated statements of operations of the Domestic Companies for the five (6) month period ending on May 31, 2007, and (d) the unaudited consolidated balance sheet of the Domestic Companies for the five month period ending on May 31, 2007 (the “Statement Date”) (collectively, the “Financial Statements”). The Financial Statements are complete and correct in all material respects and present fairly the financial condition and position of the Domestic Companies as of their respective dates, in each case except as disclosed therein and except for the absence of notes.
     3.8 Changes.
     Since the Statement Date, except as contemplated by this Agreement and except as set forth in Section 3.8 of the Disclosure Schedule, there has not been:
     (i) any change in the assets, liabilities, financial condition or operations of any member of the Company Group from that reflected in the Financial Statements, other than changes in the ordinary course of business, or other changes which would not reasonably be expected to have a Material Adverse Effect on any member of the Company Group;
     (ii) any resignation or termination of any Senior Manager or key employee of any member of the Company Group;
     (iii) any satisfaction or discharge of any Lien or payment of any obligation by any member of the Company Group, except those made in the ordinary course of business or those that are not material to the assets, properties, financial condition, or operation of such entities (as such business is presently conducted);
     (iv) any change, amendment to or termination of a Material Contract (as defined below in Section 3.11(i));
     (v) any change in any compensation arrangement or agreement with any Senior Manager of any member of the Company Group;
     (vi) any sale, assignment or transfer of any Intellectual Property of any member of the Company Group, other than in the ordinary course of business or which would not reasonably be expected to have a Material Adverse Effect on any member of the Company Group;
     (vii) any declaration, setting aside or payment or other distribution in respect of any member of the Company Group’s capital shares, or any direct or indirect redemption, purchase or other acquisition of any of such shares by any member of the Company Group other than the repurchase of capital shares from employees, officers, directors or consultants pursuant to agreements approved by the Board of Directors of the such Person;
     (viii) any failure to conduct business in the ordinary course, consistent with such member of the Company Group’s past practices;
     (ix) any damages, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operation or business of any member of the Company Group;
     (x) any event or condition of any character which might have a Material Adverse Effect on the assets, properties, financial condition, operation or business of any member of

9	Series A Preferred Share and
Warrant Purchase Agreement

the Company Group, but excluding any of the foregoing resulting from general economic conditions or from conditions that generally affect the industry of such member of the Company Group (other than changes that have a materially disproportionate effect on such Person); or
     (ix) any agreement or commitment by any member of the Company Group to do any of the things described in this Section 3.8.
     3.9 Litigation.
     Except as set forth in Section 3.9 of the Disclosure Schedule, there is no action, suit, or other court proceeding pending or threatened, against any member of the Company Group. To the best knowledge of the Company, the Founders, the WFOE and the Domestic Companies, there is no investigation pending or threatened against any member of the Company Group. There is no action, suit, proceeding or investigation pending or threatened against any Senior Manager of any member of the Company Group in connection with their respective relationship with such Person, as the case may be. There is no judgment, decree, or order of any court or Governmental Authority in effect and binding of any member of the Company Group or its assets or properties. There is no court action, suit, proceeding or investigation by any member of the Company Group which such Person intends to initiate against any third party. No Government Authority has at any time materially challenged or questioned in writing the legal right of any member of the Company Group to conduct its business as presently being conducted.
     3.10 Liabilities.
     Except as set forth in Section 3.10 of the Disclosure Schedule or arising under the instruments set forth in Section 3.11 of the Disclosure Schedule, the Domestic Companies and the WFOE have no liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for (i) liabilities set forth in the Financial Statements, (ii) trade or business liabilities incurred in the ordinary course of business, and (iii) other liabilities that do not exceed US$10,000 in the aggregate.
     3.11 Commitments.
     (i) Section 3.11 of the Disclosure Schedule contains a complete and accurate list of all Contracts to which any member of the Company Group is bound that involve (a) obligations (contingent or otherwise) or payments to any member of the Company Group in excess of US$20,000, (b) the license or transfer of Intellectual Property or other proprietary rights to or from any member of the Company Group, (c) any Contracts that affect the assets, properties, financial condition, operation or business of any member of the Company Group in material respects, including but not limited to any Contract having an effective term of more than one (1) year or payments in excess of US$20,000 (collectively, the “Material Contracts”).
     (ii) Except as set forth in Section 3.11 of the Disclosure Schedule, there are no Contracts of any member of the Company Group containing covenants that in any material way purport to restrict the business activity of such member of the Company Group or limit in any material respect the freedom of such member of the Company Group to engage in any line of business that it is currently engaged in, to compete in any material respect with any entity or to obligate in any material respect such member of the Company Group to share,

10	Series A Preferred Share and
Warrant Purchase Agreement

license or develop any product or technology.
     (iii) All of the Material Contracts are valid, subsisting, in full force and effect and binding upon the respective member of the Company Group and to the other parties thereto.
     (iv) Each member of the Company Group has in all material respects satisfied or provided for all of its liabilities and obligations under the Material Contracts requiring performance prior to the date hereof, is not in default in any material respect under any Material Contract, nor does any condition exist that with notice or lapse of time or both would constitute such a default. The Company, the Founders Holdco and the Domestic Companies are not aware of any material default thereunder by any other party to any Material Contract or any condition existing that with notice or lapse of time or both would constitute such a material default, or give any Person the right to declare a material default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, a Material Contract.
     (v) No member of the Company Group has given to, or received from, any Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential material violation or material breach of, or material default under, any Material Contract.
     3.12 Compliance with Laws.
     (i) Except as set forth in Section 3.12(i) of the Disclosure Schedule, each member of the Company Group is in compliance with all Laws or regulations that are applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets or properties, including any PRC governmental claims arising under any applicable PRC Laws that may require the registration or licensing of any Intellectual Property but excluding any third party claims.
     (ii) No event has occurred and no circumstance exists that (with or without notice or lapse of time) (a) may constitute or result in a violation by any member of the Company Group of, or a failure on the part of any member of the Company Group to comply with, any Law or regulation applicable to such member of the Company Group, or (b) may give rise to any obligation on the part of any member of the Company Group to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except for such violations or failures by such member of the Company Group that, individually or in the aggregate, would not result in any Material Adverse Effect on such entity.
     (iii) No member of the Company Group has received any written notice from any Governmental Authority regarding (a) any actual, alleged, possible, or potential material violation of, or material failure to comply with, any Law, or (b) any actual, alleged, possible, or potential material obligation on the part of any member of the Company Group to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.
     (iv) To the Company’s, Founders’, the WFOE’s and the Domestic Companies’ best knowledge, no member of the Company Group, nor any director, agent, employee or any other person acting for or on behalf of any member of the Company Group, has directly or indirectly (a) made any contribution, gift, bribe, payoff, influence payment, kickback, or any other fraudulent payment in any form, whether in money, property, or services to any Public Official or otherwise (A) to obtain favorable treatment in securing business for any member

11	Series A Preferred Share and
Warrant Purchase Agreement

of the Company Group, (B) to pay for favorable treatment for business secured, or (C) to obtain special concessions or for special concessions already obtained, for or in respect of the any member of the Company Group, in each case which would have been in violation of any applicable Law or (b) established or maintained any fund or assets in which any member of the Company Group shall have proprietary rights that have not been recorded in the books and records of such Person.
     (v) All consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings by or with any governmental authority and any third party which are required to be obtained or made by each Company Group and each Founder in connection with the consummation of the transactions contemplated hereunder shall have been obtained or made prior to and be effective as of the Closing, including but not limited to, all approvals and registration required by the State Administration of Foreign Exchange (the “SAFE”) under the Circular of the State Administration of Foreign Exchange on Relevant Issues concerning Foreign Exchange Administration of Financing and Inbound Investment through Offshore Special Purpose Companies by PRC Residents
() issued by the SAFE on October 21, 2005 (“Circular 75”) and any of its implementing measures or guidelines.
     (vi) The Domestic Companies have never produced, reproduced, disseminated or transmitted any information with content that:
          (a) opposes the fundamental principles determined in the Constitution of PRC;
          (b) compromises the state security of PRC, discloses state secrets of PRC, subverts the state power of PRC or damages national unity of PRC;
          (c) harms the dignity or interests of PRC;
          (d) incites ethnic hatred or racial discrimination or damages inter-ethnic unity;
          (e) sabotages the state religious policy of PRC or propagates heretical teachings or feudal superstitions;
          (f) disseminates rumors, disturbs social order or disrupts social stability;
          (g) propagates obscenity, pornography, gambling, violence, murder or fear or incites the commission of crimes;
          (h) insults or slanders a third party or infringes upon the lawful rights and interests of a third party; or
          (i) includes other content prohibited by laws or administrative regulations of PRC.
     3.13 Title; Liens; Permits.
     (i) Each member of the Company Group has good and marketable title to all the tangible properties and assets reflected in its books and records, whether real, personal, or

12	Series A Preferred Share and
Warrant Purchase Agreement

mixed, purported to be owned by such Person, free and clear of any Liens, other than Permitted Liens. With respect to the tangible property and assets it leases, each member of the Company Group is in compliance in all material respects with such leases and holds a valid leasehold interest free of any Liens, other than Permitted Liens. Each member of the Company Group owns or leases all tangible properties and assets necessary to conduct in all material respects its business and operations as presently conducted.
     (ii) Except as set forth in Section 3.13(ii) of the Disclosure Schedule, each member of the Company Group has all material franchises, authorizations, approvals, permits, certificates and licenses (“Permits”) necessary for its business and operations as now conducted or planned to be conducted under the Plan of Restructuring, the Business Plan and current budget, and believes that each member of the Company Group can renew continue to hold such Permits without undue burden or expense, including but not limited to any special approval or permits required under the Laws of the PRC for the Domestic Companies to engage in its business. No member of the Company Group is in default in any material respect under any such Permits.
     3.14 Subsidiaries.
     No member of the Company Group owns or Controls, directly or indirectly, any interest in any other Person and is not a participant in any joint venture, partnership or similar arrangement. Section 3.14 of the Disclosure Schedule lists each Person (other than a natural person) that is, directly or indirectly, controlled by each member of the Company Group.
     3.15 Compliance with Other Instruments.
     (i) No member of the Company Group is in violation, breach or default of its articles of association except for such violation, breach or default that would not result in a Material Adverse Effect on such entity. The execution, delivery and performance by the Company of and compliance with each of the Transaction Documents, and the consummation of the transactions contemplated thereby, will not result in any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, a default under (a) the articles of association of any member of the Company Group, (b) any Material Contract, (c) any judgment, order, writ or decree or (d) to the best knowledge of the Company, the Founders, the WFOE and the Domestic Companies, any applicable Law.
     (ii) The execution and delivery of this Agreement do not, and the performance by the Founders Holdco of the transactions contemplated hereby or thereby will not violate, conflict with, or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or give any party the right to terminate or accelerate any obligation under, any of the terms, conditions, or provisions of any agreement or other instrument or obligation to which the Founders Holdco is a party or by which it may be bound.
     3.16 Related Party Transactions.
     Except as set forth in Section 3.16 of the Disclosure Schedule, no officer or director of the Domestic Companies or the WFOE or any “affiliate” or “associate” (as those terms are defined in Rule 405 promulgated under the Securities Act) of any of them (each of the foregoing, a “Related Party”), has any material agreement, understanding, proposed

13	Series A Preferred Share and
Warrant Purchase Agreement

transaction with, or is materially indebted to, any member of the Company Group, nor is any member of the Company Group materially indebted (or committed to make loans or extend or guarantee credit) to any Related Party (other than for accrued salaries, reimbursable expenses or other standard employee benefits). No Related Party has any material direct or indirect ownership interest in any firm or corporation with which any member of the Company Group is affiliated or with which any member of the Company Group has a business relationship, or any firm or corporation that competes with any member of the Company Group (except that Related Parties may own less than 1% of the stock of publicly traded companies that engage in the foregoing). No Related Party has, either directly or indirectly, a material interest in: (a) any Person which purchases from or sells, licenses or furnishes to any member of the Company Group any goods, property, intellectual or other property rights or services; or (b) any Contract to which any member of the Company Group is a party or by which it may be bound or affected. For purposes of this Section 3.16 only, the term “material” or “materially” shall mean an obligation or interest in excess of US$10,000.
     3.17 Intellectual Property Rights.
     (i) Each member of the Company Group owns or otherwise has the right or license to use all Intellectual Property material to their business as currently conducted without any violation or infringement of the rights of others, free and clear of all Liens other than Permitted Liens. Section 3.17(i) of the Disclosure Schedule contains a complete and accurate list of all Intellectual Property owned, licensed to or used by all members of the Company Group, whether registered or not, and a complete and accurate list of all licenses granted by any member of the Company Group to any third party with respect to any Intellectual Property. There is no pending or threatened, claim or litigation against any member of the Company Group, contesting the right to use its Intellectual Property, asserting the misuse thereof, or asserting the infringement or other violation of any Intellectual Property of any third party. All material inventions and material know-how conceived by employees of each member of the Company Group, including the Founders, and related to the businesses of such Person were “works for hire,” and all right, title, and interest therein, including any applications therefore, were transferred and assigned to such member of the Company Group.
     (ii) No proceedings or claims in which any member of the Company Group alleges that any person is infringing upon, or otherwise violating, its Intellectual Property rights are pending, and none has been served, instituted or asserted by a member of the Company Group.
     (iii) None of the Senior Managers or employees of any member of the Company Group or the Founders is obligated under any Contract (including a Contract of employment), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company Group, or that would conflict with the business of any member of the Company Group as presently conducted. To the best knowledge of the Company, the Founders, the WFOE and the Domestic Companies, it will not be necessary to utilize in the course of the any member of the Company Group’s business operations any inventions of any of the employees of any member of the Company Group made prior to their employment by the such member of the Company Group, except for inventions that have been validly and properly assigned or licensed to such member of the Company Group as of the date hereof.
     (iv) Each member of the Company Group has taken all security measures that in

14	Series A Preferred Share and
Warrant Purchase Agreement

the judgment of such Person are commercially prudent in order to protect the secrecy, confidentiality, and value of its material Intellectual Property.
     (v) No Public Software forms part of the any product or service provided by any member of the Company Group (“CG Product or Service”) and no Public Software was or is used in connection with the development of any CG Product or Service or is incorporated into, in whole or in part, or has been distributed with, in whole or in part, any CG Product or Service. As used in this Section 3.17(v), “Public Software” means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software (as defined by the Free Software Foundation), open source software (e.g., Linux or software distributed under any license approved by the Open Source Initiative as set forth www.opensource.org) or similar licensing or distribution models which require the distribution or making available of source code as well as object code of the software to licensees without charge (except for the cost of the medium) and (b) the right of the licensee to modify the software and redistribute both the modified and unmodified versions of the software , including software licensed or distributed under any of the following licenses: (i) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the BSD License; or (vi) the Apache License.
     3.18 Entire Business.
     There are no material facilities, services, assets or properties shared with any entity other than the members of the Company Group which are used in connection with the business of the Domestic Companies.
     3.19 Labor Agreements and Actions.
     Except as set forth in Section 3.19 of the Disclosure Schedule, and except as required by Law, no member of the Company Group is a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement. Each member of the Company Group has complied in all material respects with all applicable Laws related to employment, and no member of the Company Group has any union organization activities, threatened or actual strikes or work stoppages or material grievances. No member of the Company Group is bound by or subject to (and none of their assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union.
     3.20 Specific Events.
     Since the Statement Date, except as set forth in the Financial Statements or in Section 3.20 of the Disclosure Schedule, no member of the Company Group has (a) declared, paid or committed to pay any dividends or authorized, made or committed to make any distribution upon or with respect to any of its securities, (b) incurred or committed to incur any indebtedness for money borrowed in excess of US$10,000 individually or US$50,000 in the aggregate that is currently outstanding, (c) made or committed to make any loans or advances to any individual, other than ordinary advances for travel or other bona fide business-related expenses or (d) waived or committed to waive any material right of value.
     3.21 Business Plan and Budget.

15	Series A Preferred Share and
Warrant Purchase Agreement

     The Founders Holdco has delivered to the Investor on or before the Closing a business plan and budget for the twelve months following the Closing. Such Business Plan was prepared in good faith based upon assumptions and projections which the Founders Holdco believes are reasonable and not materially misleading.
     3.22 Employee Intellectual Property and Confidentiality Agreement.
     Each employee of each member of the Company Group has entered into an Intellectual Property and Confidentiality Agreement, substantially similar in all material respects in a form acceptable to the Investor.
     3.23 Disclosure.
     No representation or warranty of the Company, the Domestic Companies or the Founders Holdco contained in this Agreement, the Ancillary Agreements, or any certificate furnished or to be furnished to the Investor at the Closing (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.
     3.24 Environmental and Safety Laws.
     None of the Company Group is in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.
     3.25 Exempt Offering.
     The offer and sale of the Series A Purchased Shares and Series A Warrant pursuant to this Agreement are exempt from the registration requirements of the Act and from the registration or qualification requirements of any other applicable securities laws and regulations, and the issuance of the Warrant Shares upon possible exercise of the Series A Warrant and the issuance of the Conversion Shares in accordance with the Memorandum and Articles, will be exempt from such registration or qualification requirements.
     3.26 Representations and Warranties Relating to the Founders
     Except for those set forth in Section 3.26 of the Disclosure Schedule,
     (i) None of the Founders presently owns or controls, and will as of the Closing own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.
     (ii) None of the Founders presently and will as of the Closing own, manage, operate, finance, join, or control, or participate in the ownership, management, operation, financing or control of, or be associated as a director, senior management, partner, lender, investor or representative in connection with, any business or corporation, partnership, or organization which competes with the principal business conducted by the Company Group or with which a Company Group has a business relationship.
     (iii) There is no action, suit, proceeding, claim, arbitration or investigation pending

16	Series A Preferred Share and
Warrant Purchase Agreement

against any of the Founders in connection with his involvement with any member of the Company Group. No Founder is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no action, suit, proceeding, claim, arbitration or investigation which a Founder intends to initiate in connection with his involvement with any member of the Company Group.
4	Representations and Warranties of the Investor.
     The Investor hereby represents and warrant to the Company and the Founders Holdco that the statements contained in this Section 4 with respect to such Investor are correct and complete as of the date of this Agreement and on and as of the date of the Closing with the same effect as if made on and as of the date of the Closing.
     (i) Such Investor is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation.
     (ii) Such Investor has all requisite legal and corporate power and authority, and has taken all corporate action necessary to properly and legally authorize, execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party, and to carry out its respective obligations hereunder and thereunder, and this Agreement and each of the Ancillary Agreements to which it is a party, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable against it in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Such
     (iii) The Series A Preferred Shares as well as the Series A Warrant will be acquired or accepted for investment purposes for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Investor does not have any present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that it has not been organized for the purpose of acquiring the Series A Preferred Shares, and it does not have any Contract with any Person to, directly or indirectly, sell, transfer or grant participations, with respect to any of the Series A Preferred Shares and has not solicited any Person for such purpose.
     (iv) Such Investor understands and acknowledges that the offering of the Series A Preferred Shares will not be registered or qualified under the Securities Act, or any applicable securities Laws on the grounds that the offering and sale of securities contemplated by this Agreement and the issuance of securities hereunder is exempt from registration or qualification, and that the Company’s reliance upon these exemptions is predicated upon the Investor’s representations in this Agreement. Such Investor further understands that no public market now exists for any of the securities issued by the Company and the Company has given no assurances that a public market will ever exist for the Company’s securities.
     (v) Such Investor is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect, under the Securities Act.

17	Series A Preferred Share and
Warrant Purchase Agreement

     (vi) Such Investor understands that the Series A Preferred Shares are characterized as “restricted securities” under U.S. federal securities Laws as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Such Investor understands that the Purchased Securities have not been qualified or registered under the Laws of any other jurisdiction and therefore may be viewed as restricted securities under any or all of such other applicable securities Laws.
     (vii) Such Investor understands that the certificates evidencing the Series A Preferred Shares may bear the following legend:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.”
5	Conditions of the Investor’s Obligations at Closing.
     The obligations of the Investor under Sections 2 of this Agreement, unless otherwise waived in writing by the Investor, are subject to the fulfillment of each of the following conditions on or before the Closing:
     5.1 Representations and Warranties.
     Except as set forth in the Disclosure Schedules, the representations and warranties of the Company, the Founders Holdco, the Founders, the WFOE and the Domestic Companies contained in Sections 3 shall be true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, except in either case for those representations and warranties (i) that already contain any materiality qualification, which representations and warranties, to the extent already so qualified, shall instead be true and correct in all respects as so qualified as of such respective dates and (ii) that address matters only as of a particular date, which representations will have been true and correct in all material respects (subject to clause (i)) as of such particular date.
     5.2 Performance.
     The Company, the Founders Holdco, the Founders, the WFOE and the Domestic Companies shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.
     5.3 Authorizations.
     The Company, the Founders Holdco, the Founders, the WFOE, and the Domestic Companies shall have obtained all authorizations, approvals, waivers or permits of any

18	Series A Preferred Share and
Warrant Purchase Agreement

Person or any Governmental Authority necessary for the consummation of all of the transactions contemplated by this Agreement and other Transaction Documents, including without limitation any authorizations, approvals, waivers or permits that are required in connection with the lawful issuance of the Series A Preferred Shares, the grant of the Series A Warrant pursuant to this Agreement and the transactions contemplated by the Plan of Restructuring, and all such authorizations, approvals, waivers and permits shall be effective as of the Closing. Each of the Founders shall have completed the registration and filing with the SAFE in accordance with the Circular 75, its implementing rules and guidelines.
     5.4 Closing Certificate.
     The director of the Company shall have executed and delivered to the Investor at the Closing a certificate (i) stating that, with respect to the Company only, the conditions specified in Sections 5.1, 5.2 and 5.3 hereto have been fulfilled, and (ii) attaching thereto (A) the Memorandum and Articles as then in effect, (B) copies of all resolutions of the Company’s shareholders and board of directors approving the transactions contemplated hereby, and (C) good standing certificates dated within fifteen (15) days prior to the Closing Date with respect to the Company from the applicable authority(ies) in the Cayman Islands.
     5.5 Proceedings and Documents.
     All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and the Investor shall have received all such counterpart original or other copies of such documents as it may reasonably request.
     5.6 Memorandum and Articles.
     The Memorandum and Articles shall have been duly amended by all necessary action of the Board of Directors and/or the members of the Company, as set forth in the forms attached hereto as Exhibit B-1 and Exhibit B-2, respectively, and such amendment shall have been duly filed with the Registrar of Companies of the Cayman Islands.
     5.7 Shareholders Agreement.
     The Company Group, the Founders and the Founders Holdco shall have executed and delivered to the Investor a Shareholders Agreement in the form attached hereto as Exhibit C-1.
     5.8 Right of First Refusal and Co-Sale Agreement.
     The Company, the Founders and the Founders Holdco shall have executed and delivered to the Investor the Right of First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit C-2.
     5.9 Execution of Series A Warrant.
     The Company shall have executed the delivered to the Investor the Series A Warrant in the form attached hereto as Exhibit D.
     5.10 Legal Opinion.

19	Series A Preferred Share and
Warrant Purchase Agreement

     The Investor shall have received from Beijing Tianyuan Law Firm, the PRC counsel to the Domestic Companies, an opinion, dated as of the Closing, in substantially the form attached hereto as Exhibit H. The Investor shall have received from a Cayman Islands legal counsel, an opinion, dated as of the Closing, in the form satisfactory to the Investor.
     5.11 Completion of Due Diligence.
     The Investor shall have satisfactorily completed their business, legal and financial due diligence review, including but not limited to the receipt by the Investor of the Financial Statements, with respect to each member of the Company Group, at the Company’s expense.
     5.12 Investment Committee Approval.
     The Investor’s investment committee shall have approved the execution of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.
     5.13 Restructuring Documents.
     The restructuring documents in the form attached hereto as Exhibit I (the “Restructuring Documents”) shall be been duly executed by the relevant parties thereto. The transactions contemplated under the Plan of Restructuring as shown in Exhibit G hereto, as may be amended from time to time as required by the Investor, shall have been completed as of the Closing, and each Founder shall have completed the registration with the SAFE pursuant to Circular 75, or any implementing rules or guidelines thereto or other legal requirements under PRC law in relation to the transactions contemplated under the Share Purchase Agreement and Plan of Restructuring.
     5.14 Confidentiality Agreement and Non-Competition and Non-Solicitation Agreement with the Company.
     Each Founder shall have entered into a Non-Competition and Non-Solicitation Agreement with the Company in the form and substance attached hereto as Exhibit J-1, and each Founder shall have entered into a Confidentiality Agreement with the Company in the form and substance attached hereto as Exhibit J-2.
     5.15 Employment Agreements.
     Each of the Senior Managers and the Founders who are also employees of the Company Group shall have entered into an employment agreement with the WFOE on terms and conditions satisfactory to the Investor. Each of other full time employees listed on Appendix V of the Disclosure Schedule shall have entered into an employment agreement with a Domestic Company on terms and conditions satisfactory to the Investor.
     5.16 Proprietary Information and Inventions Assignment Agreement, Non-Competition Agreement and Confidentiality Agreement with WFOE or Domestic Companies.
     Each of the directors, Senior Managers and the Founders who are also employees of the Company Group approved by the Investor shall have entered into a Proprietary Information and Inventions Assignment Agreement, Non-Competition Agreement and Confidentiality Agreement with the member of the Company Group to which he or she has

20	Series A Preferred Share and
Warrant Purchase Agreement

employment or service relationship, each case in a form acceptable to the Investor.
     5.17 Share Vesting Agreement.
     The Company, the Founders and the Founders Holdco shall have executed and delivered to the Investor a Share Vesting Agreement in the form attached hereto as Exhibit K (the “Share Vesting Agreement”). The Company, the Founders and the Founders Holdco agree that any amendment to the Share Vesting Agreement or any waiver or alternation of the rights and obligations thereunder shall be subject to the prior written consent of the Investor.
     5.18 Transfer of Intellectual Property Rights.
     Each of the Founders and Mijia shall have transferred to the WFOE or Sky all the intellectual properties currently under his/its name that are necessary for the principal business of the WFOE and the Domestic Companies. In particular, Mijia and the WFOE shall have entered into a Technology Transfer Agreement in the form and substance attached hereto as Exhibit L in connection with the transfer of technology “MYTHROAD”.
     5.19 Register of Members.
     The Investor shall have received a copy of the Company’s register of members, certified by a director of the Company as true and complete as of the date of the Closing, updated to show such Investor as the holder of its respective number of Series A Preferred Shares as of the Closing.
     5.20 Register of Directors.
     The Investor shall have received a copy of the Company’s register of directors, updated to show that the entry of the director appointed by Sequoia Capital.
     5.21 Compensation Committee.
     The Board of Director of the Company shall have established a compensation committee (the “Compensation Committee”), which shall include the member nominated by Sequoia Capital. The member nominated by Sequoia Capital shall have been granted the veto right on all decisions of the Compensation Committee.
     5.22 Closing Account.
     The Company shall have opened and maintained the Closing Account and any transaction in such account shall require the signatures of a person designated by the Company and a person designated by Sequoia Capital in accordance with Section 2.5(iii).
     5.23 Shareholder Loans.
     Each of the shareholder loans listed on Appendices II and IV of the Disclosure Schedule shall have been settled or repaid in accordance with the PRC Law.
     5.24 Termination of Investment Agreement.
     The Investment Agreement dated December 1, 2006 by and among the Founders (except Zhu Qinyi) shall have been terminated with no further effect prior to the Closing Date.

21	Series A Preferred Share and
Warrant Purchase Agreement

6	Conditions of the Company’s and the Founders Holdco’s Obligations at Closing.
     6.1 Representations and Warranties.
     The obligations of the Company, the Founders Holdco, the Founders, the WFOE and the Domestic Companies as of the Closing under this Agreement, unless otherwise waived in writing by them, are subject to the condition that the representations and warranties of the Investor contained in Section 4 shall be true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.
     6.2 Payment of Series A Purchase Price.
     The obligations of the Company, the Founders Holdco, the Founders, the WFOE and the Domestic Companies as of the Closing under this Agreement, unless otherwise waived in writing by them, are subject to the condition that the Investor shall be obligated to pay, via wire transfer, as the case may be, the Series A Purchase Price according to the provisions Section 2.4(iii).
7	Confidentiality.
     7.1 Disclosure of Terms.
     The terms and conditions of this Agreement, any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby, all exhibits and schedules attached hereto and thereto, and the transactions contemplated hereby and thereby (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any Party hereto to any third party except as permitted in accordance with the provisions set forth below.
     7.2 Permitted Disclosures.
     Notwithstanding the foregoing, the Company may disclose (i) the existence of the investment to its bona fide prospective investors, employees, bankers, lenders, accountants, legal counsels and business partners, or to any person or entity to which disclosure is approval in writing by the Investor and (ii) the Financing Terms to its current investors, employees, bankers, lenders, accountants and legal counsels, in each case only where such persons or entities are under appropriate nondisclosure obligations substantially similar to those set forth in this Section 7.2, or to any person or entity to which disclosure is approval in writing by the Investor. The Investor may disclose (i) the existence of the investment and the Financing Terms to any partner, limited partner, former partner, potential partner or potential limited partner of the Investor or other third parties and (ii) the fact of the investment to the public, in each case as it deems appropriate in its sole discretion. Any Party hereto may also provide disclosure in order to comply with applicable Laws, as set forth in Section 7.3 below.
     7.3 Legally Compelled Disclosure.
     In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to any applicable tax, securities, or other Laws and regulations of any jurisdiction) to disclose the existence of this Agreement or content of any of the

22	Series A Preferred Share and
Warrant Purchase Agreement

Financing Terms, such Party (the “Disclosing Party”) shall provide the other Parties with prompt written notice of that fact and shall consult with the other Parties regarding such disclosure. At the request of another Party, the Disclosing Party shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other Parties, seek a protective order, confidential treatment or other appropriate remedy. In any event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.
     7.4 Other Exceptions.
     Notwithstanding any other provision of this Section 7, the confidentiality obligations of the Parties shall not apply to: (a) information which a restricted Party learns from a third party having the right to make the disclosure, provided the restricted Party complies with any restrictions imposed by the third party; (b) information which is rightfully in the restricted Party’s possession prior to the time of disclosure by the protected Party and not acquired by the restricted Party under a confidentiality obligation; or (c) information which enters the public domain without breach of confidentiality by the restricted Party.
     7.5 Press Releases, Etc.
     No announcements regarding the Investor’s investment in the Company may be made by any Party hereto in any press conference, professional or trade publication, marketing materials or otherwise to the public without the prior written consent of the Investor and the Company, provided, that any such announcement made by any partner, limited partner, bona fide potential partner or bona fide potential limited partner of the Investor shall not be subject to the consent of the Company.
     7.6 Other Information.
     The provisions of this Section 7 shall terminate and supersede the provisions of any separate nondisclosure agreement executed by any of the Parties with respect to the transactions contemplated hereby, including the Sale of Series A Preferred Stock Term Sheet dated as of May 17, 2007.
     7.7 Notices.
     All notices required under this Section 7 shall be made pursuant to Section 9.7 of this Agreement.
8	Undertakings.
     After the Execution Date or the Closing Date (as the case maybe), the Company, the Founders, the Founders Holdco and the Investor agree as follows:
     8.1 Use of Proceeds from the Sale of Series A Preferred Shares and Warrant Shares.
     The proceeds from the sale of the Series Preferred Shares and the Warrant Shares shall be used for the business expansion, capital expenditures and general working capital in the principal business of the Company Group. Such proceeds may not be used for repaying any shareholder loan, or purchasing shares of other listed companies or corporate bonds or

23	Series A Preferred Share and
Warrant Purchase Agreement

any other negotiable securities.
     8.2 Employee Stock Option Plan.
     (a) Immediately after the Closing, the Compensation Committee of the Board of the Company shall adopt an employee stock option plan for the issuances of up to 100,000 Common Shares to the selected Senior Managers or other employees of the Company approved by the Investor (the “ESOP”), provided, however, that the terms of the ESOP shall be approved by the Compensation Committee of the Board and approved by the Investor. Option shall be granted at a minimum exercise price per share of no less than the purchase price for the Series A Preferred Shares or otherwise agreed by the Board of the Company, including the vote of the director appointed by Sequoia Capital.
     (b) Notwithstanding this Section 8.2(a) or any other provision to the contrary in this Agreement, the Parties hereto agree that, if during the First Year Period, any Common Shares (or any options or warrants thereto) (“ESOP Issuance Common Shares”) are issued from the pool of the ESOP, 25% of such ESOP Issuance Common Shares shall be first repurchased by the Company and such number of Series A Preferred Shares as equivalent to 25% of the ESOP Issuance Common Shares (“ESOP Issuance Series A Preferred Shares”) shall be issued to the Investor. The Parties further agree that (i) if the Triggering Event occurs for the First Year Period, all the ESOP Issuance Series A Preferred Shares issued to the Investor in accordance with this Section 8.2(b) shall be repurchased by the Company and such number of Common Shares equivalent to the ESOP Issuance Series A Preferred Shares shall be added back into the pool of the ESOP; (ii) if the Triggering Event fails to occur for the First Year Period, the Investor shall continue to be entitled to the ESOP Issuance Series A Preferred Shares. If there is no ESOP Issuance Common Shares issued during the First Year Period, and if the Triggering Event fails to occur for the First Year Period, then 25% of any ESOP Issuance Common Shares issued after the First Year Period shall be first repurchased by the Company and such number of ESOP Issuance Series A Preferred Shares as equivalent to 25% of such ESOP Issuance Common Shares shall be issued to the Investor. All the cash cost and expenses incurred in connection with the exercise of ESOP and the issuance/repurchase of Series A Preferred Shares or Common Shares in accordance with this Section 8.2(b)shall be borne by the Company.
     (c) The Company and the Founders Holdco shall use, and shall cause WFOE to use, their best efforts to obtain (or cause the Subsidiaries to obtain) all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary to adopt the ESOP in compliance with PRC Law and regulations, and will cooperate fully with the Investor in promptly seeking to obtain all such authorizations, consents, orders and approvals.
     8.3 Exclusivity
     From the Execution Date until the date that is five (5) Business Days after the satisfaction or waiver of each condition to the Closing set forth in Section 5 and Section 6 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), the Company, the Founders, the WFOE and the Domestic Companies agree not to (i) discuss the sale of any Common Shares or Convertible Securities of the Company with any third party, or (ii) to provide any information with respect to the Company to a third party in connection with a potential investment by such third party in the Common Shares or Convertible Securities of the Company, or (iii) to close

24	Series A Preferred Share and
Warrant Purchase Agreement

any equity financing transaction of the Common Shares or Convertible Securities of the Company with any third party, provided that the Investor does not breach or violate any of its representations, warranties, covenants or agreement contained herein or in any of the other Transaction Documents. This Section 8.3 shall terminate and be of no further force and effect immediately following the Closing Date.
     8.4 Tax Indemnity.
     Each of the Company Group and the Founders hereby jointly and severally indemnifies and holds harmless the Investor and its affiliates, partners, officers and directors against any depletion or reduction in value of the Company’s assets or increase in the Company’s liabilities arising out of, or resulting from, any claim of taxation or contravention of any laws or regulations made in respect of any transactions effected prior to the Closing. The Company shall promptly, and in any event within thirty (30) days of receipt of notice thereof, reimburse the Investor and its respective affiliates, partners, officers and directors for all expenses reasonably incurred by them, as incurred, in connection with investigating such depletion or reduction in value of the Company’s assets or increase in the Company’s liabilities.
     8.5 Compliance by Shareholders.
     Each of the Founders shall, and shall cause other shareholders of the Company and the Founders Holdco to, at his / her own expenses, fully comply with all applicable PRC laws and regulations and the requirements of the PRC Governmental Authorities with respect to his / her direct and indirect holding of equity securities in the Founders Holdco and/or the Company, if necessary, on a continuing basis (including, but not limited to, all obligations imposed and all consents, approvals, registrations and permits required by the SAFE and by other PRC governmental authorities or under other applicable PRC laws and regulations in connection therewith).
     8.6 Compliance by Company Group.
     Each member of the Company Group shall, at its own expenses, fully comply with all applicable laws and regulations of the jurisdiction of its incorporation as well as all requirements of the competent Government Authorities with respect to their conducting of business, on a continuing basis.
     8.7 Use of “Sequoia” Name or Logo.
     Without the prior written consent of the Investor, and whether or not the Investor is then the shareholder of the Company, none of the Company Group nor any Founders shall use, publish or reproduce the name “Sequoia”, or any similar name, trademark, or logo in any advertisement, press release, professional or trade publication, marketing or advertising or promotional materials, or in any other manner. The Investor’s name and the fact that any Investor is a shareholder in the Company may be included as a standardized text in multiple press releases by the Company, so long as the Investor has approved such standardized text and such text is reproduced in the same form in which it was approved.
     8.8 Additional Covenants.
     Except as required by this Agreement, no resolution of the directors, owners,

25	Series A Preferred Share and
Warrant Purchase Agreement

members, partners or shareholders of either the Company, the Founders Holdco, the Domestic Companies or the WFOE shall be passed, nor shall any contract or commitment be entered into, in each case, prior to the Closing without the prior written consent of the Investor, which consent may not be unreasonably withheld, delayed or conditioned, except that the Company, the Founders Holdco, Domestic Companies and the WFOE may carry on its respective business in the same manner as heretofore and may pass resolutions and enter into contracts for so long as they are effected in the ordinary course of business.
     8.9 Proprietary Information and Inventions Assignment Agreement, Non-Competition Agreement and Confidentiality Agreement.
     Within thirty (30) days following the Closing, each of the directors, officers and employees of the Company Group who has not entered into the Proprietary Information and Inventions Assignment Agreement, Non-Competition Agreement and Confidentiality Agreement at the Closing with the member of Company Group to which he or she has an employment or service relationship in accordance with Section 5.16 shall enter into such agreements with such member of the Company Group, in a form acceptable to the Investor.
     8.10 Social Insurance.
     Immediately following the Closing Date, each of the Domestic Companies shall pay the social insurance, welfare funds, medical benefits, retirement benefits, pensions or other insurance and benefits for all of its employees in accordance with, and to the extent required by, the PRC laws and regulations.
9	Miscellaneous.
     9.1 Survival of Representations and Warranties.
     The representations and warranties set forth under Sections 3 and any covenants of the Founders, the Founders Holdco, the Domestic Companies, the Company and the Investor contained in or made pursuant to this Agreement shall survive for a period of five (5) years from the Closing, and such warranties, representations and covenants shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company. For avoidance of doubt, the representations and warranties of the Founders, the Founders Holdco, the Domestic Companies and the Company in Section 3 and the representations and warranties of the Investor in Section 4 are made on and as of the Execution Date and on and as of the Closing Date, unless otherwise stated therein.
     9.2 Successors and Assigns.
     Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties whose rights or obligations hereunder are affected by such terms and conditions. This Agreement, and the rights and obligations hereunder, shall not be assigned without the mutual written consent of the Parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     9.3 Indemnity.

26	Series A Preferred Share and
Warrant Purchase Agreement

     (a) The Founders Holdco, the Founders, the WFOE and the Domestic Companies (each, an “Indemnitor”) shall, jointly and severally, indemnify the Investor for any losses, liabilities, damages, liens, penalties, costs and expenses, including reasonable advisor’s fees and other reasonable expenses of investigation and defense of any of the foregoing (but excluding any consequential, speculative or punitive damages), incurred by Investor as a result of any breach or violation of any representation or warranty made by the Company, the Domestic Companies or the Founders Holdco or any breach by the Company, the Domestic Companies or the Founders Holdco of any covenant or agreement contained herein or in any of the other Transaction Documents (an “Indemnifiable Loss”); provided that the Founders shall have no indemnity obligation under this Section 9.3(a) if such breach or violation of the covenant occurs during the period that the Founders do not have direct, indirect or effective control over the management and daily operations of the Company or the Company Group. If an Investor believes that it has a claim that may give rise to an indemnity obligation hereunder, it shall give prompt notice thereof to the Company, the Founders Holdco, the Founders and the other Investor stating specifically the basis on which such claim is being made, the material facts related thereto, and the amount of the claim asserted; provided that in any event any such notice with respect to the breach of any representation or warranty shall be given within five (5) years after the Closing; provided further that in any event any such notice with respect to the breach of any covenant shall be given on a timely basis. No such claim shall be settled or resolved without the consent of the Company and the Founders Holdco, except that any dispute related thereto will be resolved pursuant to Section 9.13.
     Any of the Founders and the Founders Holdco’s indemnity obligations that are determined to arise hereunder may be satisfied by the Founders and Founder’s Holdco by remittance of immediately available funds to the Investor. However, if the Founders or Founder’s Holdco are unable to satisfy their indemnity obligations within sixty (60) days of delivery of the notice provided by the Investor, then such indemnity obligations shall, at the election of the Investor, be satisfied with the Common Shares held (either directly or indirectly) or acquired after the date hereof by the Founders Holdco or the Founders (with each such share valued at the greater of (i) the price paid for each Series A Preferred Share hereunder (as adjusted for share splits, combinations, recapitalizations, reclassifications and similar transactions) and (ii) the fair market value of such Common Share determined pursuant to Section 9.3(d).
     (b) Notwithstanding the foregoing, the Domestic Companies, the Founders and the Founders Holdco shall, jointly and severally, indemnify and keep indemnified the Investor at all times and hold them harmless against any claim for tax which has been made or may hereafter be made against the Domestic Companies wholly or partly in respect of or in consequence of any event occurring or any income, profits or gains earned, accrued or received by the Domestic Companies on or before the Closing and any reasonable costs, fees or expenses incurred and other liabilities which the Domestic Companies may properly incur in connection with the investigation, assessment or the contesting of any claim, the settlement of any claim for tax, any legal proceedings in which the Domestic Companies claims in respect of the claim for tax and in which an arbitration award or judgment is given for the Domestic Companies and the enforcement of any such arbitration award or judgment whether or not such tax is chargeable against or attributable to any other person, provided, however, that the Domestic Companies and the Founders Holdco shall be under no liability in respect of taxation:

27	Series A Preferred Share and
Warrant Purchase Agreement

          (i) to the extent that provision, reserve or allowance has been made for such tax in the audited consolidated financial statement of the Company, or to the extent that such liability for tax has been discharged by the Domestic Companies;
          (ii) if it has arisen in and relates to the ordinary course of business of the Domestic Companies since the Statement Date;
          (iii) to the extent that the liability arises as a result only of a provision or reserve in respect of the liability made in the Financial Report being insufficient by reason of any increase in rates of tax announced after the Closing with retrospective effect;
          (iv) to the extent that the liability arises as a result of legislation which comes into force after the Closing and which is retrospective in effect; and
          (v) to the extent that the liability would not have arisen but for a voluntary act, omission or transaction after the Closing on the part of the Domestic Companies which could reasonably have been avoided or carried out and which was not in the ordinary course of business.
     The statute of limitation for any indemnity obligation relating to claims for tax matters arising under this Section 9.3(b) shall be the applicable statue of limitations for tax claims. Any of the Founders Holdco’s or Founders’ indemnity obligations that are determined to arise hereunder shall be satisfied solely with, and recourse will be limited solely to, the Common Shares held (either directly or indirectly) by the Founders Holdco or the Founders (with each such share valued at the greater of (i) the price paid for each Series A Preferred Share hereunder (as adjusted for share splits, combinations, recapitalizations, reclassifications and similar transactions) and (ii) the fair market value of such Common Share (determined pursuant to Section 9.3(d) if the parties to such dispute cannot agree).
     (c) In the event that the Investor suffers an Indemnifiable Loss as provided in Section 9.3(a) and the Founders, the Founders Holdco and/or the Domestic Companies are either unwilling or unable to fulfill their obligations under Section 9.3(a) to indemnify the Investor for the full amount of such Indemnifiable Loss within ninety (90) days of receipt of written notice thereof from the Investor, then the Company shall indemnify the Investor for the full amount of such Indemnifiable Loss as though an Indemnitor. Any indemnification provided by the Company pursuant to this Section 9.3(c) shall not prejudice or otherwise affect the right of the Investor to seek indemnification from the Founders Holdco and the Domestic Companies under Section 9.3; provided, however, that to the extent the Investor is able to recover any Indemnifiable Loss from the Founders, the Founders Holdco and/or the Domestic Companies, the Company shall not be obligated to indemnify the Investor with respect to such amount.
     (d) The value of the Common Shares to be delivered in satisfaction of the Founders or Founders Holdco’s indemnity obligation under Section 9.3(a) shall be determined in good faith by the Board. The Founders, Founders Holdco or the Investor shall have the right to challenge any determination by the Board of fair market value pursuant to Section 9.3(d), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging party. The cost of such appraisal shall be borne by the Founders and Founders Holdco if the independent appraiser determines that the fair market value of the Common Shares is less than that determined by the Board by a factor of more than 5%. The cost of such appraisal shall be

28	Series A Preferred Share and
Warrant Purchase Agreement

borne by the Investor if the independent appraiser determines that the fair market value of the Common Shares is equal to at least 95% of the fair market value determined by the Board.
     (e) Notwithstanding any other provision contained herein, this Section 9.3 shall be the sole and exclusive remedy of the Investor for any claim against the Founders, the Founders Holdco, the Domestic Companies or the Company of a breach of any representation, warranty or covenant, other than with respect to Indemnifiable Loss arising due to the fraud or willful misconduct of an Indemnitor.
     9.4 Governing Law.
     This Agreement shall be governed by and construed in accordance with the laws of the State of New York as to matters within the scope thereof and without regard to its principles of conflicts of laws.
     9.5 Counterparts.
     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.
     9.6 Titles and Subtitles.
     The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     9.7 Notices.
     Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such Party on the signature page of this Agreement (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties given in accordance with this Section 9.7). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and by two (2) days having passed after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected on the same day on which it is properly addressed and sent through a transmitting organization with a reasonable confirmation of delivery.
     9.8 Finder’s Fee.
     Each Party agrees to indemnify and to hold harmless the other from any liability for any broker, finder or similar fee or commission (and the reasonable costs and expenses of defending against such liability or asserted liability) incurred by such Party in connection with the transactions contemplated hereunder. Any broker, finder or similar fee owing by the Company shall be disclosed to the Investor prior to Closing.
     9.9 Administrative Fees and Other Expenses.

29	Series A Preferred Share and
Warrant Purchase Agreement

     Subject to this Section 9.9, the Company shall pay all of its own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby. The Company shall also pay all reasonable costs and expenses incurred or to be incurred by the Investor, up to a maximum aggregate amount of US$50,000.00, which shall include all reasonable costs and expenses in conducting due diligence investigations on the Company and the Company Group and in preparing, negotiating and executing all documentation, including all reasonable fees and expenses of any outside legal counsel, as well as all costs and expenses related to the financial due diligence review of the Company or the Company Group. The Company shall also pay the Investor’s outside legal counsel for all reasonable fees and expenses incurred by the Investor after the Closing that arise from its investment in the Company, including but not limited to reasonable fees and expenses related to document review, notices, waivers or amendments of the Investor’s rights. In the event that the investment transaction does not proceed and this Agreement is terminated in accordance with Sections 2.6(iii) or 2.6(iv), the defaulting Party shall bear one hundred percent (100%) of all reasonable legal costs and expenses incurred by the Company and the Investor in the preparation of the agreements(s) and all other documents. In the event that the investment transaction does not proceed and this Agreement is terminated in accordance with Sections 2.6(i) or 2.6(ii), the Company and the Investor shall each bear fifty percent (50%) of all legal costs and expenses incurred by the Company and the Investor in the preparation of the agreements(s) and all other documents.
     9.10 Amendments and Waivers.
     Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Parties hereto. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.
     9.11 Severability.
     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
     9.12 Entire Agreement.
     This Agreement and the documents referred to herein, together with all schedules and exhibits hereto and thereto, constitute the entire agreement among the Parties and no Party shall be liable or bound to any other Party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. For the avoidance of doubt, this Agreement shall be deemed to terminate and supersede the provisions of any confidentiality and nondisclosure agreements executed by the Parties prior to the date of this Agreement, none of which agreements shall continue, including the Series A Preferred Stock Financing Term Sheet, dated as of ______ ___, 2007.
     9.13 Dispute Resolution.

30	Series A Preferred Share and
Warrant Purchase Agreement

     (i) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one Party hereto has delivered to the other Parties involved a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Parties.
     (ii) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”). There shall be three arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in New York. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.
     (iii) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the HKIAC in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 9.13, including the provisions concerning the appointment of arbitrators, the provisions of this Section 9.13 shall prevail.
     (iv) The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of New York shall not apply any other substantive law.
     (v) Each Party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the Party receiving the request.
     (vi) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.
     (vii) Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.
     9.14 Rights Cumulative.
     Each and all of the various rights, powers and remedies of a Party will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.
     9.15 Interpretation.

31	Series A Preferred Share and
Warrant Purchase Agreement

     Unless a provision hereof expressly provides otherwise: (i) all references to dollars are to currency of the United States of America; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein,” “hereof,” and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by “, but not limited to,”; (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive; and (vii) the term “day” means “calendar day.”
     9.16 No Waiver.
     Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.
     9.17 No Presumption. The Parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.
[The remainder of this page has intentionally been left blank]

32	Series A Preferred Share and
Warrant Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

COMPANY:	PROFIT STAR LIMITED
	By:	/s/ Song Tao
		Name:	Song Tao
		Title:	Director
		Address:	No. 398, Wensan Road, Xihu District, Hangzhou, Zhejiang Province, China

[Signature Page to Series A Preferred Share and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

FOUNDER:	ZHU QINYI ()
	By:	/s/ ZHU QINYI

FOUNDER:	SONG TAO ()
	By:	/s/ SONG TAO

FOUNDER:	OU LI ()
	By:	/s/ OU LI

FOUNDER:	TANG YAN ()
	By:	/s/ TANG YAN

FOUNDER:	XIA ZHIYI ()
	By:	/s/ XIA ZHIYI

FOUNDER:	JIN ZI ()
	By:	/s/ JIN ZI

[Signature Page to Series A Preferred Share and Warrant Purchase Agreement]

FOUNDER:	QU GUOPING ()
	By:	/s/ QU GUOPING

FOUNDER:	WU WENJIE ()
	By:	/s/ WU WENJIE

FOUNDER:	WANG ZHE ()
By:

FOUNDER:	YAN QING ()
By:

FOUNDER:	ZENG RUI ()
By:

FOUNDER:	SHAO WANYAN ()
By:

[Signature Page to Series A Preferred Share and Warrant Purchase Agreement]

FOUNDER:	QU GUOPING ()
By:

FOUNDER:	WU WENJIE ()
By:

FOUNDER:	WANG ZHE ()
	By:	/s/ WANG ZHE

FOUNDER:	YAN QING ()
	By:	/s/ YAN QING

FOUNDER:	ZENG RUI ()
	By:	/s/ ZENG RUI

FOUNDER:	SHAO WANYAN ()
	By:	/s/ SHAO WANYAN

[Signature Page to Series A Preferred Share and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

INVESTOR:	SEQUOIA CAPITAL CHINA II, LP
	By:	Sequoia Capital China II, LP,
A Cayman Islands exempted limited partnership
Its General Partner

	By:	SC China Holding Limited
A Cayman Islands limited liability company
Its General Partner

/s/ Jimmy Wong
Name:	Jimmy Wong
Title:	Authorized Signatory

[Signature Page to Series A Preferred Share and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

WFOE:	PUSIDA (BEIJING) TECHNOLOGIES CO., LTD. (())

[SEAL]

	By:	/s/ Song Tao
		Name:	Song Tao
		Title:	Legal Representative
		Address:	No. 398, Wensan Road, Xihu District, Hangzhou, Zhejiang Province, China

[Signature Page to Series A Preferred Share and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

FOUNDERS HOLDCO:	XPLANE LTD.
	By:	/s/ Song Tao
		Name:	Song Tao
		Title:	Director
		Address:	No. 398, Wensan Road, Xihu District, Hangzhou, Zhejiang Province, China

[Signature Page to Series A Preferred Share and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

DOMESTIC COMPANY:	HANGZHOU SKY NETWORK TECHNOLOGIES CO., LTD. ()

[SEAL]

	By:	/s/ Song Tao
		Name:	Song Tao
		Title:	Legal Representative
		Address:	No. 398, Wensan Road, Xihu District, Hangzhou, Zhejiang Province, China

[Signature Page to Series A Preferred Share and Warrant Purchase Agreement]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

DOMESTIC COMPANY:	HANGZHOU MIJIA TECHNOLOGIES CO.,LTD. ()

[SEAL]

	By:	/s/ Song Tao
		Name:	Song Tao
		Title:	Legal Representative
		Address:	No. 398, Wensan Road, Xihu District, Hangzhou, Zhejiang Province, China

[Signature Page to Series A Preferred Share and Warrant Purchase Agreement]

SCHEDULE 1
     “Additional Series A Purchase Price” has the meaning set forth in Section 2.2(ii) of this Agreement.
     “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.
     “Agreement” means this Share Purchase Agreement.
     “Ancillary Agreements” means, collectively, the Shareholders Agreement and the Right of First Refusal and Co-Sale Agreement, Share Vesting Agreement, and the Warrant to Purchase Series A Preferred Shares.
     “Board of Directors” or “Board” means the board of directors of the Company.
     “Business Day” means any day of the year on which national banking institutions in New York, New York and the PRC are open to the public for conducting business and are not required or authorized to close.
     “Business Plan” has the meaning set forth in Section 3.21 of this Agreement.
     “CG Product or Service” has the meaning set forth in Section 3.17(v) of this Agreement.
     “Circular 75” means the Circular of the State Administration of Foreign Exchange on Relevant Issues concerning Foreign Exchange Administration of Financing and Inbound Investment through Offshore Special Purpose Companies by PRC Residents
() issued by the SAFE on October 21, 2005, and any amendment, implementing rules or guidelines issued thereafter.
     “Closing” has the meaning set forth in Section 2.4 of this Agreement.
     “Closing Account” has the meaning set forth in Section 2.5 of this Agreement.
     “Closing Date” has the meaning set forth in Section 2.4 of this Agreement.
     “Code” has the meaning set forth in Section 3.5(ii) of this Agreement.
     “Common Shares” means the Company’s common shares, par value US$0.01 per share.
     “Compensation Committee” the compensation committee to be established under the Board in accordance with Section 5.21 of this Agreement and the Shareholders Agreement.
     “Company” means Profit Star Limited, an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands.
     “Company Group” means the Company, the WFOE, the Domestic Companies, any of their Subsidiaries, and each Person (other than a natural person) that is, directly or
Series A Preferred Share and
Warrant Purchase Agreement

indirectly, controlled by the WFOE or the Domestic Companies.
     “Contract” means a legally binding contract, agreement, understanding, indenture, note, bond, loan, instrument, lease, mortgage, franchise or license.
     “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.
     “Convertible Securities” means, with respect to any specified Person, Securities convertible or exchangeable into any shares of any class of such specified Person, however described and whether voting or non-voting.
     “Conversion Shares” means Common Shares issuable upon conversion of any Series A Preferred Shares and Warrant Shares.
     “Disclosing Party” has the meaning ascribed to it in Section 7.5 hereof.
     “Domestic Companies” means Hangzhou Sky Network Technologies Co., Ltd. (), a company organized and existing under the Laws of the PRC, and Hangzhou Mijia Technologies Co., Ltd. (), a company organized and existing under the Laws of the PRC.
     “ESOP” shall means the employee stock option plan of the Company set forth in Section 8.2(a).
     “ESOP Issuance Common Shares” has the meaning ascribed to it in Section 8.2(b) hereof.
     “ESOP Issuance Series A Preferred Shares” has the meaning ascribed to it in Section 8.2(b).
     “Execution Date” shall mean the date of this Agreement.
     “Financial Statements” has the meaning set forth in Section 3.7 of this Agreement.
     “Financing Terms” has the meaning set forth in Section 7.1 of this Agreement.
     “First Year Period” has the meaning set forth in Section 2.2(ii) of this Agreement.
     “Founders” shall mean Zhu Qinyi (), a citizen of PRC, Song Tao (), citizen of PRC, Ou Li (), a citizen of PRC, Tang Yan (), a citizen of PRC, Xia Zhiyi (), a citizen of PRC, Jin Zi (), a citizen of PRC, Qu Guoping (), a citizen of PRC, Wu Wenjie (), a citizen of PRC, Wang Zhe (), a citizen of PRC, Yan Qing (), a citizen of PRC, Zeng Rui (), a citizen of PRC, and Shao Wanyan (), a citizen of PRC.
Series A Preferred Share and
Warrant Purchase Agreement

     “Founders Holdco” means Xplane Limited, a British Virgin Islands company.
     “Governmental Authority” means any nation or government or any province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.
     “HKIAC” means the Hong Kong International Arbitration Centre.
     “Indemnitor” has the meaning set forth in Section 9.3.
     “Indemnifiable Loss” has the meaning set forth in Section 9.3.
     “Intellectual Property” means all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, processes, compositions of matter, formulas, designs, inventions, proprietary rights, know-how and any other confidential or proprietary information owned or otherwise used by the Company Group.
     “Investor” has the meaning set forth in the first paragraph of this Agreement.
     “Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.
     “Lien” means any mortgage, pledge, claim, security interest, encumbrance, title defect, lien, charge or other restriction or limitation.
     “Material Adverse Effect” means with respect to any Person, any (i) event, occurrence, fact, condition, change or development that has had a material adverse effect on the operations, results of operations, financial condition, assets or liabilities, or (ii) material impairment of the ability to perform the material obligations of such Person hereunder or under the other Transaction Documents, as applicable. For avoidance of doubt and without limitation, any event, occurrence, fact, condition, change or development that has the effect of reducing the net asset value of the Company by five percent (5%) shall be deemed to be a Material Adverse Effect.
     “Material Contracts” has the meaning set forth in Section 3.11(i) of this Agreement.
     “Memorandum and Articles” means the amended and restated memorandum of association and the articles of association of the Company attached hereto as Exhibit B-1 and Exhibit B-2, respectively, to be adopted by resolution in writing of all members of the Company and to be effective on or before the Closing.
     “Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Authority.
     “Party” has the meaning set forth in the Preamble hereof.
Series A Preferred Share and
Warrant Purchase Agreement

     “Permits” has the meaning set forth in Section 3.13(ii).
     “Permitted Liens” means (i) Liens for taxes not yet delinquent or the validity of which are being contested and (ii) Liens incurred in the ordinary course of business, which (x) do not in the aggregate materially detract from the value of the assets that are subject to such Liens and (y) were not incurred in connection with the borrowing of money.
     “Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.
     “Plan of Restructuring” means the Plan of Restructuring attached hereto as Exhibit G.
     “PRC” means the People’s Republic of China, but solely for the purposes of this Agreement and the other Transaction Documents excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.
     “PRC GAAP” means generally accepted accounting principles of the People’s Republic of China, in effect from time to time.
     “Public Official” means an employee of a Governmental Authority, a member of a political party, a political candidate, an officer of a public international organization, or an officer or employee of a state-owned enterprise, including a PRC state-owned enterprise.
     “Qualified IPO” has the meaning given to such term in the Memorandum and Articles, as amended and restated from time to time.
     “Related Party” has the meaning set forth in Section 3.16 of this Agreement.
     “Restructuring Documents” has the meaning set forth in Section 5.13 of this Agreement, in the form attached hereto as Exhibit I.
     “Right of First Refusal and Co-Sale Agreement” shall mean the Right of First Refusal and Co-Sale Agreement, in the form attached hereto as Exhibit C-2, to be entered into at the Closing by and among the Company, the Founders Holdco, the Founders and the Investor.
     “SAFE” means the State Administration of Foreign Exchange of PRC.
     “SEC” means the Securities and Exchange Commission of U.S.
     “Securities Act” means the U.S. Securities Act of 1933, as amended and interpreted from time to time.
     “Senior Managers” means, with respect to the Company and each member of the Company Group, the chief executive officer, the chief financial officer, the chief technology officer, the president, the general manager or any other manager with the title of “vice-president” or higher, of such entity.
     “Series A Preferred Shares” means any and all of the Company’s Series A Preferred Shares and Warrant Shares, par value US$0.01 per share, with the rights and privileges as set
Series A Preferred Share and
Warrant Purchase Agreement

forth in the Memorandum and Articles.
     “Series A Purchase Price” has the meaning set forth in Section 2.2(i) of this Agreement.
     “Series A Warrant” has the meaning set forth in Section 2.3 of this Agreement.
     “Share Purchase Agreement” has the meaning set forth in the Recitals hereof.
     “Share Vesting Agreement” has the meaning set forth in Section 5.16 hereof.
     “Shareholders Agreement” means the Shareholders Agreement, in the form attached hereto as Exhibit C-1, to be entered into at the Closing by and among the Company, the Founders Holdco, the Founders and the Investor.
     “Statement Date” has the meaning set forth in Section 3.7 of this Agreement.
     “Subsidiary” means, with respect to any specified Person, any Person of which the specified Person, directly or indirectly, owns more than fifty percent (50%) of the issued and outstanding authorized capital, share capital, voting interests or registered capital.
     “Termination Date” has the meaning set forth in Section 2.6(i) of this Agreement.
     “Transaction Documents” means this Agreement, the Ancillary Agreements, the Memorandum and Articles, the agreements and other documents required in connection with the Plan of Restructuring, and other agreements and documents the execution and delivery of which is contemplated under this Agreement.
     “Triggering Event” has the meaning set forth in Section 2.2(ii) of this Agreement.
     “Warrant Shares” has the meaning set forth in Section 2.3 of this Agreement.
     “WFOE” means Pusida (Beijing) Technologies Co., Ltd. ( () ), a wholly foreign-owned enterprise established and existing under the laws of the PRC.
     “US GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.
     “US IFRS” shall mean the International Financial Reporting Standards used in the US.
     For purposes of this Agreement, the term “knowledge” refers only to the best knowledge of the relevant Person.
Series A Preferred Share and
Warrant Purchase Agreement

EXHIBIT A
SCHEDULE OF INVESTOR

Investor	Series A Preferred Shares	Consideration
Sequoia Capital China II, L.P. (100%)	250,000	US$	3,500,000
Total	250,000	US$	3,500,000
Series A Preferred Share and
Warrant Purchase Agreement

EXHIBIT B-1
AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

EXHIBIT B-2
AMENDED AND RESTATED ARTICLES OF ASSOCIATION
Series A Preferred Share and
Warrant Purchase Agreement

EXHIBIT C-1
SHAREHOLDERS AGREEMENT
Series A Preferred Share and
Warrant Purchase Agreement

EXHIBIT C-2
RIGHT OF FIRST REFUSAL AND CO-SALE RIGHTS AGREEMENT
Series A Preferred Share and
Warrant Purchase Agreement

EXHIBIT D
WARRANT TO PURCHASE SERIES A PREFERRED SHARES
Series A Preferred Share and
Warrant Purchase Agreement

EXHIBIT E
DISCLOSURE SCHEDULE
Series A Preferred Share and
Warrant Purchase Agreement

DISCLOSURE SCHEDULE
Pursuant to Article 2 and Article 3 of the Series A Preferred Share and Warrant Purchase Agreement dated as of July 16, 2007 (the “Agreement”) by and among Profit Star Limited (the "Company”), Sequoia Capital China II, L.P. (“Sequoia Capital” or “Investor”), Zhu Qinyi (ÖìÇÙÒã), Song Tao (ËÎÌÎ), Ou Li (ÇøÁ¦), Tang Yan (ÌÆÑå), Xia Zhiyi (ÏÄÖÇÒå), Jin Zi (1/2ð×Ó), Qu Guoping (Çú1úÆ1/2), Wu Wenjie (ÎéÎÄ1/2Ü), Wang Zhe (¥õÕÜ), Yan Qing (ÑÏÇä), Zeng Rui (ÔøÈð), Shao Wanyan (ÉÛ¥òÑæ) (,collectively, the “Founders” and each, a “Founder”), Aplane Limited (the "Founders Holdco”), Pusida (Beijing) Technologies Co., Ltd. (ÆÕË[1]´ï£¨±±3/4©£©¿Æ 1/4 1/4ÓÐÏÞ[1]«Ë3/4) (the "WFOE”), Hangzhou Mijia Technologies Co., Ltd. (º1/4ÖÝÃ× 1/4Ó¿Æ 1/4 1/4ÓÐÏÞ [1]«Ë 3/4) (“Mijia”), and Hangzhou Sky Network Technologies Co., Ltd. (º 1/4ÖÝË [1]¿?Âç¿Æ 1/4 1/4ÓÐÏÞ [1]«Ë 3/4) (“Sky”, together with Mijia, the “Domestic Companies” and each a “Domestic Company”), this Disclosure Schedule sets forth the exceptions and explanations deemed necessary by the Company, the Domestic Companies, the Founders and/or the Founders Holdco to provide the Investors with a complete and accurate understanding of the status and condition of the Company, the Domestic Companies, the Founders and the Founders Holdco.
Section and subsection references are references to the corresponding sections and subsections of the Agreement to which the disclosed exceptions relate; provided, however, that any information disclosed herein under any section number shall be deemed disclosed and incorporated into any other sections of this Disclosure Schedule to which there is an express cross-reference. Headings are included for ease of reference only and are not intended to, and shall not be construed as, modifying the representations and warranties set forth in the Agreement.
The inclusion in this Disclosure Schedule of any matter or document shall not imply any representation, warranty or undertaking not expressly given in the Agreement nor shall such disclosure be taken as extending the scope of any of the warranties or representations. Capitalised terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

Warranty no.	Disclosure
3.3(ii)	None

3.4	None

3.4(ii)(d)	None

3.5	None

1

Warranty no.	Disclosure
3.7	For the consolidated statements of operations and the consolidated balance sheets of the Domestic Companies for the fiscal year ending December 31, 2006, please refer to the Part 1 of Appendix I attached hereto.

For the consolidated statements of operations and the consolidated balance sheets of the Domestic Companies for five months period ending on May 31, 2007, please refer to the Part 2 of Appendix I attached hereto.

3.8	None

3.9	None

3.10	For the liabilities of the Domestic Companies, please refer to Appendix II attached hereto.
Among these liabilities, the remained loans from Zhu Qinyi which is ұ 91,284.65 have been exempted through a declaration made by her on July 11, 2007.

3.11	For the Material Contracts list, please refer to Appendix III attached hereto.

3.12(i)	None

3.13(ii)	None

3.14	None

3.16	For the Related Party Transaction, please refer to Appendix IV attached hereto.

3.17(i)	Sky had obtained the Computer Software Copyright Register Certification of Sky Dynamic Menu Engine V1.52 issued by the State Copyright Administration of PRC on May 16, 2006.

The technology of “MYTHROAD” was assigned under the name of Mijia when it incorporated according to the Investment Agreement executed by related parties.

The technology of “MYTHROAD” is owned by Mijia and will be assigned to the WFOE before the Closing.

Sky owns a domain name “www.sky-mobi.com”. In addition, it also has trademarks “SKY-MOBI” and “SKY Engine” which have not applied for registration.

3.17(v)	The Domestic Companies use several Public Software for general office purposes, including: Python, Java SDK, GCC, Cygwin.

2

Warranty no.	Disclosure
3.19	Sky employs 19 persons working for it, including 3 part-time officers. For the detailed employees list, please refer to Appendix V attached hereto.

The Domestic Companies have not paid any social insurance for all employees.

3.20	None

3.22	All the employees have executed Intellectual Property and Confidentiality Agreement excluding part-time officers.

3.26	None

3.27	Sky, Mijia, Song Tao and JoveOne Capital Inc. executed Financial Consultation Agreement and Confidentiality Agreement for financial affairs on February 26, 2007.

3

Appendix I Financial Statements
Part 1 Financial Statements of 2006
1. Consolidated Statements of Operations
2. Consolidated Balance Sheets
Part 2 Financial Statements of first five months in 2007
1. Consolidated Statements of Operations
2. Consolidated Balance Sheets

4

Appendix II List of Liabilities
The loans of Sky which have not been represented in the Financial Statements are as follow:

Number	Date	Lender	Amount (RMB:Yuan)
1	January 2007	Song Tao	30,000

2	February 2007	Mijia	45,000

3	March 2007	Mijia	28,000

4	April 2007	Mijia	42,000

Total			145,000

5

Appendix III Material Contracts
Part 1 Contracts of payment in excess of $20,000

No.	Cooperation Party	Date	Name of Contract
1	Tencent Inc.	2006-10-1	Second Supplementary Agreement to Mobile Phone Wireless Value-added Business Cooperation Agreement

2	Beijing Lei Ting Wan Jun Network Technologies Co., Ltd.	2007-4	Mobile Phone Client Strategic Cooperation Framework Agreement

3	Shenzhen Uniworks Technological Development Co., Ltd	2007-1	Cooperation Agreement
Part 2. IPR Assignment Agreement (to be provided)
Part 3. Contracts with effective term more than one year

No.	Cooperation Party	Execution Date	Name of Contract
1	sensky.com Corporation	2007-3-20	Mobile Phone Value-added Service Cooperation Agreement

2	Shenzhen Tencent Computer System Co., Ltd.	2006-3-22	Mobile Phone Wireless Value-added Business Cooperation Agreement

3	Beijing Bewinner Communications Co., Ltd	2007-1-31	Mobile Phone Built-in Value-added Business Cooperation Agreement

4	Beijing Lei Ting Wan Jun Network Technologies Co., Ltd.	2006-10-26	Mobile Phone Dynamic Service Menu Client Promotion Cooperation Agreement

5	Beijing Lei Ting Wan Jun Network Technologies Co., Ltd.	2007-4-28	Mobile Phone Client Strategic Cooperation Framework Agreement

6	Shanghai Meining Computer Software Co., Ltd.	2006-4-18	Mobile Phone Value-added Business Cooperation Agreement

7	Chinam.com Corporation	2006-8-8	Mobile Phone Wireless Value-added Business Cooperation Agreement

8	Shanghai Aoxun Electronic Technology Co., Ltd.	2007-5-15	Dynamic Application Engine Cooperation Agreement

9	Shenzhen Xunrui Communications Co., Ltd.	2007-5-10	Dynamic Application Engine Cooperation Agreement

10	Beijing Yingteng Technology Development Co., Ltd.	2007-5-10	Dynamic Application Engine Cooperation Agreement

No.	Cooperation Party	Execution Date	Name of Contract
11	Shanghai Spreadtone Technologies Co., Ltd	2007-4-28	Dynamic Application Engine Technical Integration Cooperation Agreement

12	Shenzhen Uniworks Technological Development Co., Ltd	2006-8-1	Value-added Business Cooperation Agreement

13	Beijing Lei Ting Wan Jun Network Technologies Co., Ltd.	2005-12-28	Mobile Phone Wireless Value-added Business Cooperation Agreement

14	Shihua Communications Group	2007-4-28	Dynamic Application Engine Cooperation Agreement

15	sensky.com Corporation	2007-2-14	Telecommunications Value-added Product Cooperation Agreement

16	Shenzhen TINNO Mobile Technology Co., Ltd.	2007-4-3	Dynamic Application Engine Cooperation Agreement

17	Beijing Mobile Interactive Co., Ltd.	2007-4-13	Mobile Phone Telecommunications Value-added Business Cooperation Agreement

18	Longcheer Technology (Shanghai) Co., Ltd	2006-5-17	Dynamic Application Engine Technical Integration Cooperation Agreement

19	Spreadtrum Communications, Inc.	2006-5-26	Value-added Application Cooperation Agreement

20	Shenzhen Kaihong Mobile Communication Co.,Ltd.	2006-9-1	Value-added Application Cooperation Agreement

21	Shanghai Ruike Wireless Technologies Co., Ltd.	2006-10-8	Dynamic Application Engine Technical Integration Cooperation Agreement

22	Shanghai Huntel Technologies Co., Ltd.	2006-10-23	Dynamic Application Engine Technical Integration Cooperation Agreement

23	Shanghai AUX Home Appliances Sales Co., Ltd.	2006-10-26	Dynamic Application Engine Technical Integration Cooperation Agreement

24	Shanghai Yue Pong Communication Technology Co., Ltd.	2007-1-22	Dynamic Application Engine Cooperation Agreement

25	IWIT (Shanghai) Co., Ltd.	2007-1-26	Dynamic Application Engine Cooperation Agreement

26	Shanghai HuaQin Telecom Technology Co., Ltd.	2007-1-31	Dynamic Application Engine Cooperation Agreement

27	Beijing Longxin Ketai Technologies Co., Ltd.	2007-2-2	Dynamic Application Engine Cooperation Agreement

28	Shanghai Yousi Communications Technology Co., Ltd.	2007-2-2	Dynamic Application Engine Cooperation Agreement

29	Shanghai Weifeng Communication Tecnnology Co	2007-2-9	Dynamic Application Engine Cooperation Agreement

No.	Cooperation Party	Execution Date	Name of Contract
30	Shenzhen Jishida Technology Development Co., Ltd.	2007-2-12	Dynamic Application Engine Cooperation Agreement

31	Contractor Communication Design House Ltd.	2007-3-19	Dynamic Application Engine Cooperation Agreement

32	Shenzhen TELSDA MOBILE COMMUNICATION INDUSTRY Developing CO., LTD.	2007-3-23	Dynamic Application Engine Cooperation Agreement

33	Shenzhen Moshang Communications Technology Co., Ltd.	2007-3-23	Dynamic Application Engine Cooperation Agreement

34	Shanghai Ruijin Intelligent Technologies Co., Ltd.	2007-4-13	Dynamic Application Engine Cooperation Agreement

35	Shanghai Dewav Communication Technology Co., Ltd.	2007-4-13	Dynamic Application Engine Cooperation Agreement

36	Shenzhen TopWise Communications Co., Ltd.	2007-4-13	Dynamic Application Engine Cooperation Agreement

37	Shenzhen Yhton Technology CO., Ltd.	2007-4-13	Dynamic Application Engine Cooperation Agreement

38	Shenzhen TLT Digital Communication Development Co., Ltd.	2007-4-23	Dynamic Application Engine Cooperation Agreement

39	Shenzhen Tencent Computer System Co., Ltd.	2006-3-16	Trademark Use License Agreement

Appendix IV List of Related Party Transaction
Song Tao, Zhu Qinyi, Mijia had made several loans to Sky, including:

Number	Date	Lender	Amount (RMB:Yuan)
1	January 2007	Song Tao	30,000

2	February 2007	Mijia	45,000

3	March 2007	Mijia	28,000

4	April 2007	Mijia	42,000

5	November 2005	Zhu Qinyi	2,000

6	March 2006	Zhu Qinyi	35,000

7	May 2006	Zhu Qinyi	60,000

Total			242,000

9

Appendix V List of Employees
Full Time or No. Name Occupation Part Time
1 Song Tao( ) General Manager Full Time
2 Ou Li( ) Chief Engineer Full Time
3 Tang Yan( ) Chief Officer of Terminal Full Time Technology
4 Xia Zhiyi( ) Project Manager Full Time
5 Jin Zi( ) Marketing Manager Full Time
6 Yan Qing( ) Chief Officer of BD Part Time
7 Zhou Zhiguo() Chief Representative of Beijing Part Time
8 Wang Zhen( ) Chief Network Officer Part Time
9 Wang Zhe( ) Senior Engineer Full Time
10 Shao Wanyan() Senior Engineer Full Time
11 Qu Guoping() Senior Engineer Full Time
12 Wu Wenjie( ) Senior Engineer Full Time
13 Zhu Xiaoyi( ) Administrative Officer Full Time
14 Chen Xiaoqing() Engineer Full Time
15 Luo Lixia( ) Engineer Full Time
16 Huang Xiaohua() Engineer Full Time
17 Kong Qing( ) Engineer Full Time
18 Tang Ju( ) Engineer Full Time
19 Zhu Jianfeng() Engineer Full Time

10

EXHIBIT F
CAPITALIZATION TABLE AT THE CLOSING

Authorized Share Capital:	US$50,000 divided into 5,000,000 shares, including 4,689,286 Common Shares and 310,714 Series A Preferred Shares

Issued Shares and Warrant:

	No. of	No. of Series	No. of
	Common	A Preferred	Warrants
NAME OF SHAREHOLDER	Shares	Shares	Shares
Xplane Limited	750,000	0	0
Sequoia Capital China II, LP.	0	250,000	35,714
Note:
(1) The above table does not include any reference for shares to be issued under the ESOP;
(2) The No. of Warrant Shares shall be adjusted according to Section 2.3 in the event of the Triggering Event.
Series A Preferred Share and
Warrant Purchase Agreement

EXHIBIT G
PLAN OF RESTRUCTURING
Series A Preferred Share and
Warrant Purchase Agreement

CORPORATE STRUCTURE

Cayman Co.:	Profit Star Ltd., a company incorporated in Cayman Islands;
BVI Co.:	Xplane Ltd., a company incorporated in British Virgin Islands
WFOE:	()
SKY-MOBI:
MIJIA:
Investors:	Sequoia Capital China I L.P. and its affiliated fund
1. CORPORATE STRUCTURE IMMEDIATEL BEFORE THE CLOSING:

1

2. CORPORATE STRUCTURE AT THE CLOSING:

2

EXHIBIT H
OPINION OF PRC COUNSEL
Share Purchase Agreement

TIANYUAN LAW FIRM	11F/Tower C, Corporate Square, 35 Financial St
Beijing 100032, P R China
Tel: (8610) 8809-2188; Fax: (8610)8809-2150
E-mail: tylawf@tylaw.com.cn
August 2, 2007
To: SEQUOIA CAPITAL CHINA II, LP
Re:	PUSIDA (BEIJING) TECHNOLOGIES CO., LTD. ( () ) (the “WFOE”), HANGZHOU MIJIA TECHNOLOGIES CO, LTD. () and HANGSHOU SKY NETWORK TECHNOLOGIES CO, LTD. () (
the “Domestic Companies” and each a “Domestic Company”)
Introduction
(a)	Tian Yuan Law Firm is licensed to practise law in the People’s Republic of China (“PRC”)

(b)	PROFIT STAR LIMITED has requested our opinion on the following issues in connection with the proposed investment (the “Transaction”) by SEQUOIA CAPITAL CHINA II, LP (“Investor”) in PROFIT STAR LIMITED (the “Company”).

(c)	This legal opinion is confined to, and given on the basis of, the Laws, rules and regulations of the PRC in effect on the date indicated above, and is not based on any pronouncements, statements or explanations expressed by any PRC government officials that do not have the force of law
     Unless otherwise defined herein, capitalized terms used herein shall have the meanings as ascribed to them in the Series A Preferred Share and Warrant Agreement
Section 1 WFOE
1.	The WFOE has been duly incorporated and is validly existing as limited liability company under the laws of the PRC with legal right, power and authority, as authorized by the PRC government, to own, use, lease its assets and conduct its business, and is duly qualified to conduct business in the manner presently conducted and as described in its business license (the “WFOE Business”)

2.	The articles of association, approval certificate, business license and all other corporate documents of the WFOE, including but not limited to the foreign

1

exchange registration certificate, and the state and local tax registration certificates, are in compliance with the requirements of the applicable PRC laws and regulations and are in full force and effect.

3	The total amount of investment of the WFOE is US$ 4,000,000 and the registered capital of the WFOE is US$ 4,000,000, which has been contributed in full in accordance with the schedule set forth in the articles of association of the WFOE and the requirements of the applicable PRC laws. Profit Star Limited (the “Company”) legally owns 100% of the equity interest of the WFOE, free and clear of any charges, liens, pledges, options or any other third party rights or interest exercise of which may lead to the change of shareholdings or the amount of the registered capital of the WFOE. The WFOE has obtained all governmental approvals, permits, consents and registrations which are required under PRC laws and regulations for the Company to own 100% of the equity interest in the WFOE. The legal representative of the WFOE is Song Tao as of the date of this opinion

4	(a) The WFOE has obtained all necessary licenses, consents, authorizations, sanctions, permissions, declarations, approvals, orders, registrations, clearances, certificates, permits, reports to and filings with PRC governmental or regulatory or other authorities having jurisdiction over it (collectively, “Governmental Authorizations”) for it to own, lease, license, use properties and assets, to the extent applicable, in so far as such properties and assets are governed by PRC law, and to conduct the WFOE Businesses, and such Governmental Authorizations are in full force and effect and contain no materially burdensome restrictions or conditions. The WFOE is not in violation of any provisions of such Governmental Authorizations. The WFOE has not knowingly conducted any business in violation of PRC laws

(b) There are no circumstances which might lead to the suspension, alteration or cancellation of any of the Government Authorizations, nor is there any agreement which materially restricts the fields within which the WFOE may carry on the WFOE Business. There is no other Governmental Authorization necessary for the WFOE to obtain for the conduct of the WFOE Business

5	The WFOE has valid title to all of the properties and assets which are currently occupied or used by it in connection with the WFOE Business, free and clear of all liens, encumbrances, third party rights or interests, defects or any other restrictions which would materially adversely affect the value of such property or interfere with the use made or proposed to be made of such property by the WFOE. The WFOE has valid leasehold interest in the real property and building held under lease by it and no material default (or event which with notice or lapse of time, or both, would constitute such as default) by the WFOE has occurred. The WFOE is not in violation or infringement of any rights or intellectual property of any other person or entity under the PRC laws

2

6	There are no legal, arbitral or governmental proceedings currently pending or threatened in the PRC to which the WFOE is a party, which if adjudicated adversely against the WFOE would adversely affect the validity and enforceability of the Transaction Documents and Restructuring Documents or which would adversely affect the ability of such party to perform its obligations under the Transaction Documents or the Restructuring Documents.

There is no judgment or order of any court, official body or governmental body in the PRC against the WFOE or any of its directors or senior or key employees which may have a material adverse effect upon the assets of the WFOE or the WFOE Business

7	The WFOE has not been liquidated and is not insolvent, nor is it subject to any winding up or liquidation proceedings or any undertakings to merge with any other entities or liquidate, nor have any proceedings been commenced or threatened which might render it liquidated or insolvent. No steps have been or are being taken and no order or resolution has been made or passed to appoint a receiver, liquidator or similar officer of, or to wind up or dissolve the WFOE

8	The execution, delivery and performance by the WFOE of each of the Employment Agreement Proprietary Information and Inventions Assignment Agreement, Non-Competition Agreement and Confidentiality Agreement and the performance of its obligations thereunder do not violate any PRC law.
Section 2 Domestic Companies
9	Each of the Domestic Companies (a) is a domestic-funded enterprise duly established and validly existing under the PRC laws with limited liability; (b) is an independent legal entity capable of suing, being sued and entering into any contractual relationship binding on itself with any party; (c) has the power and authority, and is duly qualified, to conduct business in the manner presently conducted and as described in its business license (the “Domestic Company Business”), and (ii) to assume civil liability with respect to its assets.

10	The articles of association, business license and all other corporate documents of the Domestic Companies, including but not limited to the state and local tax registration certificate, are in compliance with the requirements of the applicable PRC laws and regulations and are in full force and effect. The current legal representative of Mijia is Song Tao. The current legal representative of Sky is Song Tao

11	Each of the Domestic Companies has been carrying out its business within the scope of the respective Domestic Company Business and no application has been

3

made to the relevant authorities for the cessation of the Domestic Company Business as now conducted or carried on by such Domestic Company or for the change of any part of its business activities

12	(a) Each of the Domestic Companies has obtained from the relevant PRC governmental, regulatory and other authorities having jurisdiction, over it, and complied with, all valid and lawful Governmental Authorizations necessary for its due incorporation and valid existence and the carrying out of the Domestic Company Business as currently conducted or proposed to be conducted in the place where its registered address is located and places in which its business is now carried out, and to own its assets. The Governmental Authorizations of each of the Domestic Companies are in full force and effect and contain no materially burdensome restrictions or conditions Neither of the Domestic Companies is in violation of any provisions of such Governmental Authorizations Neither Domestic Company has knowingly conducted any business in violation of PRC laws

(b) There are no circumstances which might lead to the suspension, alteration or cancellation of any of the Government Authorizations, nor is there any agreement which materially restricts the fields within which the Domestic Companies may carry on, the Domestic Company Business There are no other licenses, approvals, permits, consents and registrations necessary for the Domestic Companies to obtain for the conduct of the Domestic Company Business.

13	The current registered capital of Sky is RMB 100,000 which has been fully paid up by its shareholders The current registered capital of Mijia is 200,000 which has been fully paid up by its shareholders

14	The Foreign Exchange Registration Forms far Overseas Investment by Domestic Residents (the serial number of these are from Ge Zi (2007) 254 to Ge Zi (2007) 265) issued to the Founders by Beijing Administration Department of Foreign Exchange of the State Administration of Foreign Exchange are in compliance with relevant regulations.

15	All the equity interests of the Domestic Companies are free of any charges, pledges, options or any other third party rights, the exercise of which may lead to the change of shareholdings and/or the amount of the registered capital of Domestic Companies

16	There are no legal, arbitral or governmental proceedings currently pending or threatened in the PRC to which any Domestic Company is a party, which if adjudicated adversely against a Domestic Company would adversely affect the validity and enforceability of the Transaction Documents and Restructuring Documents or which would adversely affect the ability of such Domestic

4

Company to perform its obligations under the Transaction Documents or the Restructuring Documents.

There is no judgment or order of any court, official body or governmental body of the PRC against any Domestic Company or any of its directors or senior or key employees which may have a material adverse effect upon the assets of such Domestic Company or the Domestic Company Business.

17	Each of the Domestic Companies has not been liquidated and is not insolvent, nor is it subject to any winding up or liquidation proceedings or any undertakings to merge with any other entities or liquidate, nor have any proceedings been commenced or threatened which might render it liquidated or insolvent. No steps have been or are being taken and no order or resolution has been made or passed to appoint a receiver, liquidator or similar officer of, or to wind up or dissolve any of the Domestic Companies.

18	Each of the Domestic Companies has valid title to all of the properties and assets which are currently occupied or used by it in connection with the Domestic Company Business, free and clear of all liens, encumbrances, third party rights or interests, defects or any other restrictions which would materially adversely affect the value of such property or interfere with the use made or proposed to be made of such property by such Domestic Company Each of the Domestic Companies has valid leasehold interest in the real property and building held under lease by it and no material default (or event which with notice or lapse of time, or both, would constitute such as default) by the such Domestic Company has occurred Neither of the Domestic Companies is in violation or infringement of any rights or intellectual property of any other person or entity under the PRC laws.

Each of the Domestic Companies is the legal owner of the intellectual properties set forth in the Disclosure Schedule (“Intellectual Property”), Except as disclosed in the Disclosure Schedule, all necessary filings and registrations have been made with the competent authorities to protect the Intellectual Property and such filings and registrations are still valid and effective and have not been revoked by the relevant PRC authorities.

19	The execution, delivery and performance by each Domestic Company of each of the Employment Agreement Proprietary Information and Inventions Assignment Agreement, Non-Competition Agreement and Confidentiality Agreement and the performance of its obligations thereunder do not violate any PRC law.
Section 3 Restructuring Documents
20	Each of the WFOE and Domestic Companies has the corporate power, authority and legal right to enter into, execute, deliver and perform its obligations under

5

each of the Restructuring Documents; and each of the Restructuring Documents to which each of the WFOE and Domestic Companies is a party constitutes a valid and enforceable legal binding obligation on each of the WFOE and Domestic Companies

21	Each Founder has executed each of the Restructuring Documents to which he/she is a party each of the Restructuring Documents he/she is a party constitutes a valid and enforceable legal binding obligation of such Founder

22	The execution and performance by each of the WFOE and Domestic Companies of its obligations under each of the Restructuring Documents to which it is a party and the consummation by each of the WFOE and Domestic Companies of the transactions contemplated therein does not: (i) conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any then effective agreement governed by the PRC laws to which it is a party or by which it is bound or to which any of its properties or assets is subject; (ii) result in any violation of the provisions of its articles of association, business license or other Governmental Authorization; and (iii) result in any violation of any explicit requirement under the then effective and publicly available PRC laws

23	No consent, approval, authorization of, filing with, or qualification with, any PRC governmental or regulatory authority or agency is necessary or required under the then effective PRC laws for (i) the execution or delivery by the WFOE and the Domestic Companies of the Restructuring Documents or the performance of their respective obligations contemplated under the Restructuring Documents, or (ii) for ensuring the legality, validity, enforceability or admissibility in evidence of each of the Restructuring Documents in PRC.

24	The obligations undertaken by and the rights granted by the WFOE or Domestic Companies under the Restructuring Documents do not violate any then effective and publicly available PRC laws.
Section 4 Transaction Documents
25	Each Transaction Document has been duly authorized, executed and delivered by the WFOE and the Domestic Companies, and all necessary corporate actions to authorize the performance thereof have been taken; each of the WFOE and Domestic Companies has the corporate power and capacity to enter into and to perform its obligations under each of the Transaction Documents to which it is a party; each of the Transaction Documents to which each of the WFOE and the Domestic Companies is a party constitutes a legal, valid and binding obligation of such WFOE or Domestic Company, as the case may be, enforceable against the WFOE and the Domestic Companies, in accordance with its terms, except as may be limited by bankruptcy, insolvency laws relating to or affecting creditors’ rights

6

generally

26	No consent, approval, authorization of, filing with, or qualification with, any PRC governmental or regulatory authority or agency is necessary or required under the then effective PRC laws for the execution or delivery by the WFOE and the Domestic Companies of the Transaction Documents or the performance of their respective obligations contemplated under the Transaction Documents

27	The authorization, execution and delivery by each of the WFOE and Domestic Companies of the Transaction Documents, the performance by each of the WFOE and Domestic Companies of all of its obligations under, the compliance by it with all of the provisions of the Transaction Documents, and the consummation of all of the transactions contemplated in the Transaction Documents do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument, insofar as such document is governed by PRC law, to which the WFOE or Domestic Companies is a party or by which the WFOE or Domestic Companies is bound or to which any of the property or assets of the WFOE or Domestic Companies is subject, or (ii) result in any violation of the provisions of the articles of association or business licenses or other corporate documents of the WFOE or Domestic Companies or any law or statute or any order, rule, ruling or regulation of any governmental agency having jurisdiction over the WFOE and Domestic Companies or any of their properties
Section 5 Use of Opinion
     This opinion is furnished solely for the benefit of the Company and the Investors Without our prior written consent, this opinion may not be relied upon or used by any other party, in whole or in part.

7

EXHIBIT I
RESTRUCTURING DOCUMENTS
Series A Preferred Share and
Warrant Purchase Agreement

INDEX TO
EXHIBIT I
RESTRUCTURING DOCUMENTS
Part I (Sky)
1.	Exclusive Option Agreement
2.	Exclusive Technical Consulting and Services Agreement
3.	Equity Interest Pledge Agreement
4.	Operating Agreement
5.	Intellectual Property Assignment Agreement
6.	Intellectual Property License Agreement
7.	Power of Attorney issued by Mijia
8.	Power of Attorney issued by Qinyi Zhu
Part II (Mijia)
9.	Exclusive Option Agreement
10.	Exclusive Technical Consulting and Services Agreement
11.	Equity Interest Pledge Agreement
12.	Operating Agreement
13.	Intellectual Property Assignment Agreement
14.	Form of Power of Attorney

EXCLUSIVE OPTION AGREEMENT
The Exclusive Option Agreement, dated as of August 1, 2007 (the “Agreement”), is made by and among the following parties:
(1)	Pusida (Beijing) Technologies Co., Ltd. , a wholly foreign-owned enterprise registered in the People’s Republic of China (“PRC”), with the address at Room 500, Tower C, Fengyu Buildings, 115 Fucheng Road, Haidian District, Beijing (the “PRC Subsidiary”);

(2)	Hangzhou Sky Network Technologies Co., Ltd., a limited liability company registered in Hangzhou carrying on software technology development business, with the legal address at Room 419, West Apartment, Building A, 525 Xixi Road, Xihu District (the “Sky Network”); and

(3)	Zhu Qinyi Residential Address: No.1658, Hongxing Road, Xiuzhou District, Jiaxing City, Zhejiang Province

Hangzhou Mijia Technologyies Co., Ltd. Legal Address: Room 418, West Apartment, Building A, Technology Park of Zhejiang University, 525 Xixi Road, Xihu District.

(collectively, the “Selling Shareholders”).
     As used in this Agreement, each of the PRC Subsidiary, the Sky Network, and the Selling Shareholders and is referred to as a “party” respectively and the “parties” collectively.
WHEREAS:
     1. Zhu Qinyi is a shareholder of the Sky Network who owns 20% equity interest therein; Hangzhou Mijia Technology Co., Ltd. is a shareholder of the Sky Network who owns 80% equity interest therein (collectively, the “Equity Interest”).
     2. The Sky Network and the PRC Subsidiary have entered into a series of contracts, including the Exclusive Technical Consulting and Services Agreement, the Operating Agreement, the Intellectual Property License Agreement, the Intellectual Property Assignment Agreement, and the Equity Interest Pledge Agreement.
NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

1. Purchase and Sale of Equity Interest
Section 1.1 Authorization
The Selling Shareholders hereby irrevocably deliver to the PRC Subsidiary, under the laws of the PRC, an irrevocable sole authority (“Purchase Right of Equity Interest”) for the PRC Subsidiary or one or more persons designated by the PRC Subsidiary (the “Designated Persons”) to purchase (in accordance with steps decided by the PRC Subsidiary and at the price specified in Section 1.3 hereof) at any time from the Selling Shareholders all or part of the Selling Shareholders’ equity interest in the Sky Network. Except for the PRC Subsidiary and the Designated Persons, as the case may be, the Selling Shareholders shall not grant such right to any other party. The Sky Network hereby agrees to the authorization of Purchase Right of Equity Interest from the Selling Shareholders to the PRC Subsidiary. For the purposes of this Agreement, “person” has the meaning of person, corporation, joint venture, partnership, enterprise, trust or non-corporation organization.
Section 1.2 Steps
     The exercise of Purchase Right of Equity Interest of the PRC Subsidiary shall be upon and subject to the laws and regulations of PRC. The PRC Subsidiary shall send a written notice (the “Notice of Purchase of Equity Interest”) to the Selling Shareholders to exercise the Purchase Right of Equity Interest, and the Notice of Purchase of Equity Interest shall contain the following:
     (a) The PRC Subsidiary’s decision to exercise the purchase right;
     (b) The equity interests to be purchased by the PRC Subsidiary or the Designated Person, as the case may be, from the Selling Shareholders (the “Purchased Equity Interest”);
     (c) Purchase date and Equity Interest transferring date.
Section 1.3 Purchase Price
The price of the Purchased Equity Interest (the “Purchase Price”) shall be the lowest value as permitted by the PRC laws and regulations when the Equity Interest Purchase Right is exercised. Unless otherwise required, expressly or impliedly, by the PRC laws and regulations when the Equity Interest Purchase Right is exercised, the Purchase Price shall be One (1.00) CNY.
Section 1.4 Transfer of the Purchased Equity Interest
Upon each and every exercise by the PRC Subsidiary or the Designated Person, as the case may be, of the Purchase Right of Equity Interest:

(a) The Selling Shareholders shall urge the Sky Network to convene a shareholders meeting, and during the meeting, to approve and pass the decision or resolution to transfer the equity interest from the Selling Shareholders to the PRC Subsidiary and/or the Designated Persons, as the case may be;
(b) The Selling Shareholders shall, upon the terms and conditions of this Agreement and the Notice of Purchase of Equity Interest, enter into Equity Interest transfer agreement with the PRC Subsidiary (or, as applicable, the Designated Persons);
(c) The related parties shall execute all other requisite contracts, agreements or documents, obtain all necessary approval and consent of the government, and perform all requisite actions to transfer the valid ownership of the Purchased Equity Interest (free of any Security Interest) to the PRC Subsidiary and/or the Designated Person, and to cause the PRC Subsidiary and/or the Designated Person, as the case may be, to be the registered owner of the Purchased Equity Interest. For the purposes of this Agreement, “Security Interest” has the meaning of security, mortgage, right or interest of the third party, any purchase right of equity interest, right of acquisition, preemptive right, right of set-off, encumbrance or other security arrangements. Notwithstanding the foregoing, it does not include any security interest subject to this Agreement or the Equity Interest Pledge Agreement entered into by the PRC Subsidiary and the Selling Shareholders.
2. Covenants Relating to Equity Interest
Section 2.1 Covenants of the Selling Shareholders and Sky Network
Each of the Selling Shareholders and Sky Network hereby covenant that he shall use his best efforts to cause the Sky Network:
(a) Without prior written consent by the PRC Subsidiary, not, in any form, to change, amend or restate the articles of the association of the Sky Network, to increase or decrease registered capital of the corporation, or to change the structure of the registered capital in any other forms;
(b) To follow safe and sound finance and business standard and practice, maintain the existence of Sky Network and prudently and effectively operate business;
(c) Without prior written consent by the PRC Subsidiary, not, from the execution date of this Agreement, to sell, transfer, mortgage or dispose in any other form any assets, legitimate or beneficial interest of business or income of the Sky Network, or to approve the creation of any other security interest over assets of the Sky Network;
(d) Without prior written consent by the PRC Subsidiary, no debt shall take place, be inherited, be guaranteed, or be allowed to exist, with the exception of (i) debt incurred from normal or daily business; (ii) debt having been disclosed to or having obtained written consent from the PRC Subsidiary;
(e) To normally operate all business to maintain the asset value of the Sky Network, without engaging in any action that adversely affects the operation and asset value;
(f) Without prior written consent by the PRC Subsidiary, not to enter into any material contract, with the exception of the contract entered into during the normal business (for the purposes of this paragraph, a contract with a value more than CNY [100,000] shall be deemed as material);
(g) Without prior written consent by the PRC Subsidiary, not to provide loan or credit to any person;
(h) Upon request, to provide all operation and finance materials relevant to the Sky Network to the PRC Subsidiary or the Designated Person, where applicable;
(i) Without prior written consent by the PRC Subsidiary, not to merge or associate with any person, or purchase any person or invest in any person;
(j) To immediately notify the PRC Subsidiary the occurrence or, to the best knowledge, the likely occurrence of a material litigation, arbitration or administrative procedure related to the assets, business and operation of the Sky Network;
(k) In order to maintain the title of the Sky Network to all its assets, to execute all requisite or appropriate documents, take all requisite or appropriate action, advance all requisite or appropriate accusation, or make requisite or appropriate plea for all claims;
(l) Without prior written notice by the PRC Subsidiary, not to allocate stock interests to shareholders in any form, but upon the request of the PRC Subsidiary, to allocate all or part of its assignable profits to the PRC Subsidiary or as it may direct;
(m) Upon the request of the PRC Subsidiary, to appoint any person designated by the PRC Subsidiary to be a member of the Board of Directors of the Sky Network or its legal representative; and
(n) Upon the request of the PRC Subsidiary, Sky Network shall purchase and hold insurances related to its business and assets from the insurance company which is acceptable for the PRC Subsidiary, the type and amount of these insurances shall be same as those companies with similar business.

Section 2.2 Further Covenants of the Selling Shareholders
Each of the Selling Shareholders further covenants:
(a) Without prior written consent by the PRC Subsidiary, not, from the execution date of this Agreement, to or cause to sell, transfer, mortgage or dispose of in any other form any legitimate or beneficial interest of the equity interests in the Sky Network, or to approve the creation of any other security interest over such equity interests, with the exception of the pledge over the equity interests of the Selling Shareholders in the Sky Network in accordance with the Equity Interest Pledge Agreement;
(b) To cause the authorized representative(s) not to approve at any shareholders meeting except with the prior written consent of the PRC Subsidiary, any sale, transfer, mortgage or disposal in any other form of any legal or beneficial interest in the equity interests in the Sky Network, with the exception of the pledge over the equity interests of the Selling Shareholders in the Sky Network in accordance with the Equity Interest Pledge Agreement;
(c) To cause the authorized representative(s) not to approve at the shareholders meeting to, except with the prior written consent of the PRC Subsidiary, any merger or association of the Sky Network with any person, or purchase any person or investment in any person;
(d) To immediately notify the PRC Subsidiary the occurrence or, to the best of their knowledge, the likely occurrence of any material litigation, arbitration or administrative procedure related to the equity interests owned by them in the Sky Network;
(e) To cause the authorized representative(s) to vote to approve at shareholders meeting the transfer of the Purchased Equity Interest pursuant to this Agreement;
(f) In order to maintain their ownership of the equity interests in the Sky Network, to execute all requisite or appropriate documents, take all requisite or appropriate action, advance all requisite or appropriate accusation, or make requisite or appropriate plea for all claims;
(g) Upon the request of the PRC Subsidiary, the PRC Subsidiary’s Affiliate in PRC, to appoint any person designated by the PRC Subsidiary to be a member of the Board of Directors of the Sky Network;
(h) Upon the request of the PRC Subsidiary at any time, to immediately transfer their equity interests in the Sky Network to the representative designated by the PRC Subsidiary unconditionally and at any time, waive their preemptive right in respect of any equity interest being transferred by any other shareholder;

(i) To prudently comply with the terms and conditions of this Agreement and other agreements entered into by the Selling Shareholders, the Sky Network and the PRC Subsidiary, to duly perform all obligations under these agreements without taking any action that may affect the validity and enforceability of these agreements.
3. Representations and Warranties of the Sky Network and the Selling Shareholders
Dated as of the execution date of this Agreement and every transferring date, each of the Selling Shareholders and the Sky Network hereby represents and warrants jointly and severally to the PRC Subsidiary as follows:
(a) It has the power and ability to enter into and deliver this Agreement, and any equity interest transferring agreements (hereinafter referred to as “Transferring Agreement”) in which it is a party, for every single transfer of the Purchased Equity Interest according to this Agreement, and to perform its obligations under this Agreement and any Transferring Agreement by which it is bound at such time. Upon execution, this Agreement and the Transferring Agreements in which it is a party constitute a legal, valid and binding obligation of it and is enforceable against it in accordance with its terms;
(b) The execution, delivery of this Agreement and any Transferring Agreement and performance of the obligations under this Agreement and any Transferring Agreement do not: (i) violate any relevant laws and regulations of PRC; (ii) conflict with its Articles of Association or other organizational documents; (iii) breach any contract or instruments to which it is a party; (iv) violate any conditions required for the issuance of any consent or approval and maintaining the validity thereof; or (v) cause suspension, revocation of or imposition of additional condition on any consent or approval issued to it;
(c) The equity interests in the Sky Network outstanding as of the date of this Agreement are duly authorized, validly issued, fully paid and nonassessable and are owned, of record or beneficially, by the Selling Shareholders thereof free and clear of any security interest, and were either issued in accordance with all applicable securities Laws or pursuant to exemptions therefrom, with the exception of the pledge of equity interests agreed by the PRC Subsidiary or the Designated Person;
(d) Sky Network do not have any undischarged debt, with the exception of (i) debt incurred from its normal business; and (ii) debt having been disclosed to the PRC Subsidiary and having obtained written consent from the PRC Subsidiary;
(e) Sky Network abides by all applicable laws and regulations related to the mergers and acquisitions (share or assets);

(f) No material litigation, arbitration or administrative procedure relating to the equity interest of, assets of the Sky Network or the Sky Network is pending or, to the best knowledge of the Selling Shareholders and the Sky Network, threatened or likely to occur.
(g) The Selling Shareholders of the Sky Network hereby waive any and all pre-emptive rights, rights of first refusal, co-sale rights or similar rights, as well as any entitlements to liquidation preferences or other preferences contemplated under the articles of association of the Sky Network or otherwise.
4. Effective Date
     This Agreement shall come into effect from the date of execution for 10 years, and is renewable by the PRC Subsidiary with terms solely determined by the PRC Subsidiary; provided that this Agreement shall automatically terminate when the Shareholders cease to hold any equity interest in the Sky Network as a result of the performance of this Agreement or the Equity Interest Pledge Agreement.
5. Governing Law and Dispute Resolution
Section 5.1 Governing Law
This Agreement, the rights and obligations of the parties hereto, and any related claims or disputes, shall be governed by and construed in accordance with the PRC laws, without giving effect to the choice of law rules.
Section 5.2 Dispute Resolution
In the event a dispute arises in connection with the interpretation or implementation of this Agreement, the parties to the dispute shall attempt to settle such dispute through friendly consultations. If no mutually acceptable settlement of such dispute is reached, then such dispute shall be finally and exclusively settled by arbitration as provided herein. Arbitration shall be conducted in accordance with the Arbitration Rules of the China International Economic and Trade Arbitration Commission being in force at the time a particular dispute is submitted for arbitration. The place of arbitration shall be in Beijing. The language for arbitration shall be Chinese. The award shall be bound and enforceable to the parties. Except the controversial issues, the parties shall perform other rights and obligations under this Agreement during the arbitration of any dispute arises in connection with the interpretation or implementation of this Agreement.
6. Taxes and Expenses
Each party shall, according to laws of PRC, bear any and all applicable taxes, costs and expenses for the preparation and execution of this Agreement and all Transferring Agreements, as well as those arising from or imposed on one party, to complete the transactions of this Agreement and all Transferring Agreements.
7. Notices
All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex, or telecopy, or facsimile transmission, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses or to such other address as the party to whom notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above:
If to the PRC Subsidiary:
Pusida (Beijing) Technologies Co., Ltd.
Address: Room 500, Tower C, Fengyu Buildings, 115 Fucheng Road, Haidian District, Beijing
If to the Sky Network:
Hangzhou Sky Network Technologies Co., Ltd.
Address: Room 419, West Apartment, Building A, 525 Xixi Road, Xihu District
If to the Selling Shareholders
Zhu Qinyi
Address: No.1658, Hongxing Road, Xiuzhou District, Jiaxing City, Zhejiang Province
Hangzhou Mijia Technologies Co., Ltd.
Address: Room 418, West Apartment, Building A, Technology Park of Zhejiang University, 525 Xixi Road, Xihu District.
8. Confidentiality
The parties admit and confirm any oral or written materials exchanged by the parties relating to this Agreement are confidential. The parties shall strictly maintain the confidentiality of all such materials. Without written approval by the disclosing party, the receiving party may not disclose to any third party any confidential materials, except any information: (a) is or becomes available to the public, other than as a result of a disclosure by the receiving party in breach of this Agreement; (b) was available to the receiving party, or has become available to the receiving party, on a non-confidential basis from a source other than the disclosing party; provided that the source of such information was not bound by a confidentiality agreement with the disclosing party with respect to such material; (c) needed to be disclosed subject to applicable ordinances; or (d) necessarily disclosed to the receiving party’s legal or financial consultant relating the contemplated transaction, provided the legal or financial consultant shall have similar confidentiality obligation as set forth in this Section. The breach of the confidentiality obligation by any staff or the institutions retained by the receiving party shall be deemed as the breach of such obligation by such receiving party. This Section shall survive the termination of this Agreement for a period of 5 years.
9. Further Assurances
The parties to the Agreement agree to promptly execute documents and to take actions reasonably necessary for the realization of the purpose of this Agreement.
10. Miscellaneous
Section 10.1 Amendment, Modification and Supplement
Any amendments, modification, supplements, additions or changes of the Agreement shall be in writing and come into effect upon being executed and sealed by the parties hereto.
Section 10.2 Entire Agreement
This Agreement constitute the sole and entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and renders of no force and effect all prior oral or written agreements, commitments and undertakings among the parties with respect to the subject matter hereof.
Section 10.3 Headings
The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.
Section 10.4 Language
This Agreement is executed in 4 copies in Chinese and English. Both English and Chinese versions have the same legal force.

Section 10.5 Severability
If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.
Section 10.6 Transfer or Assignment
Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except the PRC Subsidiary may assign any right, interest or obligation hereunder to its affiliates. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.
Section 10.7 Survival
(a) Any obligation arises or becomes due prior to the expiration or termination of the Agreement shall survive such expiration and termination.
(b) Section 5, Section 8 and Section 10.8 hereof shall survive the termination of this Agreement.
Section 10.8 Waiver
Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first written above.
The PRC Subsidiary: Pusida (Beijing) Technologies Co., Ltd.
Legal Representative: /s/ Song Tao
Name: Song Tao
Title: President
[Affixed with the seal of Pusida (Beijing) Technologies Co., Ltd.]
The Sky Network: Hangzhou Sky Network Technologies Co., Ltd.
Legal Representative: /s/ Song Tao
Name: Song Tao
Title: President
[Affixed with the seal of Hangzhou Sky Network Technologies Co., Ltd.]
The Selling Shareholders:
/s/ Zhu Qinyi
Zhu Qinyi
Hangzhou Mijia Technologies Co., Ltd.
Legal Representative: /s/ Song Tao
Name: Song Tao
Title: President
[Affixed with the seal of Hangzhou Mijia Technologies Co., Ltd.]

Exclusive Technical Consulting and Services Agreement
THIS EXCLUSIVE TECHNICAL CONSULTING AND SERVICES AGREEMENT (the “Agreement”) is made and entered into on the date of August 1, 2007 between the following two parties in Beijing:

Party A:	Pusida (Beijing) Technologies Co., Ltd.
Legal Address:	Room 500, Tower C, Fengyu Buildings, 115 Fucheng Road, Haidian District, Beijing

Party B:	Hangzhou Sky Network Technologies Co., Ltd.
Legal Address:	Room 419, West Apartment, Building A, 525 Xixi Road, Xihu District
WHEREAS:
1.	Party A, a wholly foreign-owned enterprise organized in the People’s Republic of China (the “PRC”) under the Laws of the PRC, owns resources to provide the technical consulting and services;

2.	Party B, a limited liability company registered in the PRC and is approved by the competent governmental authorities to engage in software technology development; and

3.	Party A intends to provide technical consulting and services for Party B and Party B agrees to accept the said services provided by Party A.
NOW THEREFORE, the parties through mutual negotiations agree as follows:
1.	Technical Consulting and Services; Exclusivity
1.1	During the term of this Agreement, Party A agrees to, as the exclusive technical consulting and services provider of Party B, provide the exclusive technical consulting and services to Party B set forth on Appendix 1.

1.2	Party B hereby agrees to accept such exclusive technical consulting and services provided by Party A. Party B further agrees that, during the term of this Agreement, as the issues provided by this Agreement, it shall not accept any third parties to provide any technical consulting or/and services, and it shall not cooperate with any third parties without the prior written consent of Party A. The parties agree that Party A may designate any person to provide service and/or support contemplated in this Agreement to Party B.

1.3	Party A shall be the sole and exclusive owner of all right, title and interests to any and all intellectual property rights arising from or created by the performance of this Agreement, including but not limited to, copyrights, patent right, right to apply for a patent, software, know-how, trade secrets and others no matter whether it is developed by Party A or by Party B based on Party A’s intellectual property right.

2.	Calculation and Payment of the Fee for Technical Consulting and Services (the “Fee”)

The parties agree that the Fee under this Agreement shall be determined according to the terms set forth in Appendix 2.
3.	Representations and Warranties
3.1	Party A hereby represents and warrants as follows:
3.1.1	Party A is a company duly registered and validly existing under the Laws of the PRC;

3.1.2	Party A has the power, has been duly authorized by all necessary action, and has obtained all third party and governmental consents and approvals to execute and perform this Agreement. The execution, delivery and performance of this Agreement does not and will not result in any violation of enforceable or effective laws or contractual limitations;

3.1.3	the Agreement constitutes a legal, valid and binding obligation of Party A, enforceable against it in accordance with its terms upon its execution.
3.2	Party B hereby represents and warrants as follows:
3.2.1	Party B is a company duly registered and validly existing under the Laws of the PRC and is licensed to engage in software technology development.

3.2.2	Party B has the company power, within the business scope, has been dully authorized by all necessary action, has been obtained all consents and approvals from any third parties and governments to execute and perform this Agreement, and do not and will not result in any violation of enforceable or effective laws or contractual limitations.

3.2.3	the Agreement constitutes its legal, valid and binding obligation of Party B, enforceable against it in accordance with its terms upon its execution.
4.	Confidentiality
4.1	Party B agrees to use all reasonable means to protect and maintain the confidentiality of Party A’s confidential data and information acknowledged or received by Party B by accepting the exclusive consulting and services from Party A (collectively the “Confidential Information”). Party B shall not disclose or transfer any Confidential Information to any third party without Party A’s prior written consent. Upon termination of this Agreement, Party B shall, at Party A’s request, return all and any documents, information or software contained any of such Confidential Information to Party A or destroy it and delete all such Confidential Information from any memory devices.

4.2	The parties agree that this Article 4 shall survive no matter whether this Agreement is amended, cancelled or terminated.
5.	Indemnity

Party B shall indemnify and hold harmless Party A from and against any loss, damage, obligation and expenses arising out of any litigation, claim or other legal procedure against Party A arising out of the performance of this Agreement.
6.	Effectiveness and Term

This Agreement shall be executed and come into effect as of the date first set forth above. The term of this Agreement is ten (10) years, unless earlier terminated as set forth in this Agreement (the “Term”). Party A and Party B shall review this Agreement every three (3) months to determine whether any amendment or supplement to the Agreement is necessary after considering the circumstances.

7.	Termination
7.1	Termination; Extension

Unless terminated earlier, this Agreement shall terminate upon expiration of the Term or any applicable extended term as provided herein. This Agreement shall be automatically extended for ten (10) more years unless Party A notifies Party B of its intention to terminate.

7.2	Early Termination

During the Term or any applicable extended term, Party B may not terminate this Agreement except in the case of gross negligence, fraud or other illegal acts or bankruptcy of Party A. Notwithstanding the foregoing, Party A may terminate this Agreement at any time with a written notice to Party B thirty (30) days before such termination.

7.3	Survival

All rights and obligations under Article 4, Article 5 and Article 8 shall survive after the termination of this Agreement.
8.	Dispute Resolution

The parties shall strive to settle any dispute arising from the interpretation or performance in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation, each Party can submit such matter to China International Economic and Trade Arbitration Commission (the “CIETAC”) for arbitration in Beijing under the current effective rules of CIETAC.

The arbitration proceedings shall be conducted in Chinese. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms. Except the controversial issues, the parties shall perform other rights and obligations under this Agreement during the arbitration of any dispute arises in connection with the interpretation or implementation of this Agreement.
9.	Notices

All notices or other communications provided for hereunder shall be written in English and Chinese and shall be delivered by personal delivery or by registered or postage prepaid mail, recognized courier service or facsimile transmission to the address of the relevant party or parties set forth below.
If to Party A:	Pusida (Beijing) Technologies Co., Ltd. Room 500, Tower C, Fengyu Buildings, 115 Fucheng Road, Haidian District, Beijing

If to Party B:	Hangzhou Sky Network Co., Ltd. Room 419, West Apartment, Building A, 525 Xixi Road, Xihu District
10.	Assigns

Party B may not assign its rights and obligations under this Agreement to any third parties without the prior written consent of Party A. Party B agrees hereby that, Party A may assign its rights and obligations under this Agreement to any person when necessary with a prior written notice to Party B, the assignment shall not need prior consent from Party B.
11.	Severability

If any provision contained in this Agreement is held invalid or unenforceable under applicable, such provision shall be invalid or unenforceable as to such jurisdiction and the remaining provisions hereof shall not be in any way impaired.
12.	Amendment and Supplement

Any amendment and supplement of this Agreement shall be effective only if it is made in writing and signed by the parties hereto. The amendment and supplement duly executed by the parties shall be part of this Agreement and shall have the same legal effect as this Agreement.
13.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the PRC.

14.	Miscellaneous

This Agreement is executed in English and Chinese. Both “English” and “Chinese” versions have the same legal force.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above written.
Party A: Pusida (Beijing) Technologies Co., Ltd.
Representative: /s/ Song Tao
Name: Song Tao
Title: President
[Affixed with the seal of Pusida (Beijing) Technologies Co., Ltd.]
Party B: Hangzhou Sky Network Technologies Co., Ltd.
Representative: /s/ Song Tao
Name: Song Tao
Title: President
[Affixed with the seal of Hangzhou Sky Network Technologies Co., Ltd.]

Appendix 1:
The list of Technical Consulting and services
Party A shall provide Party B with the following technical consulting and services, including but not limited to:
(1)	pursuant to the operating requirement of Party B, developing relevant technology;

(2)	being responsible for maintenance, supervision, resetting and debugging of network and computer equipments;

(3)	pursuant to this Agreement, providing any relevant technology support and service.

Appendix 2:
Calculation and Payment of the Fee for Consulting and Services
The consulting service fee under this Agreement shall be [     ] % monthly operating revenue of Party B.
The detailed ratio of service fee (from [     ] to [     ]) shall be judged by Party A in accordance with actual service condition.

EQUITY INTEREST PLEDGE AGREEMENT
This Equity Interest Pledge Agreement (the “Agreement”) is entered into as of the day of August 1, 2007 by and between the following parties:
The Pledgee: Pusida (Beijing) Technologies Co., Ltd.
Address: Room 500, Tower C, Fengyu Buildings, 115 Fucheng Road, Haidian District, Beijing
The Pledgors:
Zhu Qinyi
Address: No.1658, Hongxing Road, Xiuzhou District, Jiaxing City, Zhejiang Province
Hangzhou Mijia Technologies Co., Ltd.
Address: Room 418, West Apartment, Building A, Technology Park of Zhejiang University, 525 Xixi Road, Xihu District.
Hangzhou Sky Network Technologies Co., Ltd.
Address: Room 419, West Apartment, Building A, 525 Xixi Road, Xihu District.
WHEREAS:
1. Zhu Qinyi is a shareholder of the Sky Network who owns 20% equity interest therein; Hangzhou Mijia Technology Co., Ltd. is a shareholder of the Sky Network who owns 80% equity interest therein. Hangzhou Sky Network Technology Co., Ltd. (the “Sky Network”) is a company registered in Hangzhou with principal business of computer software technology development (“Principal Business”), Sky desires to confirm hereby the rights and obligations of Pledgee and Pledgors under this Agreement and provide necessary assistance for registering this pledge.
2. The Pledgee is a wholly foreign-owned company registered in Beijing, and has been licensed by the relevant government authority in PRC to carry on the business of computer technology development and service. The Pledgee and the Sky Network owned by the Pledgors have entered into the Exclusive Technical Consulting and Services Agreement on August 1, 2007.
3. In order to ensure the Pledgee’s normal collection of the technical service fees from the Sky Network, the Pledgors are willing to pledge all of their Equity Interests in the Sky Network to the Pledgee as a security for the Pledgee to collect technical consulting and service fees under the Exclusive Technical Consulting and Services Agreement. In order to define each party’s rights and obligations, the Pledgee and the Pledgors through mutual negotiations hereby enter into this Agreement based upon the following terms:
1. Definitions and Interpretations
Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

“Equity Interests” mean all of the 100% equity interests in the Sky Network legally held by the Pledgors.
“Event of Default” means any event set forth in Section 7 hereunder.
“Notice of Default” means the notice of default issued by the Pledgee in accordance with this Agreement.
“Rate of Pledge” means the ratio between the value of the pledge under this Agreement and the technical consulting fees under the Exclusive Technical Consulting and Services Agreement.
“Pledge” means the full content of Section 2 hereunder.
“Exclusive Technical Consulting and Services Agreement” means the Exclusive Technical Consulting and Services Agreement entered into by and between the Sky Network and the Pledgee.
“Term of Pledge” means the period provided for under Section 3.2 hereunder.
2.	Pledge
     2.1 Each of the Pledgors agrees to pledge all of his/her (as applicable) Equity Interest in the Sky Network to the Pledgee as guarantee for the technical consulting service fee payable to the Pledgee under the Exclusive Technical Consulting and Services Agreement, disregard that these due payment is owing to the expiration date, advanced payment requirement or otherwise.
     2.2 The Pledge under this Agreement extends to, without limitation, the preemptive rights of the Pledgee to receive payments out of the proceeds of the auction or sale of the Equity Interests pledged by the Pledgors to the Pledgee.
3.	Term of Pledge
     3.1 Term of Pledge
          3.1.1 The Pledge of Equity Interests under this Agreement shall take effect as of the date when the Pledge under this Agreement is recorded in the shareholder name list of the Sky Network. The term of this Pledge is the same as the term of the Exclusive Technical Consulting and Services Agreement and renewable by the PRC Subsidiary with terms determined in its sole discretion. The parties agree that, with 3 business days from the execution date of this Agreement, the Pledgee and Pledgors shall record the pledge under this Agreement in the shareholders list of Sky Network.
          3.1.2 During the term of this Pledge, the Pledgee shall be entitled to dispose of the Equity Interests in accordance with this Agreement in the event that the Sky Network fails to pay exclusive technical consulting and service fee in accordance with the Exclusive Technical Consulting and Services Agreement within fifteen (15) days after the receipt of a notice demanding such payment.

4.	Right of Collecting Dividends and keeping of pledge right instrument
     4.1 The Pledgee shall be entitled to collect all dividends and distributions paid in respect of the Equity Interests and all dividends and distribution received by the Pledgors in respect of the Equity Interests during the term of this Pledge shall be paid to the Pledgee.
     4.2 Within the term provided in this Agreement, each of Pledgors shall deliver the Capital Contribution Certificate and shareholders list with pledge record to the Pledgee. Within a week from the execution date of this Agreement, the Pledgors shall deliver above Capital Contribution Certificate and shareholders list to the Pledgee. The Pledgee shall keep above documents during the term provided in this Agreement.
5.	Representations and Warranties of the Pledgors
     5.1 Each of the Pledgors represents and warrants to the Pledgee that the Pledgors collectively are the sole owner of the Equity Interests.
     5.2 Except as otherwise provided hereunder, the Pledgors shall not interfere the Pledgee at any time when the Pledgee exercises its rights in accordance with this Agreement.
     5.3 Except as otherwise provided hereunder, the Pledgee shall be entitled to dispose of or assign the Pledge in accordance with this Agreement.
     5.4 Each of the Pledgors shall not pledge the Equity Interests or set other pledge interests in any manner except in favour of the Pledgee.
6.	Covenants of the Pledgors
          6.1 During the term of this Agreement, the Pledgors covenants to the Pledgee that each of them shall:
               6.1.1 Except for the transfer of Equity Interest by the Pledgors to the Pledgee or the person designated by the Pledgee in accordance with the Option Agreement entered into among the Pledgors and the Pledgee, not transfer or assign the Equity Interests, create or permit to be created any pledges which may have an adverse effect on the rights or benefits of the Pledgee without prior written consent from the Pledgee;
               6.1.2 Comply with and implement laws and regulations with respect to the pledge of rights, present to the Pledgee the notices, orders or suggestions with respect to the Pledge issued or made by competent authorities within five (5) Business Days upon receiving such notices, orders or suggestions and comply with such notices, orders or suggestions, or object to the foregoing matters at the reasonable request of the Pledgee or with consent from the Pledgee.
               6.1.3 Timely notify the Pledgee of any events or any received notices which may affect the Pledgor’s Equity Interest or any part of its right, and any events or any received notices which may change any of the Pledgors’ covenant and obligation under this Agreement or which may affect the Pledgors’ performance of their obligations under this Agreement.

     6.2 The Pledgors agree that the Pledgee’s right to exercise the Pledge under this Agreement shall not be suspended or hampered through legal procedure by the Pledgors or any successors of the Pledgors or any person authorized by the Pledgors.
     6.3 The Pledgors warrant to the Pledgee that in order to protect or perfect the security over the payment of the technical consulting and service fees under the Exclusive Technical Consulting and Services Agreement, the Pledgors shall in good faith execute all documents and/or take all actions as reasonably required by the Pledgee in order to facilitate the exercise of the rights and authorization vested in the Pledgee by this Agreement.
     6.4 The Pledgors warrant to the Pledgee that the Pledgors will comply with their obligations under this Agreement. The Pledgors shall compensate the Pledgee for all the losses suffered by the Pledgee due to the failure of the Pledgors in duly performing their obligations as set out in this Agreement.
7.	Events of Default
     7.1 The following events shall be regarded as Events of Default:
          7.1.1 The Sky Network fails to make payment of the exclusive technical consulting and service fees as scheduled under the Exclusive Technical Consulting and Services Agreement within fifteen (15) days after the receipt of a notice demanding such payment or otherwise breaches the terms of the Exclusive Technical Consulting and Services Agreement or any of its obligations thereunder;
          7.1.2 Any of the Pledgors makes any material misleading or fraudulent representations or warranties under Section 5 herein, and/or any of the Pledgors is in violation of any warranties under Section 5 herein;
          7.1.3 Any of the Pledgors violates the covenants under Section 6 herein;
          7.1.4 Any of the Pledgors violates any terms and conditions herein;
          7.1.5 The Pledgors waive the pledged Equity Interests or transfer or assign the pledged Equity Interests without prior written consent of the Pledgee, except as provided in Section 6.1.1 of this Agreement;
          7.1.6 Any third party loan, security, compensation, covenants or any other compensation liabilities of any of the Pledgors (1) are required to be repaid or performed prior to the scheduled date; and (2) are due but can not be repaid or performed as scheduled and in each case any of the Pledgors’ capacity to perform the obligations herein is adversely affected;
          7.1.7 Any of the Pledgors is insolvent or incapable of repaying his debt when due;
          7.1.8 This Agreement is or becomes illegal for the reason of the promulgation of the related laws or any of the Pledgors’ incapability of continuing to perform his obligations herein;

          7.1.9 Any approval, permit, license or authorization from the competent governmental authorities that is necessary to perform or validate this Agreement are withdrawn, suspended, invalidated or materially amended;
          7.1.10 The change of Equity Interests that adversely affects the capability of any of the Pledgor to perform his obligations herein;
          7.1.11 Other circumstances whereby the Pledgee is or becomes incapable of exercising any of his rights under this Agreement in accordance with related laws and regulations.
     7.2 The Pledgors shall immediately give a written notice to the Pledgee if they are aware of or find that any event under Section 7.1 herein or any events that may result in the foregoing events have taken place.
     7.3 Unless the Event of Default under Section 7.1 herein has been remedied to the Pledgee’s satisfaction within a period of fifteen (15) days after a notice is given by the Pledgee to the Pledgors requesting them to cure such Event of Default, the Pledgee, at any time thereafter, may give a written notice of default (“Notice of Default”) to the Pledgors exercising its right to dispose of the Equity Interests in accordance with Section 8 herein.
8.	Exercise of the Right of this Pledge
     8.1 The Pledgors may not transfer or assign the Equity Interests without prior written approval from the Pledgee during the term of this Pledge.
     8.2 The Pledgee shall give a notice of default to the Pledgor when the Pledgee exercises its rights under this Pledge.
     8.3 Subject to the cure period as provided for in Section 7.3, the Pledgee may exercise the right to dispose of the Equity Interests at any time after the Pledgee gives a Notice of Default in accordance with Section 7.3 or 8.2.
     8.4 The Pledgee is entitled to have preemptive rights to receive payments out of the proceeds of the auction or sale the whole or part of the Equity Interests pledged by the Pledgors to the Pledgee in accordance with legal procedure until the outstanding technical consulting and service fees and all other payables under the Exclusive Technical Consulting and Services Agreement are repaid.
     8.5 The Pledgors or/and Sky Network shall not hinder the Pledgee from disposing of the Equity Interests in accordance with this Agreement and shall give necessary assistance so that the Pledgee could realize its rights under this Pledge.
     8.6 When the Equity Interests of any Pledgors shall have been disposed of due to the exercise of the Pledgee’s right under this Pledge, such Pledgors shall not have any right to claim compensation or reimbursement from the Sky Network and hereby irrevocably waive such rights (if any).

9.	Transfer or Assignment
     9.1 This Agreement and all the rights, obligations, economic benefits any portion of them included therein shall not be assigned, leased, pledged, donated or otherwise transferred to any third party by the Pledgors without the prior written consent of the Pledgee.
     9.2 This Agreement shall be binding upon the Pledgors and their successors and be effective upon the Pledgee and its each successor and assignee.
     9.3 The Pledgee may transfer or assign all or any of its rights and obligations under this Agreement to any person to whom it transfers or assigns all or any of its rights under the Exclusive Technical Consulting and Services Agreement. In this case, the assignee shall enjoy and undertake the same rights and obligations herein of the Pledgee as if the assignee is a party hereto. Upon the Pledgee’s transfer or assignment of the rights and obligations under the Exclusive Technical Consulting and Services Agreement and at the Pledgee’s request, the Pledgors shall execute the relevant agreements and/or documents with respect to such transfer or assignment.
     9.4 Subsequent to an assignment or transfer by the Pledgee, the new parties to the Pledge shall re-execute a pledge contract.
     9.5 The Pledgee shall strictly comply with this Agreement and other related contract/agreement executed by parties, including Exclusive Option Agreement and Authorization Agreement, perform obligations under agreements, and shall not have any action or nonfeasance which can affect the validity and enforceability of contracts. Except according to written instruction, the Pledgee shall not perform the remained right on the pledged equity right.
10.	Termination
     10.1 This Agreement shall not be terminated until the consulting and service fees under the Exclusive Technical Consulting and Services Agreement are fully paid off and all obligations of the Sky Network under the Exclusive Technical Consulting and Services Agreement are fulfilled. The Pledgee shall then cancel or terminate this Agreement within reasonable time as soon as practicable.
11.	Formalities Fees and Other Expenses
     11.1 Sky Network shall be responsible for all the fees and actual expenditures in relation to this Agreement including but not limited to legal fees, cost of production, stamp duty and any other taxes and charges. If the Pledgee pays the relevant taxes in accordance with the laws, Sky Network shall fully indemnify such taxes paid by the Pledgee.
     11.2 The Pledgors shall be responsible for all the fees (including but not limited to any taxes, formalities fees, management fees, litigation fees, attorney’s fees, and various insurance premiums in connection with disposition of Pledge) incurred by the Pledgors for the reason that (1) The Pledgors fail to pay any payable taxes, fees or charges in accordance with this Agreement; or (2) The Pledgee has to recourse in any manner for any foregoing taxes, charges or fees by any means for other reasons.

12.	Force Majeure
     12.1 Force Majeure shall refer to any event that is beyond the party’s reasonable control and cannot be prevented with reasonable care, including acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning or war. However, any shortage of credit, capital or finance shall not be regarded as an event beyond the control of a party. The party affected by Force Majeure shall notify the other party about the release without delay.
     12.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, to the extent within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After the event of Force Majeure is removed, both parties agree to resume performance of this Agreement with their best efforts.
13.	Dispute Resolution
     13.1 This Agreement shall be governed by and construed in accordance with the PRC law.
     13.2 All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the China International Economic and Trade Arbitration Commission by three arbitrators appointed in accordance with rules currently effective of such arbitration commission. The place of arbitration shall be in [Beijing]. The language of the arbitration shall be in English. Except the controversial issues, the parties shall perform other rights and obligations under this Agreement during the arbitration of any dispute arises in connection with the interpretation or implementation of this Agreement,
14.	Notice
     14.1 All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex, or telecopy, or facsimile transmission, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses or to such other address as the party to whom notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above:
If to the Pledgee:
Pusida (Beijing) Technologies Co., Ltd.
Address: Room 500, Tower C, Fengyu Buildings, 115 Fucheng Road, Haidian District, Beijing
If to the Pledgors:

Zhu Qinyi
Address: No.1658, Hongxing Road, Xiuzhou District, Jiaxing City, Zhejiang Province
Hangzhou Mijia Technology Co., Ltd.
Address: Room 418, West Apartment, Building A, Technology Park of Zhejiang University, 525 Xixi Road, Xihu District.
15.	Effectiveness
     15.1 This agreement shall be rendered effective from the date when the Equity Interests under this Agreement are recorded as pledged in the shareholders register of the Sky Network. Any amendments, modification, supplements, additions or changes of this Agreement shall be in writing and come into effect upon being executed and sealed by the parties hereto.
     15.2 This Agreement is executed in 4 copies in Chinese and English. Both English and Chinese versions have the same legal force.
16.	Appendix
     16.1 The appendix attached hereto constitutes an inseparable part of this Agreement.
     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first written above.
The Pledgee: Pusida (Beijing) Technologies Co., Ltd.
Authorized Representative: /s/ Song Tao
Name: Song Tao
Title: President
[Affixed with the seal of Pusida (Beijing) Technologies Co., Ltd.]
The Pledgors:
/s/ Zhu Qinyi
Zhu Qinyi
Hangzhou Mijia Technologies Co., Ltd.
Authorized Representative: /s/ Song Tao
Name: Song Tao
Title: President
[Affixed with the seal of Hangzhou Mijia Technologies Co., Ltd.]
Hangzhou Sky Network Technologies Co., Ltd.
Authorized Representative: /s/ Song Tao
Name: Song Tao
Title: President
[Affixed with the seal of Hangzhou Sky Network Technologies Co., Ltd.]

OPERATING AGREEMENT
     This Operating Agreement (the “Agreement”) is entered into on the day of August 1, 2007 in Beijing by and among the following parties:

Party A:	Pusida (Beijing) Technologies Co., Ltd.
Address:	Room 500, Tower C, Fengyu Buildings, 115 Fucheng Road, Haidian District, Bejiing

Party B:	Hangzhou Sky Network Technologies Co., Ltd.
Address:	Room 419, West Apartment, Building A, 525 Xixi Road, Xihu District

Party C:	Zhu Qinyi
Address:	No. 1658, Hongxing Road, Xiuzhou District, Jiaxing City, Zhejiang Province

Party D:	Hangzhou Mijia Technologies Co., Ltd.
Address:	Room 418, West Apartment, Building A, Technology Park of Zhejiang University, 525 Xixi Road, Xihu District
WHEREAS:
1.	Party A is a wholly foreign-owned enterprise organized in the People’s Republic of China (the “PRC”);

2.	Party B is a limited liability company registered in the PRC and is approved by competent governmental authorities to engage in computer software development, consulting service and other related business;

3.	Party A has established a business relationship with Party B by entering into the Exclusive Technical Consulting and Services Agreement on August 1, 2007 (the “TSA”);

4.	Pursuant to the TSA between Party A and Party B, Party B shall make certain payments thereunder. However, the relevant payables have not been paid yet and the daily operation of Party B will have a material affect on its capacity to pay the payables to Party A.

5.	Party C is a shareholder of Party B who owns 20% equity in Party B.

6.	Party D is a shareholder of Party B who owns 80% equity in Party B.

7.	The parties agree to further clarify matters relating to the operation of Party B pursuant to provisions herein.

NOW, THEREFORE, through mutual negotiations, the parties hereto agree as follows:
1. In order to ensure Party B’s normal operation, Party A agrees, subject to Party B’s satisfaction of the relevant provisions herein, t o act as the guarantor for Party B in the contracts, agreements or transactions in association with Party B’s operation between Party B and any other third parties and to provide full guarantee for Party B in performing such contracts, agreements or transactions subject to the applicable laws. As a counter guarantee, Party B agrees to mortgage the receivables of its operation and all of the company’s assets which have not been mortgaged to any third parties at the execution date of this Agreement to Party A. Pursuant to the above guarantee arrangement, Party A, as the guarantor for Party B and upon request of Party B’s counter parties, shall enter into written guarantee contracts with such parties.
2. Subject to the requirement herein set forth in Article 1, in order to ensure the performance of the various operational agreements between Party A and Party B and to ensure the payment of the various payables by Party B to Party A, Party B together with its shareholders Party C and Party D hereby jointly agree that Party B shall not conduct any transaction which may materially affect its assets, obligations, rights or the company’s operation without obtaining a prior written consent from Party A, including without limitation the following:
2.1	To borrow money from any third parties or assume any debt;

2.2	To assign to any third parties the rights and obligation under the Agreement;

2.3	To create or undertake any mortgage, pledge or any other type of encumbrance on any Party B’s existing properties or properties acquired in the future;

2.4	To acquire assets of any third party on behalf of Party B, or to execute any agreement, arrangement, commitment or memorandum for the same;

2.5	To sell, lease or otherwise dispose of any assets of Party B, or to execute any agreement, arrangement, commitment or memorandum for the same;

2.6	To borrow or lend money to any third party on behalf of Party B, or to execute any agreement, arrangement, commitment or memorandum for the same;

2.7	To assume any obligation, give a guarantee or endorsement for any third party on behalf of Party B or assume responsibility in whatever form for any third party’s obligation on behalf of Party B, or to execute any agreement, arrangement, commitment or memorandum for the same;

2.8	To approve the annual budget and annual business plan of Party B and any material deviations thereof;

2.9	To make any capital expenditure by Party B other than in the ordinary course of its business or greater than an aggregate of US$20,000 beyond the annual budget in any 12 months period;

2.10	To take any action (including but not limited to voting at shareholders’ meetings and signing resolutions at shareholders’ meetings) that, according to the effective articles of association of Party B, requires a unanimous consent of all shareholders or directors;

2.11	When exercising his right in his capacity as a shareholder (including but not limited to the exercise of his voting rights) of Party B, to adopt any resolution or otherwise take any shareholder action that contradicts or jeopardizes the rights and interests of Party A; and

2.12	To take any action which violates the terms of this Agreement and any of the other agreements entered into by Party B.
3.	Each of Party C and Party D hereby undertakes:
3.1	To approve in his capacity as a shareholder, upon receiving instruction from Party A, the entering into by Party B of the TSA with Party A, its affiliate or any other entity designed by Party A;

3.2	To provide to Party A the monthly financial statements of Party B within five (5) days after the end of each month as well as any other documentation and information on Party B’s business operations and financial condition, to the extent that he is entitled to receive the same in his capacity as a shareholder as requested by Party A from time to time (excluding information provided by Party B);

3.3	That if, according to the laws of China, his equity interest in Party B is deemed to be community property, he should obtain a written statement from his spouse indicating that it is not community property between himself and his spouse but his own personal property;

3.4	At any time to defend claims and assertion regarding his equity interest in Party B and the Creditor’s Rights of any third party who claims interest in the same, provided that Party B shall not be obligated to defend any such claim or assertion unless it is at Party A’s cost;

3.5	To cooperate with Party A at its request by consenting to or adopting in his capacity as a shareholder Party A’s instructions or requests relating to the operation of Party B;

3.6	To strictly keep confidential the existence of this Agreement and its provisions, any correspondence, resolutions, attached agreements and other documents in connection with this Agreement;

3.7	To immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceeding relating to Party B’s assets, business and revenue of which he may become aware;

3.8	At Party A’s written request, approve in its capacity as a shareholder any action of Party B that is not in violation of any applicable laws.
4. In order to ensure the performance of the various agreements between Party A and Party B and to ensure the payment of the various payables by Party B to Party A, Party B together with its shareholders Party C and Party D hereby jointly agree to accept the provision of the corporate policies and guidance by Party A at any time in respect of the appointment and dismissal of Party B’s employees, Party B’s daily operation and administration as well as financial administrative systems.
5. Party B together with its shareholders Party C and Party D hereby jointly agree that Party B, Party C and Party D shall appoint personnel recommended by Party A as the directors of Party B. Each of Party C and Party D shall, to the extent applicable PRC law requires a shareholder to vote, vote his shares of Party B to cause the board of directors of Party B to appoint persons nominated by Party A to hold the positions as directors and senior management of Party B. Party B shall engage Party A’s senior managers recommended by Party A as Party B’s General Manager, Chief Financial Officer, and other senior managers. If any of the above officers leaves or is fired by Party A, he or she will lose the qualification to undertake any positions in Party B. Party B, Party C and Party D shall appoint other senior managers of Party A recommended by Party A to undertake such position.
To ensure performance of such arrangement, Party A and Party B agree to cause such directors or senior managers to enter into director or senior manager engagement agreements with Party B in compliance with the above arrangement.
Each of Party C and Party D hereby agrees to sign a power of attorney upon execution of this Agreement (the form of the power of attorney was attached hereto), by which Party C and Party D will authorize the individual designated by Party A to exercise all of their respective voting rights as a shareholder at Party B’s shareholder meetings according to laws and the Articles of Association of Party B.
6. Party B together with its shareholders Party C and Party D hereby jointly agree and confirm that, except as set forth in Article 1 herein, Party B shall seek a guarantee from Party A first if Party B needs any guarantee for its performance of any contract or loan of working capital in the course of operation. In this case, Party A shall have right but not the obligation to provide appropriate guarantee to Party B at its own discretion. If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party B immediately and Party B may seek a guarantee from other third parties.
7. All notices and communications between the Parties shall be written in English and sent by fax (to be confirmed by transmission reports), delivery by hand (including courier services) or registered mail to the appropriate addresses set forth below:

Party A
Pusida (Beijing) Technologies Co., Ltd.
Address: Room 500, Tower C, Fengyu Buildings, 115 Fucheng Road, Haidian District, Beijing

Recipient:

Party B
Hangzhou Sky Network Technology Co., Ltd.
Address: Room 419, West Apartment, Building A, 525 Xixi Road, Xihu District Recipient:

Party C
Zhu Qinyi
Address: No. 1658 Hongxing Road, Xiuzhou District, Jiaxing City, Zhejiang Province

Party D
Hangzhou Mijia Technology Co., Ltd.
Address: Room 418, West Apartment, Building A, Technology Park of Zhejiang University, 525 Xixi Road, Xihu District.
8. A notice or a correspondence shall be deemed to be received in accordance with the following:
8.1	If sent by fax and confirmed by the transmission report, at the time of the date indicated on the transmission report, unless the fax is transmitted after 5 pm of the day, or if the day is not a business day in the place where the recipient is domiciled, on the date immediately after such day;

8.2	If delivered by hand (including courier services), at the time of the date of which the recipient receives and accepts the notice or correspondence or another person at the address of the recipient receives and accepts the notice or correspondence; or

8.3	If delivered by registered mail, at the time of the third day after the date on the receipt issued by the relevant post office.
9. The provisions of this Agreement may only be waived, amended or altered by a written instrument signed by both Parties (such written instrument shall be an appendix of this Agreement).
10. The failure or delay of exercise of any right under this Agreement by either Party shall not be deemed to be a waiver of such right.
11. The invalidity of any provision in this Agreement shall not affect the validity of other provisions which are not related to such provision.
12. If this Agreement is terminated for any reason, the confidentiality obligations of both Parties shall remain valid and binding.
13. The Parties shall bear their own stamp taxes and other government charges, taxes and fees and reasonable additional expenditure (including reasonable legal fees) incurred due to the

Loan conversion, various Equity Transfers carried out according to this Agreement, and preparation of this Agreement.
14. This Agreement shall be binding on the Parties, their successors and assigns (if any).
15. Without Party A’s prior written consent, Party B shall not assign or otherwise transfer his rights and obligations under this Agreement. Subject to compliance with the Laws of China, Party A may assign this Agreement to any person designated by Party A without the prior consent of Party B.
16. The execution, validity, interpretation and performance of this Agreement and the resolution of disputes thereunder shall be governed by the Laws of China.
17. Arbitration
17.1	Any dispute or difference of any kind whatsoever arising out of or in connection with this Agreement, including any question in connection with the existence, construction, interpretation, validity, termination or implementation of this Agreement, shall be submitted to the China International Economic and Trade Arbitration Commission (“CIETAC”), for arbitration in Beijing, which shall be conducted in accordance with the then effective CIETAC’s rules.

17.2	The arbitration tribunal shall comprise of three (3) arbitrators. Party A shall be entitled to appoint one (1) arbitrator and Part B, Party C and Party D shall be entitled to appoint one (1) arbitrator, the arbitrators so appointed shall appoint a third (3rd) arbitrator who shall preside as Chairman.

17.3	The language to be used in any arbitral proceedings shall be Chinese.

17.4	The costs of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitration award.

17.5	The Parties further acknowledge that monetary damages alone shall not adequately compensate Party A for the breach of Party B’s undertakings in this Agreement and, therefore, agree that if a breach or threatened breach of any such undertaking occurs, Party A shall be entitled to apply or petition for, and Party B shall not resist, object or challenge, injunctive relief compelling specific performance of such undertakings or immediate cessation of such actions in order to be in compliance with the terms of this Agreement in any competent court of the PRC.
18. This Agreement and its appendixes shall constitute the entire agreement between both Parties and supersede all previous discussions, consultations and agreements. The appendixes of this Agreement shall be an integral part of this Agreement and shall be equally valid and binding. In the event of inconsistency between this Agreement and its appendix, this Agreement shall prevail.
19. This Agreement is executed in English and Chinese. Both “English” and “Chinese” versions have the same legal force.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.
Party A: Pusida (Beijing) Technologies Co., Ltd.
Authorized Representative: /s/ Song Tao
Position: President
[Affixed with the seal of Pusida (Beijing) Technologies Co., Ltd.]
Party B: Hangzhou Sky Network Technologies Co., Ltd.
Authorized Representative: /s/ Song Tao
Position: President
[Affixed with the seal of Hangzhou Sky Network Technologies Co., Ltd.]
Party C: Zhu Qinyi
               /s/ Zhu Qinyi
Party D: Hangzhou Mijia Technologies Co., Ltd.
Authorized Representative: /s/ Song Tao
Position: President
[Affixed with the seal of Hangzhou Mijia Technologies Co., Ltd.]

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT
     This Intellectual Property Assignment Agreement (the “Agreement”) is entered into as of August 1, 2007 by and between the following parties in Beijing:
The Assignor:
Hangzhou Sky Network Technologies Co., Ltd.
Address: Room 419, West Apartment, Building A, 525 Xixi Road, Xihu District
The Assignee:
Pusida (Beijing) Technologies Co., Ltd.
Address: Room 500, Tower C, Fengyu Buildings, 115 Fucheng Road, Haidian District, Beijing
     WHEREAS, The Assignor is a limited liability company registered in Hangzhou under the laws of the People’s Republic of China (the “PRC”), owns the Intellectual Property as defined in Appendix (the “Intellectual Property”).
     WHEREAS, the Assignee is a wholly foreign-owned enterprise registered under the laws of the PRC in Beijing;
     WHEREAS, The Assignor agrees to assign the Intellectual Property to the Assignee and the Assignee agrees to accept the assignment of the Intellectual Property.
     NOW, THEREFORE, the parties hereto agree as follows:
1. Transfer of Intellectual Property
     The Assignor agrees to change the registered owner of the Intellectual Property into the Assignee and the Assignee agrees to accept the change of the registered owner of the Intellectual Property. The Assignee shall pay the Assignor an amount of RMB 1 Yuan for the Intellectual Property transferred hereunder.
2. Registration Fees
     The registration for the change of the registered owner of the Intellectual Property shall be undertaken by the Assignor and the Assignor shall bear the registration fees incurred hereby.

3. Representations and Warranties
     3.1 The Assignor hereby represents and warrants as follows:
     3.1.1 the Assignor is a limited liability company duly registered and validly existing under the laws of the PRC.
     3.1.2 the Assignor has the exclusive ownership of the Intellectual Property and no rights or equity of any third party is prejudiced due to the use of the Intellectual Property. There is no litigation or any other disputes arising from or relating to the Intellectual Property.
     3.1.3 the Assignor, subject to its business scope and corporate power, has taken necessary steps and obtained full authority and all consents and approvals of any other third party and government agency necessary to execute and perform this Agreement, which shall not conflict with any enforceable and effective laws or contracts.
     3.1.4 once this Agreement has been duly executed by both parties, it will constitute a legal, valid and binding agreement of the Assignor enforceable against it in accordance with its terms upon its execution.
     3.1.5 the Assignor will not engage in any action that will be of detriment to the validity of the Intellectual Property after the completion of the assignment.
     3.1.6 the Assignor has never licensed and will never license the Intellectual Property to any third party.
     3.1.7 After this Agreement become effective, without prior written consent from the Assignee, the Assignor shall not, directly or indirectly, apply for registration of any of the trademarks listed in the Appendix hereto with any trademark registration department of PRC.
     3.2 The Assignee hereby represents and warrants as follows:
     3.2.1 the Assignee is a company duly registered and validly existing under the laws of the PRC.
     3.2.2 the Assignee, subject to its business scope and corporate power, has taken necessary steps and obtained full authority and all consents and approvals of any other third party and governmental agency necessary to execute and perform this Agreement, which shall not conflict with any enforceable and effective laws or contracts.
     3.2.3 once this Agreement has been duly executed by both parties, it will constitute a legal, valid and binding agreement of the Assignee enforceable against it in accordance with its terms upon its execution.

     3.2.4 the Assignee shall apply for register of the trademarks listed in the Appendix with trademark register apartment of PRC as soon as possible.
4. Effective Date and Term
     This Agreement has been duly executed by the parties’ authorized representatives as of the date first set forth above and shall take immediate effect, if such transfer shall take effect after registration with relevant government authorities and organization, the effective date shall be the date of registration.
5. Dispute Resolution
     The parties shall strive to settle any dispute arising from the interpretation or performance in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation, each Party can submit such matter to China International Economic and Trade Arbitration Commission (the “CIETAC”) for arbitration in Beijing under the current effective rules of CIETAC. The arbitration proceedings shall be conducted in Chinese. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.
6. Governing Law
     This Agreement, the rights and obligations of the parties hereto, and any related claims or disputes, shall be governed by and construed in accordance with the PRC laws, without giving effect to the choice of law rules.
7. Amendment and Supplement
     Any amendment and supplement to this Agreement shall come into force only after a written agreement is signed by both parties. The amendment and supplement duly executed by both parties shall be part of this Agreement and shall have the same legal effect as this Agreement.
8. Severability
     If any provision contained in this Agreement is held invalid or unenforceable under applicable, such provision shall be invalid or unenforceable as to such jurisdiction and the remaining provisions hereof shall not be in any way impaired.
9. Appendices
     The Appendices referred to in this Agreement are an integral part of this

Agreement and have the same legal effect as this Agreement.
10. Others
     This Agreement is executed in English and Chinese. Both “English” and “Chinese” versions have the same legal force.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.

The Assignor:

Hangzhou Sky Network Technologies Co., Ltd.
Authorized Representative:	/s/ Song Tao
Title: Legal Representative
[Affixed with the seal of Hangzhou Sky Network Technologies Co., Ltd.]

The Assignee:

Pusida (Beijing) Technologies Co., Ltd.
Authorized Representative: Title: Legal Representative	/s/ Song Tao
[Affixed with the seal of Pusida (Beijing) Technologies Co., Ltd.]

APPENDIX
The Intellectual Property includes, without limitation, the following:
     (1) Domain name of www.sky-mobi.com, wap.sky-mobi.com, wap.skmeg.com, wap.mythroad.com;
     (2) Computer Software and its patent right of Sky Dynamic Menu Engine [DSM Dynamic Engine] V1.52;
     (3) Trademarks of “SKY-MOBI” and “SKY Engine” .

INTELLECTUAL PROPERTY LICENSE AGREEMENT
     This Intellectual Property License Agreement (the “Agreement”) is entered into as of August 1, 2007 in Beijing by and between the following parties:
The Licensor:
Pusida (Beijing) Technologies Co., Ltd.
Address: Room 500, Tower C, Fengyu Buildings, 115 Fucheng Road, Haidian District, Beijing
The Licensee:
Hangzhou Sky Network Technologies Co., Ltd.
Address: Room 419, West Apartment, Building A, 525 Xixi Road, Xihu District
     WHEREAS, the Licensor, a wholly foreign-owned enterprise registered in Beijing under the laws of the People’s Republic of China (the “PRC”), owns the Intellectual Property as described in Appendix 1;
     WHEREAS, the Licensee is a limited liability company under the laws of the PRC, and is licensed by competent governmental authorities to operate the business of computer software technology development business.
     WHEREAS, the Licensor desires to license the rights to use the Intellectual Property provided under this Agreement to the Licensee in accordance with the terms and conditions set forth herein, and the Licensee wishes to accept the license in accordance with the terms and conditions set forth herein;
     NOW THEREFORE, the parties through mutual negotiation agree as follows:
1. Grant of License
     1.1 Intellectual Property License
     According to the terms and conditions hereinafter set forth, the Licensor agrees to grant a general license to the Licensee for Intellectual Property as defined in Appendix 1, and the Licensee accept the general license to use the Intellectual Property (hereinafter the “Intellectual Property”). The license hereunder is non-exclusive.
     1.2 Territory
     1.2.1 The use of the Intellectual Property granted by the Licensor to the Licensee extends only to the scope of the business operated by the Licensee relating to the value-added telecommunications services operated by the Licensee. The Licensee agrees that it will not otherwise directly or indirectly use, or authorize others to use, the Intellectual Property by any other means, unless there are opposite stipulations in this agreement.
     1.2.2 The license hereby granted extends only to the PRC. The Licensee agrees that it will not directly or indirectly use, or authorize others to use the Intellectual Property in any other area.

2. Terms of Payment
     The Licensee agrees to pay to the Licensor a license fee and the details of the license fee, the calculation method, and the form of payment are set forth in Appendix
3. Goodwill
     The Licensee recognizes the value of the goodwill associated with the Intellectual Property, and acknowledges that all intellectual property rights therein and goodwill pertaining thereto shall be solely owned by the Licensor.
4. Confidentiality
4.1 The Licensee shall protect and maintain the confidentiality of any and all confidential data and information acknowledged or received by the Licensee in connection with licensing of the Intellectual Property provided by the Licensor (collectively, the “Confidential Information”). Upon termination or expiration of this Agreement, the Licensee shall, at the Licensor’s request, return all and any documents, information or software containing any of such Confidential Information to the Licensor or destroy it and delete the Confidential Information from any electronic devices and cease to use them. The Licensee shall not disclose, grant or transfer any Confidential Information to any third party without the Licensor’s prior written consent.
4.2 The parties agree that Section 4.1 shall survive any amendment, expiration or termination of this Agreement for a period of five (5) years.
5. Representations and Warranties
5.1 The Licensor represents and warrants as follows:
          5.1.1 the Licensor is a company duly registered and validly existing under the laws of the PRC;
          5.1.2 the Licensor, subject to its business scope, has full right power, authority and capacity and all necessary consents and approvals of any other third party and government to execute and perform this Agreement, which shall not be against any enforceable and effective laws or contracts;
          5.1.3 once this Agreement has been duly executed by both parties, it will constitute a legal, valid and binding agreement of the Licensor and will be enforceable against the Licensor in accordance with its terms upon its execution;
          5.1.4 the Licensor is or will be the sole owner of the Intellectual Property.
     5.2 The Licensee represents and warrants as follows:
          5.2.1 the Licensee is a limited liability company duly registered and validly existing under the laws of the PRC and is licensed by the relevant PRC government authority to engage in the business of providing information services in respect of value-added telecommunications services;
          5.2.2 the Licensee executes and performs this Agreement within its corporate authority and business scope, and it has obtained all necessary consents and approvals of any other third party and government to execute and perform this Agreement, which shall not be against any enforceable and effective laws or contracts.
          5.2.3 the Agreement will constitute a legal, valid and binding agreement of the Licensee and will be enforceable against the Licensee in accordance with its terms upon its execution.
6. The Licensor’s Rights of Licensing and Protection of the Licensor’s Rights
     6.1 the Licensee agrees that it will not during the term of this Agreement, or thereafter, challenge the license right or any other rights of the Licensor in and to the Intellectual Property or challenge the validity of this license or otherwise take or fail to take any action that impairs such rights or license.
     6.2 the Licensee agrees to assist the Licensor to the extent necessary in the procurement of any protection or to protect any of the Licensor’s rights to the Intellectual Property. In the event any third party lodges a claim concerning the Intellectual Property, the Licensor, if it so desires may commence or prosecute any claims or suits in its own name or in the name of the Licensee or join the Licensee as a party thereto. In the event any third party infringes the Intellectual Property, the Licensee shall notify the Licensor in writing of any infringements or imitations by others of the Intellectual Property which may come to the Licensee’s attention, and the Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements.
     6.3 the Licensee further agrees to use the Intellectual Property only in accordance with this Agreement and shall not use the Intellectual Property in any way which, in the opinion of the Licensor, is deceptive, misleading or in any way damages the Intellectual Property or the reputation of the Licensor.
7. Quality
     The Licensee shall use its reasonable best efforts to improve the quality of its business, in order to protect and enhance the reputation of the Intellectual Property.
8. Promotion Material
     In all cases where the Licensee uses promotional materials relevant to the Intellectual Property, the production cost of such materials shall be borne by the Licensee. All copyrights or other intellectual property rights of such materials concerning the Intellectual Property shall be the sole and exclusive property of the Licensor whether developed by the Licensor or the Licensee. The Licensee agrees not to promote or advertise any of the Intellectual Property on radio, television, newspapers, magazines, the internet or other media without the prior written consent of the Licensor.
9. Effective Date and Term
     9.1 This Agreement has been duly executed as effective on the date first set forth above. The term of this Agreement is ten (10) years or the date of the expiration of period of validity of the Intellectual Property (which ever occurs earlier) unless earlier terminated as set forth below.

     9.2 This Agreement may be renewed by the Licensor only with written consent of the extension of this Agreement before the expiration of this Agreement, with terms solely determined by the Licensor.
10. Record Filing
     Within three (3) months after the execution of the Agreement, the Licensor shall make a record filing of a copy of this Agreement or the agreements to be entered into by the parties for the purpose of implementation of this Agreement with the relevant Intellectual Property administration authority of the PRC.
11. Termination
     11.1 Termination or Expiration.
     This Agreement shall expire on earlier of the expiration date or any earlier termination date as described below, unless this Agreement is extended as set forth above.
     11.2 Early Termination
     Without prejudice to any legal or other rights or remedies of the party who asks for termination of this Agreement, either party may terminate this Agreement immediately with written notice to the other party in the event the other party materially breaches this Agreement including, without limitation, breach of Sections 6.1, 6.2 and 6.3 of this Agreement and fails to rectify its breach within thirty (30) days from the date it receives written notice of its breach from the non-breaching party.
     During the term of this Agreement, the Licensor may terminate this Agreement at any time by a written notice to the Licensee, and the termination shall be effective fifteen (15) days after the termination notice is delivered.
     11.3 Survival.
     Articles 3, 4, 6, 15 and 16 shall survive after the termination of this Agreement.
12. Force Majeure
     12.1 Force Majeure shall refer to any event that is beyond the party’s reasonable control and cannot be prevented with reasonable care, including acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning or war. However, any shortage of credit, capital or finance shall not be regarded as an event beyond the control of a party. The party affected by Force Majeure shall notify the other party about the release without delay.
     12.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only to the extent within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After the event of Force Majeure is removed, both parties agree to resume performance of this Agreement with their best efforts.

13. Notices
     All notices or other communications provided for hereunder shall be written in English and Chinese and shall be delivered by personal delivery or by registered or postage prepaid mail, recognized courier service or facsimile transmission to the address of the relevant party or parties set forth below.

If to the Licensor:	Pusida (Beijing) Technologies Co., Ltd.
Room 500, Tower C, Fengyu Buildings, 115 Fucheng Road, Haidian District, Beijing

If to the Licensee:	Hangzhou Sky Network Technology Co., Ltd.
Room 419, West Apartment, Building A, 525 Xixi Road, Xihu District
14. Assignment or Sublicense
     Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except the Licensor may assign any right, interest or obligation hereunder to its Affiliates. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns. For the purpose of this article, Affiliate means any person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified.
15.	Dispute Resolution:
     The parties shall strive to settle any dispute arising from the interpretation or performance in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation, each Party can submit such matter to China International Economic and Trade Arbitration Commission (the “CIETAC”) for arbitration in Beijing under the current effective rules of CIETAC. The arbitration proceedings shall be conducted in Chinese. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.
16. Governing Law
     This Agreement, the rights and obligations of the parties hereto, and any related claims or disputes, shall be governed by and construed in accordance with the PRC laws, without giving effect to the choice of law rules.
17. Amendment and Supplement to the Agreement
     Any amendment and supplement of this Agreement shall come into force if in writing and signed by both parties. The amendment and supplement duly executed by both parties shall form a part of this Agreement and shall have the same legal effect as this Agreement.

18. Severability
     If any provision contained in this Agreement is held invalid or unenforceable under applicable, such provision shall be invalid or unenforceable as to such jurisdiction and the remaining provisions hereof shall not be in any way impaired.
19. Appendices
     The Appendices referred to in this Agreement are an integral part of this Agreement and have the same legal effect as this Agreement.
20. Others
     This Agreement is executed in English and Chinese. Both “English” and “Chinese” versions have the same legal force.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.
The Licensor:
Pusida (Beijing) Technologies Co., Ltd.
Authorized Representative: /s/ Song Tao
Title: President
[Affixed with the seal of Pusida (Beijing) Technologies Co., Ltd.]
The Licensee:
Hangzhou Sky Network Technologies Co., Ltd.
Authorized Representative: /s/ Song Tao
Title: President
[Affixed with the seal of Hangzhou Sky Network Technologies Co., Ltd.]

Appendix 1
List of the Intellectual Property
The Intellectual Property includes, without limitation, the following:
(1) Domain name of “www.sky-mobi.com”;
(2) Computer Software of Sky Dynamic Menu Engine V1.52;
(3) Trademarks of “SKY-MOBI” and “SKY Engine”;
(4) Technology of “MYTHROAD”.

Appendix 2
License Fee Calculation Method and Payment Method
The Licensee shall pay a License fee of _________ per year to the Licensor. The Licensor has the sole right to determine or waive the Licensee’s duty to pay License fee.

Power of Attorney
     Our company, Hangzhou Mijia Technologies Co., Ltd., a company duly incorporated under the law of the People’s Republic of China (“China”) with Registration No.:                     , and a holder of 80% of the entire registered capital in Hangzhou Sky Network Technologies Co., Ltd. (“Our company’s Shareholding”), hereby irrevocably authorizes the Pusida (Beijing) Technologies Co., Ltd. (“WFOE”) to exercise the following rights relating to Our company’s Shareholding during the term of this Power of Attorney:
     The WFOE or its designated party is hereby authorized to act on behalf of our company as our company’s exclusive agent and attorney with respect to all matters concerning Our company’s Shareholding, including without limitation to: 1) attend shareholders’ meetings of Hangzhou Sky Network Technologies Co., Ltd.; 2) exercise all the shareholder’s rights and shareholder’s voting rights our company is entitled to under the laws of China and this company’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of Our company’s Shareholding in part or in whole; and 3) designate and appoint on behalf of our company the legal representative (chairperson), the director, supervisor, the chief executive officer and other senior management members of this company.
     Without limiting the generality of the powers granted hereunder, the WFOE shall have the power and authority under this Power of Attorney to execute the Transfer Contracts stipulated in Exclusive Option Agreement, to which our company is required to be a party, on behalf of our company, and to effect the terms of the Share Pledge Agreement and Exclusive Option Agreement, both dated the date hereof, to which our company is a party.
     All the actions associated with Our company’s Shareholding conducted by the WFOE (or its designated party) shall be deemed as our company’s own actions, and all the documents related to Our company’s Shareholding executed by the WOFE (or its designated party) shall be deemed to be executed by our company. Our company hereby acknowledges and ratifies those actions and/or documents by the WFOE (or its designated party).
     The WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to our company or obtaining our company’s consent.
     This Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as our company is a shareholder of Hangzhou Sky Network Technologies Co., Ltd.
     During the term of this Power of Attorney, our company hereby waives all the rights associated with Our company’s Shareholding, which have been authorized to the WFOE through this Power of Attorney, and shall not exercise such rights by our company.
Hangzhou Mijia Technologies Co., Ltd.
Legal Representative: /s/ Song Tao
[Affixed with the seal of Hangzhou Mijia
Technologies Co., Ltd.]
August 1st, 2007
Witness: /s/ Zhu Qinyi
Name:
August 1st, 2007

Power of Attorney
     I, Zhu Qinyi, a citizen of the People’s Republic of China (“China”) with Chinese Identification Card No.:                     , and a holder of 20% of the entire registered capital in Hangzhou Sky Network Technologies Co., Ltd. (“My Shareholding”), hereby irrevocably authorizes the Pusida (Beijing) Technologies Co., Ltd. (“WFOE”) to exercise the following rights relating to My Shareholding during the term of this Power of Attorney:
     The WFOE or its designated party is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attend shareholders’ meetings of Hangzhou Sky Network Technologies Co., Ltd.; 2) exercise all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of China and this company’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative (chairperson), the director, supervisor, the chief executive officer and other senior management members of this company.
     Without limiting the generality of the powers granted hereunder, the WFOE shall have the power and authority under this Power of Attorney to execute the Transfer Contracts stipulated in Exclusive Option Agreement, to which I am required to be a party, on behalf of myself, and to effect the terms of the Share Pledge Agreement and Exclusive Option Agreement, both dated the date hereof, to which I am a party.
     All the actions associated with My Shareholding conducted by the WFOE (or its designated party) shall be deemed as my own actions, and all the documents related to My Shareholding executed by the WOFE (or its designated party) shall be deemed to be executed by me. I hereby acknowledge and ratifies those actions and/or documents by the WFOE (or its designated party).
     The WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent.
     This Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as I am a shareholder of Hangzhou Sky Network Technologies Co., Ltd.
     During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to the WFOE through this Power of Attorney, and shall not exercise such rights by myself.
Zhu Qinyi
Legal Representative: /s/ Zhu Qinyi
August 1st, 2007
Witness: /s/ Song Tao
Name:
August 1st, 2007

EXCLUSIVE OPTION AGREEMENT
The Exclusive Option Agreement, dated as of August 1, 2007 (the “Agreement”), is made by and among the following parties:
(1) Pusida (Beijing) Technologies Co., Ltd. , a wholly foreign-owned enterprise registered in the People’s Republic of China (“PRC”), with the address at Room 500, Tower C, Fengyu Buildings, 115 Fucheng Road, Haidian District, Beijing (the “PRC Subsidiary”);
(2) Hangzhou Mijia Technologies Co., Ltd., a limited liability company registered in Hangzhou carrying on software technology development business, with the legal address at Room 418, West Apartment, Building A, Technology Park of Zhejiang University, 525 Xixi Road, Xihu District (the “Mijia”); and
(3)
Song Tao
Residential Address: No.398 Wenshan Road, Xihu District, Hangzhou
Xia Zhiyi
Residential Address: No.398 Wenshan Road, Xihu District, Hangzhou
Qu Guoping
Residential Address: No.398 Wenshan Road, Xihu District, Hangzhou
Jin Zi
Residential Address: Room 503, Unit 1 BLD30, Pujiaxin Village, Jianggan District, Hangzhou
Tang Yan
Residential Address: No.398 Wenshan Road, Xihu District, Hangzhou
Wu Wenjie
Residential Address: No.398 Wenshan Road, Xihu District, Hangzhou
Wang Zhe
Residential Address: Room 304, No.11 BLD 3, Hanggang Dormitory, Dongxin Road, Xiacheng District, Hangzhou
Ou Li
Residential Address: Room 102, No.11 BLD 3, Shuguangxin Village, Xihu District, Hangzhou
Yan Qin

Residential Address: Room 243, No.199 Wenshan Road, Xihu District, Hangzhou
Zeng Rui
Residential Address: Room 299, No.199 Wenshan Road, Xihu District, Hangzhou
Shao Wanyan
Residential Address: No.398 Wenshan Road, Xihu District, Hangzhou
     (collectively, the “Selling Shareholders”).
     As used in this Agreement, each of the PRC Subsidiary, the Mijia, and the Selling Shareholders and is referred to as a “party” respectively and the “parties” collectively.
WHEREAS:
     1. Song Tao is a shareholder of the Mijia who owns 46.6% equity interest therein; Ou Li is a shareholder of the Mijia who owns 23.2% equity interest therein Tang Yan is a shareholder of the Mijia who owns 9.28% equity interest therein; Xia Zhiyi is a shareholder of the Mijia who owns 6.96% equity interest therein; Jin Zi is a shareholder of the Mijia who owns 5.8% equity interest therein; Qu Guoping is a shareholder of the Mijia who owns 1.74% equity interest therein; Wu Wenjie is a shareholder of the Mijia who owns 1.74% equity interest therein;Wang Zhe is a shareholder of the Mijia who owns 1.74% equity interest therein; Yan Qin is a shareholder of the Mijia who owns 0.87% equity interest therein; Zeng Rui is a shareholder of the Mijia who owns 0.87% equity interest therein; Shao Wanyan is a shareholder of the Mijia who owns 1.4% equity interest therein(collectively, the “Equity Interest”).
     2. The Mijia and the PRC Subsidiary have entered into a series of contracts, including the Exclusive Technical Consulting and Services Agreement, the Operating Agreement, the Intellectual Property License Agreement, the Intellectual Property Assignment Agreement, and the Equity Interest Pledge Agreement.
NOW, THEREFORE, the parties to this Agreement hereby agree as follows:
1. Purchase and Sale of Equity Interest
Section 1.1 Authorization
The Selling Shareholders hereby irrevocably deliver to the PRC Subsidiary, under the laws of the PRC, an irrevocable sole authority (“Purchase Right of Equity Interest”) for the PRC Subsidiary or one or more persons designated by the PRC Subsidiary (the “Designated Persons”) to purchase (in accordance with steps decided by the PRC

Subsidiary and at the price specified in Section 1.3 hereof) at any time from the Selling Shareholders all or part of the Selling Shareholders’ equity interest in the Mijia. Except for the PRC Subsidiary and the Designated Persons, as the case may be, the Selling Shareholders shall not grant such right to any other party. The Mijia hereby agrees to the authorization of Purchase Right of Equity Interest from the Selling Shareholders to the PRC Subsidiary. For the purposes of this Agreement, “person” has the meaning of person, corporation, joint venture, partnership, enterprise, trust or non-corporation organization.
Section 1.2 Steps
     The exercise of Purchase Right of Equity Interest of the PRC Subsidiary shall be upon and subject to the laws and regulations of PRC. The PRC Subsidiary shall send a written notice (the “Notice of Purchase of Equity Interest”) to the Selling Shareholders to exercise the Purchase Right of Equity Interest, and the Notice of Purchase of Equity Interest shall contain the following:
     (a) The PRC Subsidiary’s decision to exercise the purchase right;
     (b) The equity interests to be purchased by the PRC Subsidiary or the Designated Person, as the case may be, from the Selling Shareholders (the “Purchased Equity Interest”);
     (c) Purchase date and Equity Interest transferring date.
Section 1.3 Purchase Price
The price of the Purchased Equity Interest (the “Purchase Price”) shall be the lowest value as permitted by the PRC laws and regulations when the Equity Interest Purchase Right is exercised. Unless otherwise required, expressly or impliedly, by the PRC laws and regulations when the Equity Interest Purchase Right is exercised, the Purchase Price shall be One (1.00) CNY.
Section 1.4 Transfer of the Purchased Equity Interest
Upon each and every exercise by the PRC Subsidiary or the Designated Person, as the case may be, of the Purchase Right of Equity Interest:
(a) The Selling Shareholders shall urge the Mijia to convene a shareholders meeting, and during the meeting, to approve and pass the decision or resolution to transfer the equity interest from the Selling Shareholders to the PRC Subsidiary and/or the Designated Persons, as the case may be;
(b) The Selling Shareholders shall, upon the terms and conditions of this Agreement and the Notice of Purchase of Equity Interest, enter into Equity Interest transfer agreement with the PRC Subsidiary (or, as applicable, the Designated Persons);
(c) The related parties shall execute all other requisite contracts, agreements or documents, obtain all necessary approval and consent of the government, and perform all requisite actions to transfer the valid ownership of the Purchased Equity Interest (free of any Security Interest) to the PRC Subsidiary and/or the Designated Person, and to cause the PRC Subsidiary and/or the Designated Person, as the case may be, to be the registered owner of the Purchased Equity Interest. For the purposes of this Agreement, “Security Interest” has the meaning of security, mortgage, right or interest of the third party, any purchase right of equity interest, right of acquisition, preemptive right, right of set-off, encumbrance or other security arrangements. Notwithstanding the foregoing, it does not include any security interest subject to this Agreement or the Equity Interest Pledge Agreement entered into by the PRC Subsidiary and the Selling Shareholders.
2. Covenants Relating to Equity Interest
Section 2.1 Covenants of the Selling Shareholders and Mijia
Each of the Selling Shareholders and Mijia hereby covenant that he shall use his best efforts to cause the Mijia:
(a) Without prior written consent by the PRC Subsidiary, not, in any form, to change, amend or restate the articles of the association of the Mijia, to increase or decrease registered capital of the corporation, or to change the structure of the registered capital in any other forms;
(b) To follow safe and sound finance and business standard and practice, maintain the existence of Mijia and prudently and effectively operate business;
(c) Without prior written consent by the PRC Subsidiary, not, from the execution date of this Agreement, to sell, transfer, mortgage or dispose in any other form any assets, legitimate or beneficial interest of business or income of the Mijia, or to approve the creation of any other security interest over assets of the Mijia;
(d) Without prior written consent by the PRC Subsidiary, no debt shall take place, be inherited, be guaranteed, or be allowed to exist, with the exception of (i) debt incurred from normal or daily business; (ii) debt having been disclosed to or having obtained written consent from the PRC Subsidiary;
(e) To normally operate all business to maintain the asset value of the Mijia, without engaging in any action that adversely affects the operation and asset value;

(f) Without prior written consent by the PRC Subsidiary, not to enter into any material contract, with the exception of the contract entered into during the normal business (for the purposes of this paragraph, a contract with a value more than CNY 100,000 shall be deemed as material);
(g) Without prior written consent by the PRC Subsidiary, not to provide loan or credit to any person;
(h) Upon request, to provide all operation and finance materials relevant to the Mijia to the PRC Subsidiary or the Designated Person, where applicable;
(i) Without prior written consent by the PRC Subsidiary, not to merge or associate with any person, or purchase any person or invest in any person;
(j) To immediately notify the PRC Subsidiary the occurrence or, to the best knowledge, the likely occurrence of a material litigation, arbitration or administrative procedure related to the assets, business and operation of the Mijia;
(k) In order to maintain the title of the Mijia to all its assets, to execute all requisite or appropriate documents, take all requisite or appropriate action, advance all requisite or appropriate accusation, or make requisite or appropriate plea for all claims;
(l) Without prior written notice by the PRC Subsidiary, not to allocate stock interests to shareholders in any form, but upon the request of the PRC Subsidiary, to allocate all or part of its assignable profits to the PRC Subsidiary or as it may direct;
(m) Upon the request of the PRC Subsidiary, to appoint any person designated by the PRC Subsidiary to be a member of the Board of Directors of the Mijia or its legal representative; and
(n) Upon the request of the PRC Subsidiary, Mijia shall purchase and hold insurances related to its business and assets from the insurance company which is acceptable for the PRC Subsidiary, the type and amount of these insurances shall be same as those companies with similar business.
Section 2.2 Further Covenants of the Selling Shareholders
Each of the Selling Shareholders further covenants:
(a) Without prior written consent by the PRC Subsidiary, not, from the execution date of this Agreement, to or cause to sell, transfer, mortgage or dispose of in any other form any legitimate or beneficial interest of the equity interests in the Mijia, or to approve the creation of any other security interest over such equity interests, with the exception of the pledge over the equity interests of the Selling Shareholders in the Mijia in accordance with the Equity Interest Pledge Agreement;
(b) To cause the authorized representative(s) not to approve at any shareholders meeting except with the prior written consent of the PRC Subsidiary, any sale, transfer, mortgage or disposal in any other form of any legal or beneficial interest in the equity interests in the Mijia, with the exception of the pledge over the equity interests of the Selling Shareholders in the Mijia in accordance with the Equity Interest Pledge Agreement;
(c) To cause the authorized representative(s) not to approve at the shareholders meeting to, except with the prior written consent of the PRC Subsidiary, any merger or association of the Mijia with any person, or purchase any person or investment in any person;
(d) To immediately notify the PRC Subsidiary the occurrence or, to the best of their knowledge, the likely occurrence of any material litigation, arbitration or administrative procedure related to the equity interests owned by them in the Mijia;
(e) To cause the authorized representative(s) to vote to approve at shareholders meeting the transfer of the Purchased Equity Interest pursuant to this Agreement;
(f) In order to maintain their ownership of the equity interests in the Mijia, to execute all requisite or appropriate documents, take all requisite or appropriate action, advance all requisite or appropriate accusation, or make requisite or appropriate plea for all claims;
(g) Upon the request of the PRC Subsidiary, the PRC Subsidiary’s Affiliate in PRC, to appoint any person designated by the PRC Subsidiary to be a member of the Board of Directors of the Mijia;
(h) Upon the request of the PRC Subsidiary at any time, to immediately transfer their equity interests in the Mijia to the representative designated by the PRC Subsidiary unconditionally and at any time, waive their preemptive right in respect of any equity interest being transferred by any other shareholder;
(i) To prudently comply with the terms and conditions of this Agreement and other agreements entered into by the Selling Shareholders, the Mijia and the PRC Subsidiary, to duly perform all obligations under these agreements without taking any action that may affect the validity and enforceability of these agreements.
3. Representations and Warranties of the Mijia and the Selling Shareholders
Dated as of the execution date of this Agreement and every transferring date, each of the Selling Shareholders and the Mijia hereby represents and warrants jointly and severally to the PRC Subsidiary as follows:
(a) It has the power and ability to enter into and deliver this Agreement, and any equity interest transferring agreements (hereinafter referred to as “Transferring Agreement”) in which it is a party, for every single transfer of the Purchased Equity Interest according to this Agreement, and to perform its obligations under this Agreement and any Transferring Agreement by which it is bound at such time. Upon execution, this Agreement and the Transferring Agreements in which it is a party constitute a legal, valid and binding obligation of it and is enforceable against it in accordance with its terms;
(b) The execution, delivery of this Agreement and any Transferring Agreement and performance of the obligations under this Agreement and any Transferring Agreement do not: (i) violate any relevant laws and regulations of PRC; (ii) conflict with its Articles of Association or other organizational documents; (iii) breach any contract or instruments to which it is a party; (iv) violate any conditions required for the issuance of any consent or approval and maintaining the validity thereof; or (v) cause suspension, revocation of or imposition of additional condition on any consent or approval issued to it;
(c) The equity interests in the Mijia outstanding as of the date of this Agreement are duly authorized, validly issued, fully paid and nonassessable and are owned, of record or beneficially, by the Selling Shareholders thereof free and clear of any security interest, and were either issued in accordance with all applicable securities Laws or pursuant to exemptions therefrom, with the exception of the pledge of equity interests agreed by the PRC Subsidiary or the Designated Person;
(d) Mijia do not have any undischarged debt, with the exception of (i) debt incurred from its normal business; and (ii) debt having been disclosed to the PRC Subsidiary and having obtained written consent from the PRC Subsidiary;
(e) Mijia abides by all applicable laws and regulations related to the mergers and acquisitions (share or assets);
(f) No material litigation, arbitration or administrative procedure relating to the equity interest of, assets of the Mijia or the Mijia is pending or, to the best knowledge of the Selling Shareholders and the Mijia, threatened or likely to occur.
(g) The Selling Shareholders of the Mijia hereby waive any and all pre-emptive rights, rights of first refusal, co-sale rights or similar rights, as well as any entitlements to liquidation preferences or other preferences contemplated under the articles of association of the Mijia or otherwise.

4. Effective Date
     This Agreement shall come into effect from the date of execution for 10 years, and is renewable by the PRC Subsidiary with terms solely determined by the PRC Subsidiary; provided that this Agreement shall automatically terminate when the Shareholders cease to hold any equity interest in the Mijia as a result of the performance of this Agreement or the Equity Interest Pledge Agreement.
5. Governing Law and Dispute Resolution
Section 5.1 Governing Law
This Agreement, the rights and obligations of the parties hereto, and any related claims or disputes, shall be governed by and construed in accordance with the PRC laws, without giving effect to the choice of law rules.
Section 5.2 Dispute Resolution
In the event a dispute arises in connection with the interpretation or implementation of this Agreement, the parties to the dispute shall attempt to settle such dispute through friendly consultations. If no mutually acceptable settlement of such dispute is reached, then such dispute shall be finally and exclusively settled by arbitration as provided herein. Arbitration shall be conducted in accordance with the Arbitration Rules of the China International Economic and Trade Arbitration Commission being in force at the time a particular dispute is submitted for arbitration. The place of arbitration shall be in Beijing. The language for arbitration shall be Chinese. The award shall be bound and enforceable to the parties. Except the controversial issues, the parties shall perform other rights and obligations under this Agreement during the arbitration of any dispute arises in connection with the interpretation or implementation of this Agreement.
6. Taxes and Expenses
Each party shall, according to laws of PRC, bear any and all applicable taxes, costs and expenses for the preparation and execution of this Agreement and all Transferring Agreements, as well as those arising from or imposed on one party, to complete the transactions of this Agreement and all Transferring Agreements.
7. Notices
All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex, or telecopy, or facsimile transmission, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses or to such other address as the party to whom notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above:
If to the PRC Subsidiary:
Pusida (Beijing) Technologies Co., Ltd.
Address: Room 500, Tower C, Fengyu Buildings, 115 Fucheng Road, Haidian District, Beijing
If to the Mijia:
     Hangzhou Mijia Technology Co., Ltd.
     Address: Room 418, West Apartment, Building A, Technology Park of Zhejiang University, 525 Xixi Road, Xihu District
If to the Selling Shareholders
Song Tao
Address: No.398 Wenshan Road, Xihu District, Hangzhou
Xia Zhiyi
Address: No.398 Wenshan Road, Xihu District, Hangzhou
Qu Guoping
Address: No.398 Wenshan Road, Xihu District, Hangzhou
Jin Zi
Address: Room 503, Unit 1 BLD30, Pujiaxin Village, Jianggan District, Hangzhou
Tang Yan
Address: No.398 Wenshan Road, Xihu District, Hangzhou
Wu Wenjie
Address: No.398 Wenshan Road, Xihu District, Hangzhou
Wang Zhe
Address: Room 304, No.11 BLD 3, Hanggang Dormitory, Dongxin Road, Xiacheng District, Hangzhou
Ou Li
Address: Room 102, No.11 BLD 3, Shuguangxin Village, Xihu District,
Hangzhou

Yan Qin
Address: Room 243, No.199 Wenshan Road, Xihu District, Hangzhou
Zeng Rui
Address: Room 299, No.199 Wenshan Road, Xihu District, Hangzhou
Shao Wanyan
Address: No.398 Wenshan Road, Xihu District, Hangzhou
8. Confidentiality
The parties admit and confirm any oral or written materials exchanged by the parties relating to this Agreement are confidential. The parties shall strictly maintain the confidentiality of all such materials. Without written approval by the disclosing party, the receiving party may not disclose to any third party any confidential materials, except any information: (a) is or becomes available to the public, other than as a result of a disclosure by the receiving party in breach of this Agreement; (b) was available to the receiving party, or has become available to the receiving party, on a non-confidential basis from a source other than the disclosing party; provided that the source of such information was not bound by a confidentiality agreement with the disclosing party with respect to such material; (c) needed to be disclosed subject to applicable ordinances; or (d) necessarily disclosed to the receiving party’s legal or financial consultant relating the contemplated transaction, provided the legal or financial consultant shall have similar confidentiality obligation as set forth in this Section. The breach of the confidentiality obligation by any staff or the institutions retained by the receiving party shall be deemed as the breach of such obligation by such receiving party. This Section shall survive the termination of this Agreement for a period of 5 years.
9. Further Assurances
The parties to the Agreement agree to promptly execute documents and to take actions reasonably necessary for the realization of the purpose of this Agreement.
10. Miscellaneous
Section 10.1 Amendment, Modification and Supplement
Any amendments, modification, supplements, additions or changes of the Agreement shall be in writing and come into effect upon being executed and sealed by the parties hereto.

Section 10.2 Entire Agreement
This Agreement constitute the sole and entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and renders of no force and effect all prior oral or written agreements, commitments and undertakings among the parties with respect to the subject matter hereof.
Section 10.3 Headings
The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.
Section 10.4 Language
This Agreement is executed in 13 copies in Chinese and English. Both English and Chinese versions have the same legal force.
Section 10.5 Severability
If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.
Section 10.6 Transfer or Assignment
Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except the PRC Subsidiary may assign any right, interest or obligation hereunder to its affiliates. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.
Section 10.7 Survival
(a) Any obligation arises or becomes due prior to the expiration or termination of the Agreement shall survive such expiration and termination.
(b) Section 5, Section 8 and Section 10.8 hereof shall survive the termination of this Agreement.
Section 10.8 Waiver
Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first written above.
The PRC Subsidiary: Pusida (Beijing) Technologies Co., Ltd.
Legal Representative: /s/ Song Tao
Name: Song Tao
Title: President
[Affixed with the seal of Pusida (Beijing) Technologies Co., Ltd.]
The Mijia: Hangzhou Mijia Technologies Co., Ltd.
Legal Representative: /s/ Song Tao
Name: Song Tao
Title: President
[Affixed with the seal of Hangzhou Mijia Technologies Co., Ltd.]
The Selling Shareholders:
Song Tao
Signature /s/ Song Tao
Xia Zhiyi
Signature /s/ Xia Zhiyi
Qu Guoping
Signature /s/ Qu Guoping
Jin Zi
Signature /s/ Jin Zi
Tang Yan
Signature /s/ Tang Yan
Wu Wenjie
Signature /s/ Wu Wenjie
Wang Zhe
Signature /s/ Wang Zhe
Ou Li
Signature /s/ Ou Li
Yan Qin
Signature /s/ Yan Qin
Zeng Rui
Signature /s/ Zeng Rui
Shao Wanyan
Signature /s/ Shao Wanyan

Exclusive Technical Consulting and Services Agreement
THIS EXCLUSIVE TECHNICAL CONSULTING AND SERVICES AGREEMENT (the “Agreement”) is made and entered into on the date of August 1, 2007 between the following two parties in Beijing:

Party A:	Pusida (Beijing) Technologies Co., Ltd.
Legal Address:	Room 500, Tower C, Fengyu Buildings, 115 Fucheng Road, Haidian
District, Beijing

Party B:	Hangzhou Mijia Technologies Co., Ltd.
Legal Address:	Room 418, West Apartment, Building A, Technology Park of Zhejiang
University, 525 Xixi Road, Xihu District
WHEREAS:
1.	Party A, a wholly foreign-owned enterprise organized in the People’s Republic of China (the “PRC”) under the Laws of the PRC, owns resources to provide the technical consulting and services;

2.	Party B, a limited liability company registered in the PRC and is approved by the competent governmental authorities to engage in software technology development; and

3.	Party A intends to provide technical consulting and services for Party B and Party B agrees to accept the said services provided by Party A.
NOW THEREFORE, the parties through mutual negotiations agree as follows:
1.	Technical Consulting and Services; Exclusivity
1.1	During the term of this Agreement, Party A agrees to, as the exclusive technical consulting and services provider of Party B, provide the exclusive technical consulting and services to Party B set forth on Appendix 1.

1.2	Party B hereby agrees to accept such exclusive technical consulting and services provided by Party A. Party B further agrees that, during the term of this Agreement, as the issues provided by this Agreement, it shall not accept any third parties to provide any technical consulting or/and services, and it shall not cooperate with any third parties without the prior written consent of Party A. The parties agree that Party A may designate any person to provide service and/or support contemplated in this Agreement to Party B.

1.3	Party A shall be the sole and exclusive owner of all right, title and interests to any and all intellectual property rights arising from or created by the performance of this Agreement, including but not limited to, copyrights, patent right, right to apply for a patent, software, know-how, trade secrets and others no matter whether it is developed by Party A or by Party B based on Party A’s intellectual property right.

2.	Calculation and Payment of the Fee for Technical Consulting and Services (the “Fee”)

The parties agree that the Fee under this Agreement shall be determined according to the terms set forth in Appendix 2.

3.	Representations and Warranties
3.1	Party A hereby represents and warrants as follows:
3.1.1	Party A is a company duly registered and validly existing under the Laws of the PRC;

3.1.2	Party A has the power, has been duly authorized by all necessary action, and has obtained all third party and governmental consents and approvals to execute and perform this Agreement. The execution, delivery and performance of this Agreement does not and will not result in any violation of enforceable or effective laws or contractual limitations;

3.1.3	the Agreement constitutes a legal, valid and binding obligation of Party A, enforceable against it in accordance with its terms upon its execution.
3.2	Party B hereby represents and warrants as follows:
3.2.1	Party B is a company duly registered and validly existing under the Laws of the PRC and is licensed to engage in software technology development.

3.2.2	Party B has the company power, within the business scope, has been dully authorized by all necessary action, has been obtained all consents and approvals from any third parties and governments to execute and perform this Agreement, and do not and will not result in any violation of enforceable or effective laws or contractual limitations.

3.2.3	the Agreement constitutes its legal, valid and binding obligation of Party B, enforceable against it in accordance with its terms upon its execution.
4.	Confidentiality
4.1	Party B agrees to use all reasonable means to protect and maintain the confidentiality of Party A’s confidential data and information acknowledged or received by Party B by accepting the exclusive consulting and services from Party A (collectively the “Confidential Information”). Party B shall not disclose or transfer any Confidential Information to any third party without Party A’s prior written consent. Upon termination of this Agreement, Party B shall, at Party A’s request, return all and any documents, information or software contained any of such Confidential Information to Party A or destroy it and delete all such Confidential Information from any memory devices.

4.2	The parties agree that this Article 4 shall survive no matter whether this Agreement is amended, cancelled or terminated.
5.	Indemnity

Party B shall indemnify and hold harmless Party A from and against any loss, damage, obligation and expenses arising out of any litigation, claim or other legal procedure against Party A arising out of the performance of this Agreement.

6.	Effectiveness and Term

This Agreement shall be executed and come into effect as of the date first set forth above. The term of this Agreement is ten (10) years, unless earlier terminated as set forth in this Agreement (the “Term”). Party A and Party B shall review this Agreement every three (3) months to determine whether any amendment or supplement to the Agreement is necessary after considering the circumstances.

7.	Termination
7.1	Termination; Extension

Unless terminated earlier, this Agreement shall terminate upon expiration of the Term or any applicable extended term as provided herein. This Agreement shall be automatically extended for ten (10) more years unless Party A notifies Party B of its intention to terminate.

7.2	Early Termination

During the Term or any applicable extended term, Party B may not terminate this Agreement except in the case of gross negligence, fraud or other illegal acts or bankruptcy of Party A. Notwithstanding the foregoing, Party A may terminate this Agreement at any time with a written notice to Party B thirty (30) days before such termination.

7.3	Survival

All rights and obligations under Article 4, Article 5 and Article 8 shall survive after the termination of this Agreement.
8.	Dispute Resolution
The parties shall strive to settle any dispute arising from the interpretation or performance in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation, each Party can submit such matter to China International Economic and Trade Arbitration Commission (the “CIETAC”) for arbitration in Beijing under the current effective rules of CIETAC.

The arbitration proceedings shall be conducted in Chinese. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms. Except the controversial issues, the parties shall perform other rights and obligations under this Agreement during the arbitration of any dispute arises in connection with the interpretation or implementation of this Agreement.
9.	Notices
All notices or other communications provided for hereunder shall be written in English and Chinese and shall be delivered by personal delivery or by registered or postage prepaid mail, recognized courier service or facsimile transmission to the address of the relevant party or parties set forth below.

If to Party A:	Pusida (Beijing) Technologies Co., Ltd.
Room 500, Tower C, Fengyu Buildings, 115 Fucheng Road, Haidian
District, Beijing

If to Party B:	Hangzhou Mijia Co., Ltd.
Room 418, West Apartment, Building A, Technology Park of Zhejiang
University, 525 Xixi Road, Xihu District
10.	Assigns

Party B may not assign its rights and obligations under this Agreement to any third parties without the prior written consent of Party A. Party B agrees hereby that, Party A may assign its rights and obligations under this Agreement to any person when necessary with a prior written notice to Party B, the assignment shall not need prior consent from Party B.

11.	Severability

If any provision contained in this Agreement is held invalid or unenforceable under applicable, such provision shall be invalid or unenforceable as to such jurisdiction and the remaining provisions hereof shall not be in any way impaired.

12.	Amendment and Supplement

Any amendment and supplement of this Agreement shall be effective only if it is made in writing and signed by the parties hereto. The amendment and supplement duly executed by the parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

13.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the PRC.

14.	Miscellaneous

This Agreement is executed in English and Chinese. Both “English” and “Chinese” versions have the same legal force.
        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above written.

Party A:	Pusida (Beijing) Technologies Co., Ltd.
Representative: /s/ Song Tao
Name: Song Tao
Title: President
[Affixed with the seal of Pusida (Beijing) Technologies Co., Ltd.]

Party B:	Hangzhou Mijia Technologies Co., Ltd.
Representative: /s/ Song Tao
Name: Song Tao
Title: President
[Affixed with the seal of Hangzhou Mijia Technologies Co., Ltd.]

Appendix 1:
The list of Technical Consulting and services
Party A shall provide Party B with the following technical consulting and services, including but not limited to:
(1)	pursuant to the operating requirement of Party B, developing relevant technology;

(2)	being responsible for maintenance, supervision, resetting and debugging of network and computer equipments;

(3)	pursuant to this Agreement, providing any relevant technology support and service.

Appendix 2:
Calculation and Payment of the Fee for Consulting and Services
The consulting service fee under this Agreement shall be [     ] % monthly operating revenue of Party B.
The detailed ratio of service fee (from [     ] to [     ]) shall be judged by Party A in accordance with actual service condition.

EQUITY INTEREST PLEDGE AGREEMENT
This Equity Interest Pledge Agreement (the “Agreement”) is entered into as of the day of August 1, 2007 by and between the following parties:
The Pledgee: Pusida (Beijing) Technologies Co., Ltd.
Address: Room 500, Tower C, Fengyu Buildings, 115 Fucheng Road, Haidian District, Beijing
The Pledgors:
Song Tao
Residential Address: No.398 Wenshan Road, Xihu District, Hangzhou
Xia Zhiyi
Residential Address: No.398 Wenshan Road, Xihu District, Hangzhou
Qu Guoping
Residential Address: No.398 Wenshan Road, Xihu District, Hangzhou
Jin Zi
Residential Address: Room 503 Unit 1 BLD30, Pujiaxin Village, Jianggan District, Hangzhou
Tang Yan
Residential Address: No.398 Wenshan Road, Xihu District, Hangzhou
Wu Wenjie
Residential Address: No.398 Wenshan Road, Xihu District, Hangzhou
Wang Zhe
Residential Address: Room 304 No.11 BLD 3, Hanggang Dormitory, Dongxin Road, Xiacheng
District, Hangzhou
Ou Li
Residential Address: Room 102 No.11 BLD 3, Shuguangxin Village, Xihu District, Hangzhou
Yan Qin
Residential Address: Room 243, No.199 Wenshan Road, Xihu District, Hangzhou
Zeng Rui
Residential Address: Room 299, No.199 Wenshan Road, Xihu District, Hangzhou
Shao Wanyan
Residential Address: No.398 Wenshan Road, Xihu District, Hangzhou
Hangzhou Mijia Technologies Co., Ltd.
Address: Room 418, West Apartment, Building A, Technology Park of Zhejiang University, 525
Xixi Road, Xihu District.

WHEREAS:
1. Mijia Technologies is a shareholder of the Sky Network who owns 80% equity interest therein; Song Tao and other ten people are shareholders of the Mijia Technologies who own 100% equity interest therein. Pusida (Beijing) Technologies, a wholly foreign-owned enterprise organized in the People’s Republic of China (the “PRC”) under the Laws of the PRC, owns resources to provide the technical consulting and services. Mijia Technologies is a limited liability company registered in the PRC and is approved by the competent governmental authorities to engage in software technology development. Mijia desires to confirm hereby the rights and obligations of Pledgee and Pledgors under this Agreement and provide necessary assistance for registering this pledge.
2. The Pledgee is a wholly foreign-owned company registered in Beijing, and has been licensed by the relevant government authority in PRC to carry on the business of computer technology development and service. The Pledgee and the Mijia owned by the Pledgors have entered into the Exclusive Technical Consulting and Services Agreement on August 1, 2007.
3. In order to ensure the Pledgee’s normal collection of the technical service fees from the Mijia and eleven shareholders the Pledgors are willing to pledge all of their Equity Interests in the Mijia to the Pledgee as a security for the Pledgee to collect technical consulting and service fees under the Exclusive Technical Consulting and Services Agreement. In order to define each party’s rights and obligations, the Pledgee and the Pledgors through mutual negotiations hereby enter into this Agreement based upon the following terms:
1. Definitions and Interpretations
Unless otherwise provided in this Agreement, the following terms shall have the following meanings:
“Equity Interests” mean all of the 100% equity interests in the Mijia legally held by the Pledgors.
“Event of Default” means any event set forth in Section 7 hereunder.
“Notice of Default” means the notice of default issued by the Pledgee in accordance with this Agreement.
“Rate of Pledge” means the ratio between the value of the pledge under this Agreement and the technical consulting fees under the Exclusive Technical Consulting and Services Agreement.
“Pledge” means the full content of Section 2 hereunder.
“Exclusive Technical Consulting and Services Agreement” means the Exclusive Technical Consulting and Services Agreement entered into by and between the Mijia and the Pledgee.
“Term of Pledge” means the period provided for under Section 3.2 hereunder.

2. Pledge
     2.1 Each of the Pledgors agrees to pledge all of his/her (as applicable) Equity Interest in the Mijia to the Pledgee as guarantee for the technical consulting service fee payable to the Pledgee under the Exclusive Technical Consulting and Services Agreement, disregard that these due payment is owing to the expiration date, advanced payment requirement or otherwise.
     2.2 The Pledge under this Agreement extends to, without limitation, the preemptive rights of the Pledgee to receive payments out of the proceeds of the auction or sale of the Equity Interests pledged by the Pledgors to the Pledgee.
3. Term of Pledge
3.1	Term of Pledge
          3.1.1 The Pledge of Equity Interests under this Agreement shall take effect as of the date when the Pledge under this Agreement is recorded in the shareholder name list of the Mijia. The term of this Pledge is the same as the term of the Exclusive Technical Consulting and Services Agreement and renewable by the PRC Subsidiary with terms determined in its sole discretion. The parties agree that, with 3 business days from the execution date of this Agreement, the Pledgee and Pledgors shall record the pledge under this Agreement in the shareholders list of Mijia.
          3.1.2 During the term of this Pledge, the Pledgee shall be entitled to dispose of the Equity Interests in accordance with this Agreement in the event that the Mijia fails to pay exclusive technical consulting and service fee in accordance with the Exclusive Technical Consulting and Services Agreement within fifteen (15) days after the receipt of a notice demanding such payment.
4.	Right of Collecting Dividends and keeping of pledge right instrument
     4.1 The Pledgee shall be entitled to collect all dividends and distributions paid in respect of the Equity Interests and all dividends and distribution received by the Pledgors in respect of the Equity Interests during the term of this Pledge shall be paid to the Pledgee.
     4.2 Within the term provided in this Agreement, each of Pledgors shall deliver the Capital Contribution Certificate and shareholders list with pledge record to the Pledgee. Within a week from the execution date of this Agreement, the Pledgors shall deliver above Capital Contribution Certificate and shareholders list to the Pledgee. The Pledgee shall keep above documents during the term provided in this Agreement.
5.	Representations and Warranties of the Pledgors
     5.1 Each of the Pledgors represents and warrants to the Pledgee that the Pledgors collectively are the sole owner of the Equity Interests.
     5.2 Except as otherwise provided hereunder, the Pledgors shall not interfere the Pledgee at any time when the Pledgee exercises its rights in accordance with this Agreement.

     5.3 Except as otherwise provided hereunder, the Pledgee shall be entitled to dispose of or assign the Pledge in accordance with this Agreement.
     5.4 Each of the Pledgors shall not pledge the Equity Interests or set other pledge interests in any manner except in favour of the Pledgee.
6.	Covenants of the Pledgors
     6.1 During the term of this Agreement, the Pledgors covenants to the Pledgee that each of them shall:
          6.1.1 Except for the transfer of Equity Interest by the Pledgors to the Pledgee or the person designated by the Pledgee in accordance with the Option Agreement entered into among the Pledgors and the Pledgee, not transfer or assign the Equity Interests, create or permit to be created any pledges which may have an adverse effect on the rights or benefits of the Pledgee without prior written consent from the Pledgee;
          6.1.2 Comply with and implement laws and regulations with respect to the pledge of rights, present to the Pledgee the notices, orders or suggestions with respect to the Pledge issued or made by competent authorities within five (5) Business Days upon receiving such notices, orders or suggestions and comply with such notices, orders or suggestions, or object to the foregoing matters at the reasonable request of the Pledgee or with consent from the Pledgee.
          6.1.3 Timely notify the Pledgee of any events or any received notices which may affect the Pledgor’s Equity Interest or any part of its right, and any events or any received notices which may change any of the Pledgors’ covenant and obligation under this Agreement or which may affect the Pledgors’ performance of their obligations under this Agreement.
     6.2 The Pledgors agree that the Pledgee’s right to exercise the Pledge under this Agreement shall not be suspended or hampered through legal procedure by the Pledgors or any successors of the Pledgors or any person authorized by the Pledgors.
     6.3 The Pledgors warrant to the Pledgee that in order to protect or perfect the security over the payment of the technical consulting and service fees under the Exclusive Technical Consulting and Services Agreement, the Pledgors shall in good faith execute all documents and/or take all actions as reasonably required by the Pledgee in order to facilitate the exercise of the rights and authorization vested in the Pledgee by this Agreement.
     6.4 The Pledgors warrant to the Pledgee that the Pledgors will comply with their obligations under this Agreement. The Pledgors shall compensate the Pledgee for all the losses suffered by the Pledgee due to the failure of the Pledgors in duly performing their obligations as set out in this Agreement.
7.	Events of Default
7.1	The following events shall be regarded as Events of Default:

          7.1.1 The Mijia fails to make payment of the exclusive technical consulting and service fees as scheduled under the Exclusive Technical Consulting and Services Agreement within fifteen (15) days after the receipt of a notice demanding such payment or otherwise breaches the terms of the Exclusive Technical Consulting and Services Agreement or any of its obligations thereunder;
          7.1.2 Any of the Pledgors makes any material misleading or fraudulent representations or warranties under Section 5 herein, and/or any of the Pledgors is in violation of any warranties under Section 5 herein;
          7.1.3 Any of the Pledgors violates the covenants under Section 6 herein;
          7.1.4 Any of the Pledgors violates any terms and conditions herein;
          7.1.5 The Pledgors waive the pledged Equity Interests or transfer or assign the pledged Equity Interests without prior written consent of the Pledgee, except as provided in Section 6.1.1 of this Agreement;
          7.1.6 Any third party loan, security, compensation, covenants or any other compensation liabilities of any of the Pledgors (1) are required to be repaid or performed prior to the scheduled date; and (2) are due but can not be repaid or performed as scheduled and in each case any of the Pledgors’ capacity to perform the obligations herein is adversely affected;
          7.1.7 Any of the Pledgors is insolvent or incapable of repaying his debt when due;
          7.1.8 This Agreement is or becomes illegal for the reason of the promulgation of the related laws or any of the Pledgors’ incapability of continuing to perform his obligations herein;
          7.1.9 Any approval, permit, license or authorization from the competent governmental authorities that is necessary to perform or validate this Agreement are withdrawn, suspended, invalidated or materially amended;
          7.1.10 The change of Equity Interests that adversely affects the capability of any of the Pledgor to perform his obligations herein;
          7.1.11 Other circumstances whereby the Pledgee is or becomes incapable of exercising any of his rights under this Agreement in accordance with related laws and regulations.
          7.1.12 The Pledgors shall immediately give a written notice to the Pledgee if they are aware of or find that any event under Section 7.1 herein or any events that may result in the foregoing events have taken place.
          7.1.13 Unless the Event of Default under Section 7.1 herein has been remedied to the Pledgee’s satisfaction within a period of fifteen (15) days after a notice is given by the Pledgee to the Pledgors requesting them to cure such Event of Default, the Pledgee, at any time thereafter, may give a written notice of default (“Notice of Default”) to the Pledgors exercising its right to dispose of the Equity Interests in accordance with Section 8 herein.
8. Exercise of the Right of this Pledge
     8.1 The Pledgors may not transfer or assign the Equity Interests without prior written approval from the Pledgee during the term of this Pledge.
     8.2 The Pledgee shall give a notice of default to the Pledgor when the Pledgee exercises its rights under this Pledge.
     8.3 Subject to the cure period as provided for in Section 7.3, the Pledgee may exercise the right to dispose of the Equity Interests at any time after the Pledgee gives a Notice of Default in accordance with Section 7.3 or 8.2.
     8.4 The Pledgee is entitled to have preemptive rights to receive payments out of the proceeds of the auction or sale the whole or part of the Equity Interests pledged by the Pledgors to the Pledgee in accordance with legal procedure until the outstanding technical consulting and service fees and all other payables under the Exclusive Technical Consulting and Services Agreement are repaid.
     8.5 The Pledgors or/and Mijia shall not hinder the Pledgee from disposing of the Equity Interests in accordance with this Agreement and shall give necessary assistance so that the Pledgee could realize its rights under this Pledge.
     8.6 When the Equity Interests of any Pledgors shall have been disposed of due to the exercise of the Pledgee’s right under this Pledge, such Pledgors shall not have any right to claim compensation or reimbursement from the Mijia and hereby irrevocably waive such rights (if any).
9.	Transfer or Assignment
     9.1 This Agreement and all the rights, obligations, economic benefits any portion of them included therein shall not be assigned, leased, pledged, donated or otherwise transferred to any third party by the Pledgors without the prior written consent of the Pledgee.
     9.2 This Agreement shall be binding upon the Pledgors and their successors and be effective upon the Pledgee and its each successor and assignee.
     9.3 The Pledgee may transfer or assign all or any of its rights and obligations under this Agreement to any person to whom it transfers or assigns all or any of its rights under the Exclusive Technical Consulting and Services Agreement. In this case, the assignee shall enjoy and undertake the same rights and obligations herein of the Pledgee as if the assignee is a party hereto. Upon the Pledgee’s transfer or assignment of the rights and obligations under the Exclusive Technical Consulting and Services Agreement and at the Pledgee’s request, the Pledgors shall execute the relevant agreements and/or documents with respect to such transfer or assignment.

     9.4 Subsequent to an assignment or transfer by the Pledgee, the new parties to the Pledge shall re-execute a pledge contract.
     9.5 The Pledgee shall strictly comply with this Agreement and other related contract/agreement executed by parties, including Exclusive Option Agreement and Authorization Agreement, perform obligations under agreements, and shall not have any action or nonfeasance which can affect the validity and enforceability of contracts. Except according to written instruction, the Pledgee shall not perform the remained right on the pledged equity right.
10.	Termination
     10.1 This Agreement shall not be terminated until the consulting and service fees under the Exclusive Technical Consulting and Services Agreement are fully paid off and all obligations of the Mijia under the Exclusive Technical Consulting and Services Agreement are fulfilled. The Pledgee shall then cancel or terminate this Agreement within reasonable time as soon as practicable.
11.	Formalities Fees and Other Expenses
     11.1 Mijia shall be responsible for all the fees and actual expenditures in relation to this Agreement including but not limited to legal fees, cost of production, stamp duty and any other taxes and charges. If the Pledgee pays the relevant taxes in accordance with the laws, Mijia shall fully indemnify such taxes paid by the Pledgee.
     11.2 The Pledgors shall be responsible for all the fees (including but not limited to any taxes, formalities fees, management fees, litigation fees, attorney’s fees, and various insurance premiums in connection with disposition of Pledge) incurred by the Pledgors for the reason that (1) The Pledgors fail to pay any payable taxes, fees or charges in accordance with this Agreement; or (2) The Pledgee has to recourse in any manner for any foregoing taxes, charges or fees by any means for other reasons.
12.	Force Majeure
     12.1 Force Majeure shall refer to any event that is beyond the party’s reasonable control and cannot be prevented with reasonable care, including acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning or war. However, any shortage of credit, capital or finance shall not be regarded as an event beyond the control of a party. The party affected by Force Majeure shall notify the other party about the release without delay.
     12.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, to the extent within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After the event of Force Majeure is removed, both parties agree to resume performance of this Agreement with their best efforts.

13.	Dispute Resolution
     13.1 This Agreement shall be governed by and construed in accordance with the PRC law.
     13.2 All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the China International Economic and Trade Arbitration Commission by three arbitrators appointed in accordance with rules currently effective of such arbitration commission. The place of arbitration shall be in [Beijing]. The language of the arbitration shall be in English. Except the controversial issues, the parties shall perform other rights and obligations under this Agreement during the arbitration of any dispute arises in connection with the interpretation or implementation of this Agreement,
14.	Notice
     14.1 All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex, or telecopy, or facsimile transmission, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses or to such other address as the party to whom notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above:
If to the Pledgee:
Pusida (Beijing) Technologies Co., Ltd.
Address: Room 500, Tower C, Fengyu Buildings, 115 Fucheng Road, Haidian District, Beijing
If to the Pledgors:
Song Tao
Residential Address: No.398 Wenshan Road, Xihu District, Hangzhou
Xia Zhiyi
Residential Address: No.398 Wenshan Road, Xihu District, Hangzhou
Qu Guoping
Residential Address: No.398 Wenshan Road, Xihu District, Hangzhou
Jin Zi
Residential Address: Room 503 Unit 1 BLD30, Pujiaxin Village, Jianggan District, Hangzhou
Tang Yan
Residential Address: No.398 Wenshan Road, Xihu District, Hangzhou
Wu Wenjie
Residential Address: No.398 Wenshan Road, Xihu District, Hangzhou

Wang Zhe
Residential Address: Room 304 No.11 BLD 3, Hanggang Dormitory, Dongxin Road, Xiacheng District, Hangzhou
Ou Li
Residential Address: Room 102 No.11 BLD 3, Shuguangxin Village, Xihu District, Hangzhou
Yan Qin
Residential Address: Room 243, No.199 Wenshan Road, Xihu District, Hangzhou
Zeng Rui
Residential Address: Room 299, No.199 Wenshan Road, Xihu District, Hangzhou
Shao Wanyan
Residential Address: No.398 Wenshan Road, Xihu District, Hangzhou
Hangzhou Mijia Technologies Co., Ltd.
Address: Room 418, West Apartment, Building A, Technology Park of Zhejiang University, 525 Xixi Road, Xihu District.
15.	Effectiveness
     15.1 This agreement shall be rendered effective from the date when the Equity Interests under this Agreement are recorded as pledged in the shareholders register of the Mijia Any amendments, modification, supplements, additions or changes of this Agreement shall be in writing and come into effect upon being executed and sealed by the parties hereto.
     15.2 This Agreement is executed in 13 copies in Chinese and English. Both English and Chinese versions have the same legal force.
16.	Appendix
16.1	The appendix attached hereto constitutes an inseparable part of this Agreement.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first written above.
The Pledgee: Pusida (Beijing) Technologies Co., Ltd.

Authorized Representative:	/s/ Song Tao
Name: Song Tao Title: President
[Affixed with the seal of Pusida (Beijing) Technologies Co., Ltd.]

The Pledgors:

Song Tao
Signature	/s/ Song Tao

Xia Zhiyi
Signature	/s/ Xia Zhiyi

Qu Guoping
Signature	/s/ Qu Guoping

Jin Zi
Signature	/s/ Jin Zi

Tang Yan
Signature	/s/ Tang Yan

Wu Wenjie
Signature	/s/ Wu Wenjie

Wang Zhe
Signature	/s/ Wang Zhe

Ou Li
Signature	/s/ Ou Li

Yan Qin
Signature	/s/ Yan Qin

Zeng Rui
Signature	/s/ Zeng Rui

Shao Wanyan
Signature	/s/ Shao Wanyan

Hangzhou Mijia Technologies Co., Ltd.
Authorized Representative:	/s/ Song Tao
Name: Song Tao Title: President
[Affixed with the seal of Hangzhou Mijia Technologies Co., Ltd.]

OPERATING AGREEMENT
     This Operating Agreement (the “Agreement”) is entered into on the day of August 1, 2007 in Beijing by and among the following parties:
Party A:	Pusida (Beijing) Technologies Co., Ltd.

Address: Room 500, Tower C, Fengyu Buildings, 115 Fucheng Road, Haidian District, Bejiing

Party B:	Hangzhou Mijia Technologies Co., Ltd.

Address: Room 418, West Apartment, Building A, Technology Park of Zhejiang University, 525 Xixi Road, Xihu District (“Mijia”)

Party C:	Song Tao Residential Address: No. 398 Wenshan Road, Xihu District, Hangzhou

Xia Zhiyi
Residential Address: No. 398 Wenshan Road, Xihu District, Hangzhou

Qu Guoping
Residential Address: No. 398 Wenshan Road, Xihu District, Hangzhou

Jin Zi
Residential Address: Room 503, Unit 1 BLD 30, Pujiaxin Village, Jianggan
District, Hangzhou

Tang Yan
Residential Address: No. 398 Wenshan Road, Xihu District, Hangzhou

Wu Wenjie
Residential Address: No. 398 Wenshan Road, Xihu District, Hangzhou

Wang Zhe
Residential Address: Room 304, No. 11 BLD 3, Hanggang Dormitory, Dongxin
Road, Xiacheng District, Hangzhou

Ou Li
Residential Address: Room 102, No. 11 BLD 3, Shuguangxin Village, Xihu
District, Hangzhou

Yan Qin
Residential Address: Room 243, No. 199 Wenshan Road, Xihu District, Hangzhou

Zeng Rui
Residential Address: Room 299, No. 199 Wenshan Road, Xihu District, Hangzhou

Shao Wanyan
Residential Address: No. 398 Wenshan Road, Xihu District, Hangzhou
WHEREAS:
1.	Party A is a wholly foreign-owned enterprise organized in the People’s Republic of China (the “PRC”);
2.	Party B is a limited liability company registered in the PRC and is approved by competent governmental authorities to engage in computer software development, consulting service and other related business;
3.	Party A has established a business relationship with Party B by entering into the Exclusive Technical Consulting and Services Agreement on August 1, 2007 (the “TSA”);
4.	Pursuant to the TSA between Party A and Party B, Party B shall make certain payments to Party A in consideration of the services provided by Party A thereunder. However, the relevant payables have not been paid yet and the daily operation of Party B will have a material affect on its capacity to pay the payables to Party A.
5.	Song Tao is a shareholder of the Mijia who owns 46.6% equity interest therein; Ou Li is a shareholder of the Mijia who owns 23.2% equity interest therein; Tang Yan is a shareholder of the Mijia who owns 92.8% equity interest therein; Xia Zhiyi is a shareholder of the Mijia who owns 6.96% equity interest therein; Jin Zi is a shareholder of the Mijia who owns 5.8% equity interest therein; Qu Guoping is a shareholder of the Mijia who owns 1.74% equity interest therein; Wu Wenjie is a shareholder of the Mijia who owns 1.74% equity interest therein; Wang Zhe is a shareholder of the Mijia who owns 1.74% equity interest therein; Yan Qin is a shareholder of the Mijia who owns 0.87% equity interest therein; Zeng Rui is a shareholder of the Mijia who owns 0.87% equity interest therein; Shao Wanyan is a shareholder of the Mijia who owns 1.4% equity interest therein.
6.	The parties agree to further clarify matters relating to the operation of Party B pursuant to provisions herein.
NOW, THEREFORE, through mutual negotiations, the parties hereto agree as follows:
1. In order to ensure Party B’s normal operation, Party A agrees, subject to Party B’s satisfaction of the relevant provisions herein, to act as the guarantor for Party B in the contracts, agreements or transactions in association with Party B’s operation between Party B and any other third parties and to provide full guarantee for Party B in performing such contracts, agreements or transactions subject to the applicable laws. As a counter guarantee, Party B agrees to mortgage the receivables of its operation and all of the company’s assets which have not been mortgaged to any third parties at the execution date of this Agreement to Party A. Pursuant to the above guarantee arrangement, Party A, as the guarantor for Party B and upon request of Party B’s counter parties, shall enter into written guarantee contracts with such parties.
2. Subject to the requirement herein set forth in Article I, in order to ensure the performance of the various operational agreements between Party A and Party B and to ensure the payment of the various payables by Party B to Party A, Party B together with its shareholders Party C hereby jointly agree that Party B shall not conduct any transaction which may materially affect its assets, obligations, tights or the company’s operation without obtaining a prior written consent from Party A, including without limitation the following:
2.1	To borrow money from any third parties or assume any debt;
2.2	To assign to any third parties the rights and obligation under the Agreement;
2.3	To create or undertake any mortgage, pledge or any other type of encumbrance on any Party B’s existing properties or properties acquired in the future;
2.4	To acquire assets of any third party on behalf of Party B, or to execute any agreement, arrangement, commitment or memorandum for the same;
2.5	To sell, lease or otherwise dispose of any assets of Party B, or to execute any agreement, arrangement, commitment or memorandum for the same;
2.6	To borrow or lend money to any third party on behalf of Party B, or to execute any agreement, arrangement, commitment or memorandum for the same;
2.7	To assume any obligation, give a guarantee or endorsement for any third party on behalf of Party B or assume responsibility in whatever form for any third party’s obligation on behalf of Party B, or to execute any agreement, arrangement, commitment or memorandum for the same;
2.8	To approve the annual budget and annual business plan of Party B and any material deviations thereof;
2.9	To make any capital expenditure by Party B other than in the ordinary course of its business or greater than an aggregate of US$20,000 beyond the annual budget in any 12 months period;
2.10	To take any action (including but not limited to voting at shareholders’ meetings and signing resolutions at shareholders’ meetings) that, according to the effective articles of association of Party B, requires a unanimous consent of all shareholders or directors;
2.11	When exercising his right in his capacity as a shareholder (including but not limited to the exercise of his voting rights) of Party B, to adopt any resolution or otherwise take any shareholder action that contradicts or jeopardizes the rights and interests of Party A; and

2.12	To take any action which violates the terms of this Agreement and any of the other agreements entered into by Party B.
3. Each of Party C hereby undertakes:
3.1	To approve in his capacity as a shareholder; upon receiving instruction from Party A, the entering into by Party B of the TSA with Party A, its affiliate or any other entity designed by Party A;
3.2	To provide to Party A the monthly financial statements of Party B within five (5) days after the end of each month as well as any other documentation and information on Party B’s business operations and financial condition, to the extent that he is entitled to receive the same in his capacity as a shareholder as requested by Party A from time to time (excluding information provided by Party B);
3.3	That if, according to the laws of China, his equity interest in Party B is deemed to be community property, he should obtain a written statement from his spouse indicating that it is not community property between himself and his spouse but his own personal property;
3.4	At any time to defend claims and assertion regarding his equity interest in Party B and the Creditor’s Rights of any third party who claims interest in the same, provided that Party B shall not be obligated to defend any such claim or assertion unless it is at Party A’s cost;
3.5	To cooperate with Party A at its request by consenting to or adopting in his capacity as a shareholder Party A’s instructions or requests relating to the operation of Party B;
3.6	To strictly keep confidential the existence of this Agreement and its provisions, any correspondence, resolutions, attached agreements and other documents in connection with this Agreement;
3.7	To immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceeding relating to Party B’s assets, business and revenue of which he may become aware;
3.8	At Party A’s written request, approve in its capacity as a shareholder any action of Party B that is not in violation of any applicable laws.
4. In order to ensure the performance of the various agreements between Party A and Party B and to ensure the payment of the various payables by Party B to Party A, Party B together with its shareholders Party C hereby jointly agree to accept the provision of the corporate policies and guidance by Party A at any time in respect of the appointment and dismissal of Party B’s employees, Party B’s daily operation and administration as well as financial administrative systems.

5. Party B together with its shareholders Party C hereby jointly agree that Party B, Party C shall appoint personnel recommended by Party A as the directors of Party B. Party C shall, to the extent applicable PRC law requires a shareholder to vote, vote his shares of Party B to cause the board of directors of Party B to appoint persons nominated by Party A to hold the positions as directors an senior management of Party B. Party B shall engage Party A’s senior managers recommended by Party A as Party B’s General Manager, Chief Financial Officer, and other senior managers. If any of the above officers leaves or is fired by Party A, he or she will lose the qualification to undertake any positions in Party B. Party B, Party C shall appoint other senior managers of Party A recommended by Party A to undertake such position.
To ensure performance of such arrangement, Party A and Party B agree to cause such directors or senior managers to enter into director or senior manager engagement agreements with Party B in compliance with the above arrangement.
Party C hereby agrees to sign a power of attorney upon execution of this Agreement (the form of the power of attorney was attached hereto), by which Party C will authorize the individual designated by Party A to exercise all of their respective voting rights as a shareholder at Party B’s shareholder meetings according to laws and the Articles of Association of Party B.
6. Party B together with its shareholders Party C hereby jointly agree and confirm that, except as set forth in Article 1 herein, Party B shall seek a guarantee from Party A first if Party B needs any guarantee for its performance of any contract or loan of working capital in the course of operation. In this case, Party A shall have right but not the obligation to provide appropriate guarantee to Party B at its own discretion. If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party B immediately and Party B may seek a guarantee from other third parties.
7. All notices and communications between the Parties shall be written in English and sent by fax (to be confirmed by transmission reports), delivery by hand (including courier services) or registered mail to the appropriate addresses set forth below:
Party A
Pusida (Beijing) Technologies Co., Ltd.
Address: Room 500, Tower C, Fengyu Buildings, 115 Fucheng Road, Haidian District, Beijing
Recipient:
Party B
Hangzhou Mijia Technology Co., Ltd.
Address: Room 418, West Apartment, Building A, Technology Park of
Zhejiang University, 525 Xixi Road, Xihu District.
Party C
Song Tao.
Address: No. 398 Wenshan Road, Xihu District, Hangzhou

Xia Zhiyi
Address: No. 398 Wenshan Road, Xihu District, Hangzhou
Qu Guoping
Address: No. 398 Wenshan Road, Xihu District, Hangzhou
Jin Zi
Address: Room 503, Unit I BLD 30, Pujiaxin Village, Jianggan District, Hangzhou
Tang Yan
Address: No. 398 Wenshan Road, Xihu District, Hangzhou
Wu Wenjie
Address: No. 398 Wenshan Road, Xihu District, Hangzhou
Wang Zhe
Address: Room 304, No. 11 BLD 3, Hanggang Dormitory, Dongxin Road, Xiacheng District,
Hangzhou
Ou Li
Address: Room 102, No. 11 BLD 3, Shuguangxin Village, Xihu District, Hangzhou
Yan Qin
Address: Room 243, No. 199 Wenshan Road, Xihu District, Hangzhou
Zeng Rui
Address: Room 299, No. 199 Wenshan Road, Xihu District, Hangzhou
Shao Wanyan
Address: No. 398 Wenshan Road, Xihu District, Hangzhou
8. A notice or a correspondence shall be deemed to be received in accordance with the following:
8.1	If sent by fax and confirmed by the transmission report, at the time of the date indicated on the transmission report, unless the fax is transmitted after 5 pm of the day, or if the day is not a business day in the place where the recipient is domiciled, on the date immediately after such day;
8.2	If delivered by hand (including courier services), at the time of the date of which the recipient receives and accepts the notice or correspondence or another person at the address of the recipient receives and accepts the notice or correspondence; or
8.3	If delivered by registered mail, at the time of the third day after the date on the receipt issued by the relevant post office.

9. The provisions of this Agreement may only be waived, amended or altered by a written instrument signed by both Parties (such written instrument shall be an appendix of this Agreement).
10. The failure or delay of exercise of any right under this Agreement by either Party shall not be deemed to be a waiver of such right.
11. The invalidity of any provision in this Agreement shall not affect the validity of other provisions which are not related to such provision.
12. If this Agreement is terminated for any reason, the confidentiality obligations of both Parties shall remain valid and binding.
13. The Parties shall bear their own stamp taxes and other government charges, taxes and fees and reasonable additional expenditure (including reasonable legal fees) incurred due to the Loan conversion, various Equity Transfers carried out according to this Agreement, and preparation of this Agreement.
14. This Agreement shall be binding on the Parties, their successors and assigns (if any).
15. Without Party A’s prior written consent, Party B shall not assign or otherwise transfer his rights and obligations under this Agreement. Subject to compliance with the Laws of China, Party A may assign this Agreement to any person designated by Party A without the prior consent of Party B.
16. The execution, validity, interpretation and performance of this Agreement and the resolution of disputes thereunder shall be governed by the Laws of China.
17. Arbitration
17.1	Any dispute or difference of any kind whatsoever arising out of or in connection with this Agreement, including any question in connection with the existence, construction, interpretation, validity, termination or implementation of this Agreement, shall be submitted to the China International Economic and Trade Arbitration Commission (“CIETAC”), for arbitration in Beijing, which shall be conducted in accordance with the then effective CIETAC’s rules.
17.2	The arbitration tribunal shall comprise of three (3) arbitrators, Party A shall be entitled to appoint one (1) arbitrator and Part B, Party C shall be entitled to appoint one (1) arbitrator, the arbitrators so appointed shall appoint a third (3rd) arbitrator who shall preside as Chairman.
17.3	The language to be used in any arbitral proceedings shall be Chinese.
17.4	The costs of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitration award.

17.5	The Parties further acknowledge that monetary damages alone shall not adequately compensate Party A for the breach of Party B’s undertakings in this Agreement and, therefore, agree that if a breach or threatened breach of any such undertaking occurs, Party A shall be entitled to apply or petition for; and Party B shall not resist, object or challenge, injunctive relief compelling specific performance of such undertakings or immediate cessation of such actions in order to be in compliance with the terms of this Agreement in any competent court of the PRC.
18. This Agreement and its appendixes shall constitute the entire agreement between both Parties and supersede all previous discussions, consultations and agreements. The appendixes of this Agreement shall be an integral part of this Agreement and shall be equally valid and binding. In the event of inconsistency between this Agreement and its appendix, this Agreement shall prevail.
19. This Agreement is executed in English and Chinese. Both “English” and “Chinese” versions have the same legal force.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.

Party A: Pusida (Beijing) Technologies Co., Ltd.
Authorized Representative:	/s/ Song Tao
Position: President

[Affixed with the seal of Pusida (Beijing) Technologies Co., Ltd.]

Party B: Hangzhou Mijia Technologies Co., Ltd.
Authorized Representative:	/s/ Song Tao
Position: President
[Affixed with the seal of Hangzhou Mijia Technologies Co., Ltd.]
Party C:

Song Tao
Signature	/s/ Song Tao

Xia Zhiyi
Signature	/s/ Xia Zhiyi

Qu Guoping
Signature	/s/ Qu Guoping

Jin Zi
Signature	/s/ Jin Zi

Tang Yang
Signature	/s/ Tang Yang

Wu Wenjie
Signature	/s/ Wu Wenjie

Wang Zhe
Signature	/s/ Wang Zhe

Ou Li
Signature	/s/ Ou Li

Yan Qin
Signature	/s/ Yan Qin

Zeng Rui
Signature	/s/ Zeng Rui

Shao Wanyan
Signature	/s/ Shao Wanyan

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT
     This Intellectual Property Assignment Agreement (the “Agreement”) is entered into as of August 1, 2007 by and between the following parties in Beijing:
The Assignor:
Hangzhou Mijia Technologies Co., Ltd.
Address:      Room 418, West Apartment, Building A, Technology Park of Zhejiang University, 525
Xixi Road, Xihu District
The Assignee:
Pusida (Beijing) Technologies Co., Ltd.
Address: Room 500, Tower C, Fengyu Buildings, 115 Fucheng Road, Haidian District, Beijing
     WHEREAS, The Assignor is a limited liability company registered in Hangzhou under the laws of the People’s Republic of China (the “PRC”), owns the Intellectual Property as defined in Appendix (the “Intellectual Property”).
     WHEREAS, the Assignee is a wholly foreign-owned enterprise registered under the laws of the PRC in Beijing;
     WHEREAS, The Assignor agrees to assign the Intellectual Property to the Assignee and the Assignee agrees to accept the assignment of the Intellectual Property.
     NOW, THEREFORE, the parties hereto agree as follows:
1. Transfer of Intellectual Property
     The Assignor agrees to change the registered owner of the Intellectual Property into the Assignee and the Assignee agrees to accept the change of the registered owner of the Intellectual Property. The Assignee shall pay the Assignor an amount of RMB 1 Yuan for the Intellectual Property transferred hereunder.
2. Registration Fees
     The registration for the change of the registered owner of the Intellectual Property shall be undertaken by the Assignor and the Assignor shall bear the registration fees incurred hereby.

3. Representations and Warranties
     3.1 The Assignor hereby represents and warrants as follows:
     3.1.1 the Assignor is a limited liability company duly registered and validly existing under the laws of the PRC.
     3.1.2 the Assignor has the exclusive ownership of the Intellectual Property and no rights or equity of any third party is prejudiced due to the use of the Intellectual Property. There is no litigation or any other disputes arising from or relating to the Intellectual Property.
     3.1.3 the Assignor, subject to its business scope and corporate power, has taken necessary steps and obtained full authority and all consents and approvals of any other third party and government agency necessary to execute and perform this Agreement, which shall not conflict with any enforceable and effective laws or contracts.
     3.1.4 once this Agreement has been duly executed by both parties, it will constitute a legal, valid and binding agreement of the Assignor enforceable against it in accordance with its terms upon its execution.
     3.1.5 the Assignor will not engage in any action that will be of detriment to the validity of the Intellectual Property after the completion of the assignment.
     3.1.6 the Assignor has never licensed and will never license the Intellectual Property to any third party.
     3.1.7 when this Agreement become effective, without prior written consent from the Assignee, the Assignor shall nor directly and indirectly apply for register of the trademarks listed in the Appendix with trademark register apartment of PRC.
     3.2 The Assignee hereby represents and warrants as follows:
     3.2.1 the Assignee is a company duly registered and validly existing under the laws of the PRC.
     3.2.2 the Assignee, subject to its business scope and corporate power, has taken necessary steps and obtained full authority and all consents and approvals of any other third party and governmental agency necessary to execute and perform this Agreement, which shall not conflict with any enforceable and effective laws or contracts.
     3.2.3 once this Agreement has been duly executed by both parties, it will constitute a legal, valid and binding agreement of the Assignee enforceable against it in accordance with its terms upon its execution.

     3.2.4 the Assignee shall apply for register of the trademarks listed in the Appendix with trademark register apartment of PRC as soon as possible.
4. Effective Date and Term
     This Agreement has been duly executed by the parties’ authorized representatives as of the date first set forth above and shall take immediate effect, if such transfer shall take effect after registration with relevant government authorities and organization, the effective date shall be the date of registration.
5. Dispute Resolution
     The parties shall strive to settle any dispute arising from the interpretation or performance in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation, each Party can submit such matter to China International Economic and Trade Arbitration Commission (the “CIETAC”) for arbitration in Beijing under the current effective rules of CIETAC. The arbitration proceedings shall be conducted in Chinese. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.
6. Governing Law
     This Agreement, the rights and obligations of the parties hereto, and any related claims or disputes, shall be governed by and construed in accordance with the PRC laws, without giving effect to the choice of law rules.
7. Amendment and Supplement
     Any amendment and supplement to this Agreement shall come into force only after a written agreement is signed by both parties. The amendment and supplement duly executed by both parties shall be part of this Agreement and shall have the same legal effect as this Agreement.
8. Severability
     If any provision contained in this Agreement is held invalid or unenforceable under applicable, such provision shall be invalid or unenforceable as to such jurisdiction and the remaining provisions hereof shall not be in any way impaired.
9. Appendices
     The Appendices referred to in this Agreement are an integral part of this

Agreement and have the same legal effect as this Agreement.
10. Others
     This Agreement is executed in English and Chinese. Both “English” and “Chinese” versions have the same legal force.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.

The Assignor:

Hangzhou Mijia Technologies Co., Ltd.
Authorized Representative:	/s/ Song Tao
Title: Legal Representative
[Affixed with the seal of Hangzhou Mijia Technologies Co., Ltd.]

The Assignee:

Pusida (Beijing) Technologies Co., Ltd.
Authorized Representative:	/s/ Song Tao
Title: Legal Representative
[Affixed with the seal of Pusida (Beijing) Technologies Co., Ltd.]

APPENDIX
     The Intellectual Property includes, without limitation, the following:
     Technology of “MYTHROAD”

Form of Power of Attorney
     I, A, a citizen of the People’s Republic of China (“China”) with Chinese Identification Card No.:      , and a holder of B of the entire registered capital in Hangzhou Mijia Technologies Co., Ltd. (“My Shareholding”), hereby irrevocably authorize the Pusida (Beijing) Technologies Co., Ltd. (“WFOE”) to exercise the following rights relating to My Shareholding during the term of this Power of Attorney:
     The WFOE or its designated party is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attend shareholders’ meetings of Hangzhou Mijia Technologies Co., Ltd.; 2) exercise all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of China and this company’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative (chairperson), the director, supervisor, the chief executive officer and other senior management members of this company.
     Without limiting the generality of the powers granted hereunder, the WFOE shall have the power and authority under this Power of Attorney to execute the Transfer Contracts stipulated in Exclusive Option Agreement, to which I am required to be a party, on behalf of myself, and to effect the terms of the Share Pledge Agreement and Exclusive Option Agreement, both dated the date hereof, to which I am a party.
     All the actions associated with My Shareholding conducted by the WFOE (or its designated party) shall be deemed as my own actions, and all the documents related to My Shareholding executed by the WFOE (or its designated party) shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by the WFOE (or its designated party).
     The WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent.
     This Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as I am a shareholder of Hangzhou Mijia Technologies Co., Ltd.
     During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to the WFOE through this Power of Attorney, and shall not exercise such rights by myself.
C
By: D
August 1st, 2007
Witness: E
Name:
August 1st, 2007

Annex

A	B	C	D	E
Tao Song	46.4%	Tao Song	/s/ Tao Song	/s/ Qinyi Zhu

Li Ou	23.2%	Li Ou	/s/ Li Ou	/s/ Tao Song

Yan Tang	9.28%	Yan Tang	/s/ Yan Tang	/s/ Tao Song

Zi Jin	5.8%	Zi Jin	/s/ Zi Jin	/s/ Tao Song

Guoping Qu	1.74%	Guoping Qu	/s/ Guoping Qu	/s/ Tao Song

Wenjie Wu	1.74%	Wenjie Wu	/s/ Wenjie Wu	/s/ Tao Song

Zhe Wang	1.74%	Zhe Wang	/s/ Zhe Wang	/s/ Tao Song

Qing Yan	0.87%	Qing Yan	/s/ Qing Yan	/s/ Tao Song

Rui Zeng	0.87%	Rui Zeng	/s/ Rui Zeng	/s/ Tao Song

Wangyan Shao	1.4%	Wangyan Shao	/s/ Wangyan Shao	/s/ Tao Song

Zhiyi Xia	6.96%	Zhiyi Xia	/s/ Zhiyi Xia	/s/ Tao Song

EXHIBIT J-1
NON-COMPETITION AND NON-SOLICITATION AGREEMENT
Series A Preferred Share and
Warrant Purchase Agreement

EXHIBIT J-2
CONFIDNETIALITY AGREEMENT
Series A Preferred Share and
Warrant Purchase Agreement

EXHIBIT K
SHARE VESTING AGREEMENT
Series A Preferred Share and
Warrant Purchase Agreement

EXHIBIT L
TECHNOLOGY TRANSFER AGREEMENT
Series A Preferred Share and
Warrant Purchase Agreement

Pusida (Beijing) Technologies Co., Ltd.
and
Hangzhou Mijia Technologies Co., Ltd.
Technology Transfer Agreement
August 1, 2007

TECHNOLOGY TRANSFER AGREEMENT
THIS TECHNOLOGY TRANSFER AGREEMENT (hereinafter “this Agreement”) is made and entered into by the parties below in Beijing, the People’s Republic of China (hereinafter “PRC”) on and as of August 1, 2007:
The Transferor: Hangzhou Mijia Technologies Co., Ltd.
Address: Room 418 West Block, Building A, Zhejiang University Science Park, No.525 Xixi Road, West Lake District
The Transferee: Pusida (Beijing) Technologies Co., Ltd.
Address: Room 500, Block C, Fengyu Office Building, No.115 Fucheng Road, Haidian District, Beijing
WHEREAS,
1.	The Transferor is a limited liability company registered in Hangzhou under the PRC laws and has developed and possesses the technology as listed in Schedule 1 (hereinafter the “Target Technology”).
2.	The Transferee is a limited liability company registered in Beijing under the PRC laws.
3.	The Transferor agrees to transfer to the Transferee, and the Transferee agrees to accept the transfer of, the Target Technology on and subject to the terms and conditions as set forth herein.
NOW, THEREFORE, the Transferor and the Transferee, after negotiations, hereby agree as follows:
1. Transfer of the Target Technology
1.1 The Transferor hereby transfers to the Transferee all the rights, title and interest in and to the Target Technology.
1.2 If any patent applicant has been made in respect of the Target Technology (or any portion thereof), such patent right or right of patent application shall be owned by the Transferee. The Transferor shall assist in the transfer procedures relating thereto at the cost of both parties.
1.3 Following the effectiveness of this Agreement, the Target Technology is owned by the Transferee and the Transferor shall not in any way transfer, sell, mortgage or pledge the Target Technology to any third party or convert it into shares.
2. Transfer Price
Both parties agree that the transfer price (the “Transfer Price”) in respect of the Target

Technology is RMB one (1) yuan, payable within ten (10) working days after the effective date hereof.
3. Representations and Warranties
3.1 The Transferor represents and warrants as follows:
3.1.1 The Transferor is a company duly registered and validly existing under the PRC laws.
3.1.2 The execution and performance by the Transferor of this Agreement are within its corporate authority and business scope, have been duly authorized by necessary corporate action and do not violate any legal and corporate restriction by which it is bound or affected.
3.1.3 The Transferor is the legal and sole owner of the Target Technology. The Transferor has the full rights in the Target Technology and the sole owner of the right of patent application in respect thereof. The Target Technology is free and clear of any form of mortgage, pledge, lien, security interest or any kind of third-party right or right limitation.
3.1.4 The Target Technology does not violate any state laws or regulations or social ethics or prejudice public interests.
3.1.5 There are no fees, taxes and other payments due but unpaid by the Transferor in respect of the Target Technology.
3.1.6 The Transferor has fully disclosed the possible defects of the Target Technology to the Transferee.
3.1.7 The Transferor has not assigned or licensed the Target Technology to others.
3.1.8 As of the effective date hereof, the Transferor shall promptly submit the approvals, registrations, filings or applications required for other proceedings (if necessary) to the relevant PRC government authority or agency in respect of the transfer so that the assets can be transferred into the name of the Transferee.
3.1.9 The Transferor agrees to indemnify and keep indemnified the Transferee against any loss, damage, liability or expenses incurred as a result of any litigation, request or other demand resulting from or caused by the allegation that the Target Technology has infringed upon any right of any third party.
3.1.10 This Agreement, once executed, constitutes legal, valid and binding obligations enforceable against the Transferor in accordance with its terms.
3.2 The Transferee represents and warrants as follows:
3.2.1 The Transferee is a company duly registered and validly existing under the PRC laws.
3.2.2 The execution and performance by the Transferee of this Agreement are within its corporate authority and business scope and have been duly authorized by necessary corporate action.

3.2.3 This Agreement, once executed, constitutes legal, valid and binding obligations enforceable against the Transferee in accordance with its terms.
4. Obligations of the Transferor
The Transferor agrees to perform the following obligations after execution hereof:
4.1 The Transferor shall neither do any act detrimental to the confidentiality of the Target Technology nor by any way disclose any information and data of the Target Technology to any third party.
4.2 The Transferor shall not claim rights in respect of the Target Technology and any product and method thereof in any territory.
4.3 Upon execution of this Agreement, without the prior written consent of the Transferee, the Transferor shall not permit the Target Technology to be used by others, do any act that impairs the value of the Target Technology or disclose it to any third party, unless the Target Technology is (i) already known to the public; or (ii) disclosed in accordance with laws or under requirement of any government authority or court.
4.4 The Transferor shall not apply for any patent or other intellectual property right in respect of the Target Technology in China or in any other country or region.
5. Effectiveness and Termination
This Agreement is executed and effective as of the date first above written. This Agreement will be terminated until all the obligations hereunder have been performed.
6. Defaulting Liabilities
Except as otherwise provided herein, if a party breaches this Agreement, it shall indemnify any and all losses incurred by the other party as a result of that breach as well as the direct and indirect economic losses, if any, suffered by others.
7. Force Majeure
If a party suffers from any economic loss or is prevented from performing this Agreement in whole, in part or in time due to unforeseeable, unavoidable or insurmountable event, the prevented party shall be exempted from its liability to the extent of the influence of the event, provided, however, that the prevented party shall forthwith notify the other party in writing of the occurrence of the event and take necessary measures to avoid further losses. If the prevented party fails to do so, it shall be liable for such further loss. The prevented party shall deliver to the other party the written materials and relevant official documentary evidences relating to the event within 30 days upon its occurrence. Both parties shall negotiate to decide whether or not to continue to perform this Agreement depending on the influence of the event upon the performance of this Agreement.

8. Confidentiality
This Agreement is a confidential document and contains the decisions about industry competition. Both parties shall be obligated to keep secrets in strict confidence. In addition, each party agrees to keep confidential the non-public information, business secrets and information disclosed hereunder in respect of the other party. The disclosed information shall be reasonably construed as confidential if marked as private and/or privileged and/or confidential or depending on the nature of the surrounding circumstance at the time of disclosure (hereinafter collectively “Confidential Information”). Each party agrees (a) to maintain or protect the secrecy of the other party’s confidential information; (b) not to use the confidential information of the other party, unless otherwise specified herein; and (c) not to disclose the confidential information to any third party except to its employees on a need to know basis for the purpose of performing the rights and obligations hereunder (who shall bear and be bound by the confidentiality obligation similar to that of both parties hereunder). Notwithstanding the foregoing provisions, each party may disclose the confidential information of the other party if it is (i) already known to the public; (ii) discovered or developed by the receiving party independent of the confidential information of the disclosing party; (iii) known by the receiving party without any fault on its part; or (iv) disclosed under requirement of law or court. Without the written approval of the other party, neither party may not disclose the terms of this Agreement to any third party, provided that each party may disclose this Agreement and its terms (i) to the legal and financial consultants of both parties (who shall bear and be bound by the confidentiality obligation similar to that of both parties hereunder); or (ii) for the purpose of exercising the rights hereunder. If any party breaches this provision and as a result thereof, the other party suffers from damages, it shall be liable for the losses thus incurred by the other party. The obligations in this article shall survive the termination of this Agreement.
9. Governing Law
The formation, validity, interpretation, performance, amendment and termination of, resolution of disputes arising in connection with, this Agreement shall be governed by the PRC laws.
10. Dispute Resolution
Any dispute arising hereunder and in connection herewith shall first be resolved through amicable consultations between both parties. If no agreement is reached regarding such dispute within 30 days after the giving of the written notice requesting consultations by a party to the other party, either party may submit such dispute to the Beijing Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. Both parties agree that the arbitral result is final and binding upon both parties. When any dispute arises out of the interpretation and performance of this Agreement or any dispute is under arbitration, both parties shall continue to exercise their respective other rights and perform their respective other obligations hereunder.

11. Amendments and Supplements
No amendments or supplements to or early termination of this Agreement shall be effective except with the written consent of both parties and SEQUOIA CAPITAL CHINA II, L.P. The duly executed amendments or supplements form an integral part hereof and have the same legal effect as this Agreement.
12. Execution of Agreement
This Agreement is executed in Chinese in two counterparts, with each party retaining one counterpart. Both counterparts have the same force.
(THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, both parties have caused this Agreement to be executed by their respective duly authorized representatives, effective as of the date first above written.
Hangzhou Mijia Technologies Co., Ltd.

By:	/s/ Song Tao
Name: Song Tao
Position: Legal Representative

[Affixed with the seal of Hangzhou Mijia Technologies Co., Ltd.] Pusida (Beijing) Technologies Co., Ltd.
By:	/s/ Song Tao
Name: Song Tao
Position: Legal Representative

[Affixed with the seal of Pusida (Beijing) Technologies Co., Ltd.]

Annex 1
List of Target Technology
“MYTHROAD” Technology:
A Dynamic Application Operating System (MythRoad) Specific to Mobile Station
Equipment
Nowadays, mobile communication based services and value-added services are developing fast with rapid growth of mobile communication technology. Against this backdrop, for manufacturers of mobile communication terminals, the functions of their terminals are fixed after shipment. Although the users may get software update at the manufacturer’ maintenance centers/after-sales service stations, the cost of such software update is rather high and most users are unwilling to take this trouble. Therefore, the said form of software update is generally used as a way of BUG revision of terminal software. Once terminal products are shipped, the manufacturer cannot expand the functions of users’ terminals with market change and developments of new businesses.
Some of existing binary-code-based OTA technologies can address the said problem and substantially upgrade terminal software. But this technology has very rigorous restrictions on processing chips used on mobile phones and even model number of mobile phones because downloaded and updated information is expressed in binary codes directly operating on processors. As a result, among mobile phones using different types of chips and even those using the same chip but with different model numbers, their codes are incompatible. Considering rapid growth of terminal models and types, the productivity and costs of this technology are very high.
In addition, there are many schemes to solve the foregoing issue using virtual machine technology. With this knowledge, new programs or applications can be downloaded, and even updated and upgraded, provided that applications on terminals are also developed based on virtual machine. Existing virtual machine technologies are generally developed for systems with abundant system resources (e.g., CPU, ROM and RAM), or developed on systems (e.g., Java) with ample system resources. With high universality, strong and comprehensive functionality, those technologies can meet and adapt to most application requirements. However, the following problem arises consequently: due to powerful and all-round functionality, such technologies are quite complicated, have high requirements on system resources but perform poorly. Since the functions of those virtual machine systems are strong and comprehensive but not specific, the complexity of applications developed based on those virtual machines under the environment of mobile station equipment increases. Though those virtual machine techniques operate well on systems with plentiful system resources, they cannot do so on mobile terminals with very limited system resources.
MythRoad is developed to provide a kind of dynamic application operating system specific to mobile station equipment only. This system has low requirements on system resources, and can operate in the environment with slow CPU, limited ROM and RAM. On this operating system, not only the configuration of directory structure and corresponding function calls can be realized, but also new terminal programs can be updated or downloaded. Programs and applications developed on this dynamic application operating system shall be universal on different terminals, no matter whether they use the same chip or are of the same model number. Such system shall help simplify design & development of applications on terminals, and improve the efficiency of software development.
For the abovementioned purpose, this invention proposes a kind of dynamic application operating system specific to mobile station equipment, whose core is a virtual machine system specific to mobile station equipment only. To achieve development objective, this virtual machine uses the following key technologies:
1. Since it is a virtual machine system developed for mobile station equipment only, the virtual machine merely provides operations and function calls necessary to mobile station equipment. Unlike traditional virtual machines, it does not offer strong and comprehensive functions, and its structure can be kept simple, thus greatly improving the execution efficiency.
2. Streamline exception handling: for software developed for mobile station equipment, the majority of codes and associated data are intended to handle errors and exceptions. Traditional virtual machine systems generally have strong error and exception handling capacities, and have detailed configurations for capturing and handling of errors and exceptions. But the cost of providing such powerful functions is greatly increased complexity of virtual machine software, and higher requirements on system resources. This virtual machine adopts very simple exception handling method, and thus greatly decreases software complexity and boosts its execution efficiency without prejudice to system safety and stability. It does so in the following manner:
a) For simplicity’s sake, exception and error protection is realized within the virtual machine. Unless status report is specifically required for the application, the virtual machine does not give any error report to the application layer.
b) Execution steps:
i. Whenever the authority of program control is transferred from local system of mobile station to the virtual machine, the virtual machine will first save the status information of processor and current task in global variable.
ii. The virtual machine calls the application/event handling program.
iii. For any error or exception which cannot be handled by the virtual machine, it will extract status information of processor and task from global variable, and restore processor status and task status.
iv. When the circumstance described in iii occurs, the program will jump to the instruction immediately following the virtual machine’s instruction of calling application/event handling program (i.e., instruction of the program executing step ii)

and continue operation. If the application expressly requires error report, error report will be sent. Otherwise, error message will be discarded.
c) It has only one unified error/exception handling layer, and does not support exception nesting.
d) When error/exception occurs, it directly exits from the calling of the top layer, and directly discards the instruction following error/exception point. It does not offer the function of attempted error repair.
3. Encapsulate and offer advanced functions commonly used in mobile station equipment, and simplify the writing of applications. For instance, to realize the storage/loading of data of indefinite types in any numbers, the steps (storage) required for the application in a traditional system are:
a) Open a file according to the given file name;
b) Acquire data requiring storage in order, and write files according to different data types;
c) Close the files;
Loading process is similar to storage process. Thanks to advanced data storage function of this virtual machine, with simply one call the application forwards the file name and main data variables to be stored to the virtual machine, which will save main data variables, variables directly or indirectly cited by main variables and the direct citation relationship to the file. In data loading, the application requires only one operation of importing file name and variables, while the virtual machine will restore all variables stored in the file to the designated variables in accordance with the original citation relations.

4. System architecture:
5. Application downloading process chart:

6. Examples:
a) For game application “Tetris” developed based on this dynamic application operating system, code line count is only 45% of that of the game developed in traditional mode (i.e., development based on local operating system of mobile station equipment), and design work is merely 65% under traditional development mode.
b) For game application “Sokoban” developed based on this dynamic application operating system, code line count (excluding level data files) is only 37% of that of the game developed in traditional mode (i.e., development based on local operating system of mobile station equipment), and design work (excluding level design) is merely 55% under traditional development mode.
c) On TI’s ARM7 mobile phone chip platform, this dynamic application operating system occupies 135K of ROM, which is 15%~25% of the space occupied by JAVA operating platform (the size of JAVA operating platform of different manufacturers differs slightly)